CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

EXECUTION COPY

$217,000,000

CREDIT AGREEMENT

Dated as of August 1, 2006

among

CHRISTIE/AIX, INC., as the Borrower

THE OTHER LOAN PARTIES PARTY HERETO, as Guarantors

THE LENDERS PARTY HERETO

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Administrative Agent and Collateral Agent

* * *

GE CAPITAL MARKETS, INC.,

as Sole Lead Arranger and Bookrunner

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

This CREDIT AGREEMENT, dated as of August 1, 2006, is entered into among CHRISTIE/AIX, INC., a Delaware corporation (the “Borrower”), the Lenders and GENERAL ELECTRIC CAPITAL CORPORATION (“GE Capital”), as administrative agent and collateral agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”).

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

Section 1.1         Defined Terms. As used in this Agreement, the following terms have the following meanings:

“Access IT” means Access Integrated Technologies, Inc., a Delaware corporation.

“Additional Equity Infusion” means, a cash contribution to the Borrower in exchange for Stock of the Borrower in an amount equal to (a) in respect of a Default of the type set forth in Section 9.1(i), the sum of (i) the greater of zero and (A) the product of the Applicable Percentage after taking into account any adjustments made in accordance with Section 9.1(i) and the sum of (1) Consolidated Total Debt (less Permitted Subordinated Indebtedness) of the Borrower and its Subsidiaries and (2) any Capital Contributions made as of the date that the applicable Digital Cinema Deployment Agreement ceases to be valid, binding or enforceable in accordance with its terms minus (B) any Capital Contributions made as of the date that the applicable Digital Cinema Deployment Agreement ceases to be valid, binding or enforceable in accordance with its terms and (ii) to the extent the Borrower has fewer than 2,500 Installed Digital Systems, the greater of zero and (A) the product of (1) $75,000, (2) 2500 and (3) the Applicable Percentage after taking into account any adjustment made in accordance with Section 9.1(i) minus (B) any Capital Contributions made as of the date of determination (after giving effect to any portion of the Additional Equity Infusion made as of such date in accordance with clause (i) of this definition) and (b) in respect of a Default of the type set forth in Section 9.1(j), the product of (i) the number of Installed Digital Systems affected by such Default, (ii) the virtual print fee that, in the absence of such Default, would have been paid per Digital System and (iii) a fraction, the numerator of which is the days of inactivity applicable to such Installed Digital Systems and the denominator of which is 21.

“Administrative Agent” has the meaning specified in the preamble hereto.

“Affected Lender” has the meaning specified in Section 2.16.

“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Secured Party shall be an Affiliate of the Borrower. For purpose of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the Voting Stock of such Person or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement” means this Credit Agreement.

“Applicable Margin” means, with respect to Loans, a percentage equal to (a) during the period commencing on the Closing Date and ending on the later of (i) the first anniversary of the Closing Date

1

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

and (ii) the date on which the Borrower has entered into a ***Agreement with *** (such date, the “First Adjustment Date”), the percentage set forth in the applicable column opposite Level I in the table set forth below and (b) thereafter, subject to the proviso below, a percentage equal to the percentage set forth below in the applicable column opposite the level corresponding to the Total Equity Ratio:

LEVEL	TOTAL EQUITY RATIO	BASE RATE LOANS	EURODOLLAR RATE LOANS
I	Less than 40%	3.50%	4.50%
II	Less than 50% and equal to or greater than 40%	3.25%	4.25%
III	Less than 60% and equal to or greater than 50%	3.00%	4.00%
IV	Equal to or greater than 60%	2.75%	3.75%

; provided that if the First Adjustment Date shall not have occurred prior to the Termination Date, the Applicable Margin shall remain the percentage set forth in the applicable column opposite Level I in the table set forth above for the remainder of the term of this Agreement. Any adjustment of the “Applicable Margin,” whether on the First Adjustment Date or Termination Date, shall be based upon the calculation of the Total Equity Ratio as set forth in a certificate duly executed by a Responsible Officer of the Borrower that shows in reasonable detail the calculations used in determining the Total Equity Ratio, which certificate shall be delivered at least three (3) Business Days in advance of the First Adjustment Date or the Termination Date, as applicable. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Total Equity Ratio), the Applicable Margin shall equal the percentage set forth in the appropriate column opposite Level I in the table above, effective immediately upon the occurrence of any Event of Default, in each case, for as long as such Event of Default shall be continuing.

“Applicable Percentage” means 37%; provided that the Applicable Percentage shall be (a) reduced to 30% upon the execution of a *** Agreement with *** and (b) increased upon the occurrence of a Default of the type set forth in Section 9.1(i) by an amount equal to the amount set forth on Schedule 9.1(i) opposite the name of the *** party to the applicable *** Agreement, provided, that the increase described in clause (b) shall be temporary and shall be reversed as to the applicable *** Agreement upon the reinstatement of such *** Agreement as a valid, binding and enforceable agreement, whether prior or subsequent to the receipt by the Borrower of an Additional Equity Infusion.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any prospective assignee thereof and accepted by the Administrative Agent, in substantially the form of Exhibit A.

_________________________

*** CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

2

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

“Base Rate” means, at any time, a rate per annum equal to the higher of (a) the rate last quoted by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s largest banks” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent) and (b) the sum of 0.5% per annum and the Federal Funds Rate.

“Base Rate Loan” means any Loan that bears interest based on the Base Rate.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Group Member incurs or otherwise has any obligation or liability, contingent or otherwise.

“Borrower” has the meaning specified in the preamble hereto.

“Borrowing” means a borrowing consisting of Loans made on the same day by the Lenders according to their respective Commitments.

“Budget” means, with respect to any period, an annual operating budget for the Borrower and its Consolidated Subsidiaries, including an income statement, balance sheet and statement of cash flows, including all line item categories, line items and cumulative amounts (with a detailed breakout of Capital Expenditures and Excluded Capital Expenditures), details and a statement of underlying assumptions and estimates, in form and substance satisfactory to the Administrative Agent based upon a good faith determination.

“Business Day” means any day of the year that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City or the State of New Jersey and, when determined in connection with notices and determinations in respect of any Eurodollar Rate or Eurodollar Rate Loan or any funding, conversion, continuation, Interest Period or payment of any Eurodollar Rate Loan, that is also a day on which dealings in Dollar deposits are carried on in the London interbank market.

“Capital Contribution” means (a) the sum of (i) the aggregate amount of cash contributed to the Borrower in exchange for Stock of the Borrower, (ii) prior to the Closing Date, the aggregate amount of advances made by a Loan Party or its Affiliates on behalf of the Borrower for, all or a portion of, the costs of purchasing, acquiring, receiving, delivering, constructing or installing any Installed Digital Systems in exchange for Stock of the Borrower, (iii) prior to the Closing Date, the aggregate amount of certain operating expenses paid by a Loan Party or its Affiliates on behalf of the Borrower, in each case, as approved by the Administrative Agent in its sole discretion and (iv) any payments by any Person (other than a Loan Party or its Affiliates) for, all or a portion of, the costs of purchasing, acquiring, receiving, delivering, constructing or installing any Installed Digital Systems, which cost is a Contractual Obligation of the Borrower, less (b) any Restricted Payments made by the Borrower in accordance with Section 8.5(d); provided that for all purposes other than satisfaction of the condition set forth in Section 3.1(f), until the Borrower has provided to the Administrative Agent the agreed upon procedures letter from the Group Members’ Accountants required by Section 6.1(l), Capital Contribution shall be deemed to include only those amounts described in clause (a)(i) of this definition.

“Capital Expenditures” means, for any Person for any period, the aggregate of all expenditures, whether or not made through the incurrence of Indebtedness, by such Person and its Subsidiaries during such period for the purchase, acquisition, leasing (pursuant to a Capital Lease), receipt, delivery,

3

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

construction, installation, replacement, repair, substitution or improvement of fixed or capital assets or additions to such assets, in each case required to be capitalized under GAAP on a Consolidated balance sheet of such Person, excluding interest capitalized during construction.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by such Person as lessee that has been or is required to be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any Sale and Leaseback Transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be required to be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Collateral Account” means a deposit account or securities account in the name of the Borrower and under the sole control (as defined in the applicable UCC) of the Administrative Agent and (a) in the case of a deposit account, from which the Borrower may not make withdrawals except as permitted by the Administrative Agent and (b) in the case of a securities account, with respect to which the Administrative Agent shall be the entitlement holder and the only Person authorized to give (or to authorize another Person to give) entitlement orders with respect thereto.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) interests in any money market fund registered under the Investment Company Act of 1940 that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a) through (d) above shall not exceed 365 days.

“CERCLA” means the United States Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §§ 9601 et seq.).

“Certificate of Acceptance” has the meaning specified in Section 6.1(k).

“Change of Control” means the occurrence of any of the following: (a) Access IT shall cease to own and control legally and beneficially a majority of the economic and voting rights associated with ownership of the outstanding Voting Stock of all classes of Voting Stock of Holdings, (b) Holdings shall cease to own and control legally and beneficially a majority of the economic and voting rights associated

4

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

with ownership of the outstanding Voting Stock of all classes of Voting Stock of the Borrower, provided, that it shall be a condition to the Sale by Holdings (or any subsequent owner) of any of the Voting Stock of the Borrower that the same be pledged to the Administrative Agent, for the benefit of the Secured Parties, to secure the Obligations or (c) A. Dale Mayo shall cease to be all of the following (i) the chief executive officer, (ii) a member of the board of directors and (iii) otherwise employed in a substantially similar position by the Borrower, and the Administrative Agent has determined that the Borrower will not be able to satisfactorily perform its obligations under this Agreement or under any Digital Cinema Deployment Agreement; provided that any of the foregoing which is consented to in advance in writing by the Required Lenders in their sole discretion shall not constitute an Event of Default under Section 9.1(h).

“Closing Date” means the date on which the conditions precedent set forth in Section 3.1 have been satisfied.

“Code” means the U.S. Internal Revenue Code of 1986.

“Collateral” means (a) in the case of Holdings, all Securities of the Borrower and the proceeds thereof on a non-recourse basis and (b) all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party (other than Holdings) in or upon which a Lien is granted or purported to be granted pursuant to any Loan Document.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans to the Borrower, which commitment is in the amount set forth opposite such Lender’s name on Schedule I under the caption “Commitment,” as amended from time to time to reflect Assignments and as such amount may be reduced pursuant to this Agreement. The aggregate amount of the Commitments on the Closing Date equals $217,000,000.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Consolidated” means, with respect to any Person, the accounts of such Person and its Subsidiaries consolidated in accordance with GAAP.

“Consolidated Cash Interest Expense” means, with respect to any Person for any period, the Consolidated Interest Expense of such Person for such period less the sum of, in each case to the extent included in the definition of Consolidated Interest Expense, (a) the amortized amount of debt discount and debt issuance costs, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Consolidated Total Debt, (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness and (d) other non-cash interest.

“Consolidated Current Assets” means, with respect to any Person at any date, all assets of such Person and its Subsidiaries at such date that should, in accordance with GAAP, be classified as current assets on a Consolidated balance sheet of such Person other than cash, Cash Equivalents and any Indebtedness owing to such Person or any of its Subsidiaries by Affiliates of such Person.

“Consolidated Current Liabilities” means, with respect to any Person at any date, all liabilities of such Person and its Subsidiaries at such date that should, in accordance with GAAP, be classified as current liabilities on a Consolidated balance sheet of such Person; provided, however, that “Consolidated Current Liabilities” shall exclude the principal amount of the Loans then outstanding.

“Consolidated EBITDA” means, with respect to any Person for any period, (a) the Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent deducted in the

5

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

calculation of such Consolidated Net Income but without duplication, (i) any provision for United States federal income taxes or other taxes measured by net income, (ii) Consolidated Interest Expense, amortization of debt discount and commissions and other fees and charges associated with Indebtedness, (iii) any loss from extraordinary items or any other non-recurring loss acceptable to the Administrative Agent, (iv) any depreciation, depletion or amortization expense, and (v) any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and inventory), including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants and minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any credit for United States federal income taxes or other taxes measured by net income, (ii) any interest income, (iii) any gain from extraordinary items and any other non-recurring gain, (iv) any other non-cash gain, including any reversal of a charge referred to in clause (b)(v) above by reason of a decrease in the value of any Stock or Stock Equivalent, and (v) any other cash payment in respect of expenditures, charges and losses that have been added to Consolidated EBITDA of such Person pursuant to clause (b)(v) above in any prior period.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of (a) Consolidated EBITDA of such Person for such period to (b) the Consolidated Fixed Charges of such Person for such period.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, determined on a Consolidated basis, of (a) the Consolidated Cash Interest Expense of such Person and its Subsidiaries for such period, (b) the principal amount of Consolidated Total Debt of such Person and its Subsidiaries having a scheduled due date during such period, (c) all commitment fees and other costs, fees and expenses payable by such Person and its Subsidiaries during such period in order to effect, or because of, the incurrence of any Indebtedness, (d) Capital Expenditures of such Person and its Subsidiaries for such period (other than Excluded Capital Expenditures) and (e) the total liability for United States federal income taxes and other taxes measured by net income actually payable in cash by such Person in respect of such period.

“Consolidated Interest Expense” means, for any Person for any period, (a) Consolidated total interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period and including, in any event, (i) interest capitalized during such period and net costs under Interest Rate Contracts for such period and (ii) all fees, charges, commissions, discounts and other similar obligations (other than reimbursement obligations) with respect to letters of credit, bank guarantees, banker’s acceptances, surety bonds and performance bonds (whether or not matured) payable by such Person and its Subsidiaries during such period minus (b) the sum of (i) Consolidated net gains of such Person and its Subsidiaries under Interest Rate Contracts for such period and (ii) Consolidated interest income of such Person and its Subsidiaries for such period.

“Consolidated Leverage Ratio” means, with respect to any Person as of any date, the ratio of (a) Consolidated Total Debt of such Person outstanding as of such date to (b) Consolidated EBITDA for such Person for the last period of four consecutive Fiscal Quarters ending on or before such date.

“Consolidated Net Income” means, with respect to any Person, for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that the following shall be excluded: (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party, except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions to a Loan Party, to the extent of such restriction or limitation and (c) the

6

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

net income of any other Person arising prior to such other Person becoming a Subsidiary of such Person or merging or consolidating into such Person or its Subsidiaries.

“Consolidated Total Debt” of any Person means all Indebtedness of a type described in clause (a), (b), (c)(i), (d) or (f) of the definition thereof and all Guaranty Obligations with respect to any such Indebtedness, in each case of such Person and its Subsidiaries on a Consolidated basis.

“Constituent Documents” means, with respect to any Person, collectively and, in each case, together with any modification of any term thereof, (a) the articles of incorporation, certificate of incorporation, constitution or articles or certificate of organization or formation of such Person, (b) the bylaws, operating agreement or joint venture agreement of such Person, (c) any other constitutive, organizational or governing document of such Person, whether or not equivalent, and (d) any other document setting forth the manner of election or duties of the directors, officers, managers, or managing members of such Person or the designation, amount or relative rights, limitations and preferences of any Stock of such Person.

“Contractual Obligation” means, with respect to any Person, any provision of any Security issued by such Person or of any document or undertaking (other than a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject, including all Master License Agreements, Service Agreements and all Digital Cinema Deployment Agreements.

“Control Agreement” means, with respect to any deposit account, securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Administrative Agent, the financial institution or other Person at which such account or contract is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account or contract, effective to grant “control” (as defined under the applicable UCC) over such account to the Administrative Agent.

“Controlled Deposit Account” means each deposit account (including all funds on deposit therein) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a financial institution approved by the Administrative Agent.

“Controlled Securities Account” means each securities account or commodity account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a securities intermediary or commodity intermediary approved by the Administrative Agent.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Corporate Chart” means a document in form reasonably acceptable to the Administrative Agent and setting forth, as of a date set forth therein, for each Person that is a Loan Party, that is subject to Section 7.10 or that is a Subsidiary or joint venture of any of them, (a) the full legal name of such Person, (b) the jurisdiction of organization and any organizational number and tax identification number of such Person, (c) the location of such Person’s chief executive office (or, if applicable, sole place of business) and (d) the number of shares of each class of Stock of such Person authorized, the number outstanding and the number and percentage of such outstanding shares for each such class owned, directly or indirectly, by any Loan Party or any Subsidiary of any of them.

7

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

“Customary Permitted Liens” means, with respect to any Person, any of the following:

(a)        Liens (i) with respect to the payment of taxes, assessments or other governmental charges or (ii) of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar Liens, in each case imposed by law or arising in the ordinary course of business, and, for each of the Liens in clauses (i) and (ii) above for amounts that are not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(b)        Liens of a collection bank on items in the course of collection arising under Section 4-208 of the UCC as in effect in the State of New York or any similar section under any applicable UCC or any similar Requirement of Law of any foreign jurisdiction;

(c)        pledges or cash deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance or other types of social security benefits (other than any Lien imposed by ERISA), (ii) to secure the performance of bids, tenders, leases (other than Capital Leases) sales or other trade contracts (other than for the repayment of borrowed money) or (iii) made in lieu of, or to secure the performance of, surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation);

(d)        judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.1(e) and pledges or cash deposits made in lieu of, or to secure the performance of, judgment or appeal bonds in respect of such judgments and proceedings;

(e)        Liens (i) arising by reason of zoning restrictions, easements, licenses, reservations, restrictions, covenants, rights-of-way, encroachments, minor defects or irregularities in title (including leasehold title) and other similar encumbrances on the use of real property or (ii) consisting of leases, licenses or subleases granted by a lessor, licensor or sublessor on its property (in each case other than Capital Leases) otherwise permitted under Section 8.4 that, for each of the Liens in clauses (i) and (ii) above, do not, in the aggregate, materially (x) impair the value or marketability of such real property or (y) interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(f)         Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and (iv) for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP; and

(g)        the title and interest of a lessor or sublessor in and to personal property permitted to be leased or subleased under this Agreement (other than through a Capital Lease), in each case extending only to such personal property.

“Default” means any Event of Default and any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

“Digital Cinema Deployment Agreement” means a digital cinema deployment agreement in a form and substance reasonably acceptable to the Administrative Agent executed by the Borrower with a

8

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Person in the business of distributing theatrical feature films or other traditional or non-traditional motion picture content.

“Digital Systems” means, collectively, (a) a DLP Cinema 2k projector, capable of both 2-D and 3-D display, (b) a digital cinema server, and (c) a central storage server with management software and other such components required to meet the Digital Cinema System Specification V1.0 (issued July 20, 2005 by Digital Cinema Initiatives, LLC) or such other similar systems as are acceptable to the Administrative Agent.

“Disclosure Documents” means, collectively, (a) all confidential information memoranda and related written materials prepared by or on behalf of (and with the consent or at the direction of) a Loan Party or Access IT in connection with the syndication of the Facilities and (b) all other documents filed by any Group Member with the United States Securities and Exchange Commission.

“Dollars” and the sign “$” each mean the lawful money of the United States.

“Domestic Person” means any “United States person” under and as defined in Section 770l(a)(30) of the Code.

“E-Fax” means any system used to receive or transmit faxes electronically.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system, including Intralinks® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or another reasonably adequate security system.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.

“Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources, including CERCLA, the SWDA, the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.), the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), all regulations promulgated under any of the foregoing, all analogous Requirements of Law and Permits and any environmental transfer of ownership notification or approval statutes, including the Industrial Site Recovery Act (N.J. Stat. Ann. §§ 13:1K-6 et seq.).

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies) that may be imposed on, incurred by or asserted against any Group Member as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any

9

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Group Member, whether on, prior or after the date hereof.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, collectively, any Group Member, and any Person under common control, or treated as a single employer, with any Group Member, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan, (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan, (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA, (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041(c) of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due, (h) the imposition of a lien under Section 412 of the Code or Section 302 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate, (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder and (j) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for a distress or involuntary termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

“Eurodollar Base Rate” means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m. (London time) on the 2nd full Business Day preceding the first day of each Interest Period. In the event that such rate does not appear on the Dow Jones Markets Telerate Page 3750 (or otherwise on the Dow Jones Markets screen) at such time, the “Eurodollar Base Rate” shall be determined (a) in the case of Secured Hedging Reimbursement Obligations, by such other method to determine the cost of funds of the applicable Secured Hedging Counterparty as may be selected by such Secured Hedging Counterparty in its sole discretion, and (b) otherwise, by reference to such other comparable service for displaying the offered rate for deposit in Dollars in the London interbank market as may be selected by the Administrative Agent.

“Eurodollar Rate” means, with respect to any Interest Period and for any Eurodollar Rate Loan, an interest rate per annum determined as the ratio of (a) the Eurodollar Base Rate with respect to such Interest Period for such Eurodollar Rate Loan to (b) the difference between the number one and the Eurodollar Reserve Requirements with respect to such Interest Period and for such Eurodollar Rate Loan.

“Eurodollar Rate Loan” means any Loan that bears interest based on the Eurodollar Rate.

“Eurodollar Reserve Requirements” means, with respect to any Interest Period and for any Eurodollar Rate Loan, a rate per annum equal to the aggregate, without duplication, of the maximum rates

10

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(expressed as a decimal number) of reserve requirements in effect 2 Business Days prior to the first day of such Interest Period (including basic, supplemental, marginal and emergency reserves) under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “eurocurrency liabilities” in Regulation D of the Federal Reserve Board) maintained by a member bank of the United States Federal Reserve System; provided, that if no Lender is a member bank at the time of determination, the Eurodollar Reserve Requirement shall be deemed to be zero.

“Event of Default” has the meaning specified in Section 9.1.

“Excess Cash Flow” means, for any period, (a) Consolidated EBITDA of the Borrower for such period, minus (b) without duplication, (i) any voluntary cash principal prepayment on the Loans during such period, (ii) any scheduled or other mandatory cash principal payment made by the Borrower or any of its Subsidiaries during such period on any Capitalized Lease Obligation or other Indebtedness (but, if such Indebtedness may be reborrowed, only to the extent such payment results in a permanent reduction in commitments thereof), (iii) any Capital Expenditure made in cash by the Borrower or any of its Subsidiaries during such period to the extent permitted by this Agreement, excluding any such Capital Expenditure to the extent financed through the incurrence of any Capitalized Lease Obligations, any long-term Indebtedness other than the Obligations and any Capitalized Lease Obligations, issuance of Stock, casualty proceeds or other proceeds not included in Consolidated EBITDA, (iv) the Consolidated Interest Expense of the Borrower for such period, (v) any cash losses from extraordinary items, (vi) any cash payment made during such period to satisfy obligations for United States federal income taxes or other taxes measured by net income, (vii) any increase in the Working Capital of the Borrower during such period (measured as the excess of such Working Capital at the end of such period over such Working Capital at the beginning of such period), (viii) to the extent included in the calculation of Consolidated EBITDA pursuant to clause (b)(i) of the definition thereof, any provision for United States federal income taxes or other taxes measured by net income and payable in cash and (ix) any Restricted Payments made by the Borrower in accordance with Section 8.5(e) during such period and/or on or prior to the date that a mandatory prepayment is required to be made in respect of such period in accordance with Section 2.6(a) (provided, that no deduction shall be made under this clause (ix) for any Restricted Payments deducted in a prior period) and plus (c) without duplication, any decrease in the Working Capital of the Borrower during such period (measured as the excess of such Working Capital at the beginning of such period over such Working Capital at the end thereof).

“Excluded Capital Expenditures” means Capital Expenditures made in respect of Installed Digital Systems.

“Excluded Foreign Subsidiary” means any Subsidiary that is not a Domestic Person and in respect of which any of (a) the pledge of all of the Stock of such Subsidiary as Collateral for any Obligation of the Borrower, (b) the grant by such Subsidiary of a Lien on any of its property as Collateral for any Obligation of the Borrower or (c) such Subsidiary incurring Guaranty Obligations with respect to any Obligation of the Borrower or any Domestic Person would, in the good faith judgment of the Borrower, result in materially adverse tax consequences to the Loan Parties and their Subsidiaries, taken as a whole; provided, however, that (x) the Administrative Agent and the Borrower may agree that, despite the foregoing, any such Subsidiary shall not be an “Excluded Foreign Subsidiary” and (y) no such Subsidiary shall be an “Excluded Foreign Subsidiary” if, with substantially similar tax consequences, such Subsidiary has entered into any Guaranty Obligations with respect to, such Subsidiary has granted a security interest in any of its property to secure, or more than 65% of the Voting Stock of such Subsidiary was pledged to secure, directly or indirectly, any Indebtedness (other than the Obligations) of any Loan Party.

11

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as determined by the Administrative Agent in its sole discretion.

“Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System and any successor thereto.

“Fee Letter” means the Second Amended and Restated Fee Letter, dated July 27, 2006, addressed to the Borrower and Access IT from the Administrative Agent and accepted by the Borrower and Access IT, with respect to certain fees to be paid from time to time to the Administrative Agent.

“Financial Statement” means each financial statement delivered pursuant to Section 4.4 or 6.1.

“Fiscal Quarter” means each 3 fiscal month period ending on March 31, June 30, September 30 or December 31.

“Fiscal Year” means the twelve month period ending on March 31.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession in the United States that are applicable to the circumstances as of the date of determination. Subject to Section 1.3, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the Financial Statements described in Section 4.4(a).

“GE Capital” has the meaning specified in the preamble hereto.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group Members” means, collectively, the Borrower and its Subsidiaries.

“Group Members’ Accountants” means Eisner LLP or any nationally-recognized independent registered certified public accountants reasonably acceptable to the Administrative Agent.

“Guarantor” means each Subsidiary of the Borrower listed on Schedule 4.3 that is not an Excluded Foreign Subsidiary and each other Person that enters into any Guaranty Obligation with respect to any Obligation of any Loan Party.

“Guaranty and Security Agreement” means a guaranty and security agreement, in substantially the form of Exhibit F, among the Administrative Agent, the Borrower and other Guarantors from time to time party thereto.

12

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person for any Indebtedness, lease, dividend or other obligation (the “primary obligation”) of another Person (the “primary obligor”), if the purpose or intent of such Person in incurring such liability, or the economic effect thereof, is to guarantee such primary obligation or provide support, assurance or comfort to the holder of such primary obligation or to protect or indemnify such holder against loss with respect to such primary obligation, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of any primary obligation, (b) the incurrence of reimbursement obligations with respect to any letter of credit or bank guarantee in support of any primary obligation, (c) the existence of any Lien, or any right, contingent or otherwise, to receive a Lien, on the property of such Person securing any part of any primary obligation and (d) any liability of such Person for a primary obligation through any Contractual Obligation (contingent or otherwise) or other arrangement (i) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor or to provide funds for the payment or discharge of such primary obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency, working capital, equity capital or any balance sheet item, level of income or cash flow, liquidity or financial condition of any primary obligor, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party to any Contractual Obligation, (iv) to purchase, sell or lease (as lessor or lessee) any property, or to purchase or sell services, primarily for the purpose of enabling the primary obligor to satisfy such primary obligation or to protect the holder of such primary obligation against loss or (v) to supply funds to or in any other manner invest in, such primary obligor (including to pay for property or services irrespective of whether such property is received or such services are rendered); provided, however, that “Guaranty Obligations” shall not include (x) endorsements for collection or deposit in the ordinary course of business and (y) product warranties given in the ordinary course of business. The outstanding amount of any Guaranty Obligation shall equal the outstanding amount of the primary obligation so guaranteed or otherwise supported or, if lower, the stated maximum amount for which such Person may be liable under such Guaranty Obligation.

“Hazardous Material” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.

“Hedging Agreement” means any Interest Rate Contract, foreign exchange, swap, option or forward contract, spot, cap, floor or collar transaction, any other derivative instrument and any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable.

“Holdings” means Access Digital Media, Inc., a Delaware corporation.

“Indebtedness” of any Person means, without duplication, any of the following, whether or not matured: (a) all indebtedness for borrowed money, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement and all obligations with respect to (i) letters of credit, bank guarantees or bankers’ acceptances or (ii) surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation) other than those entered into in the ordinary course of business, (d) all obligations to pay the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business, (e) all obligations created or arising under any conditional sale or other title retention agreement, regardless of whether the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, (f) all Capitalized Lease Obligations, (g) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any

13

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is 180 days after the Maturity Date, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends, (h) all payments that would be required to be made in respect of any Hedging Agreement in the event of a termination (including an early termination) on the date of determination and (i) all Guaranty Obligations for obligations of any other Person constituting Indebtedness of such other Person; provided, however, that the items in each of clauses (a) through (i) above shall constitute “Indebtedness” of such Person solely to the extent, directly or indirectly, (x) such Person is liable for any part of any such item, (y) any such item is secured by a Lien on such Person’s property or (z) any other Person has a right, contingent or otherwise, to cause such Person to become liable for any part of any such item or to grant such a Lien.

“Indemnified Matter” has the meaning specified in Section 11.4.

“Indemnitee” has the meaning specified in Section 11.4.

“Initial Projections” means those financial projections, dated April 28, 2006, covering the Fiscal Years ending in 2006 through 2013 and delivered to the Administrative Agent by the Borrower prior to the date hereof.

“Installed Digital Systems” means installed and fully operational Digital Systems subject to a Master License Agreement and a Service Agreement; provided that solely for purposes of calculating the Loan Availability under Section 2.1 or 2.6(d), providing instructions for payment under Section 2.2(b) and the limitation on use of proceeds set forth in Section 7.9, Installed Digital Systems shall include equipment of the type described in clauses (a) through (c) of the definition of “Digital Systems” to the extent such equipment will be purchased with the proceeds of a proposed Borrowing; provided, further that in the event (a) such equipment is not installed and fully operational within 180 days of such Borrowing, as evidenced by a Certificate of Acceptance, (b) the Borrower shall not have delivered a Certificate of Acceptance in compliance with Section 6.1(k) or 7.17 or (c) the Borrower shall not have delivered insurance certificates in compliance with Section 6.1(j)(iv) or 7.18, in each case, such equipment shall be excluded from the calculation of Loan Availability.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Intercompany Agreements” means all agreements among the Borrower and Holdings and/or Access IT.

“Interest Period” means, (a) with respect to any Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan or, if such loan is continued, on the last day of the immediately preceding Interest Period therefor and, in each case, ending 1, 2, 3 or 6 months thereafter, as selected by the Borrower pursuant hereto and (b) with respect to any Secured Hedging Reimbursement Obligation, the period commencing on the date such Secured Hedging Reimbursement Obligation first becomes outstanding or, for all successive Interest Periods, on the last day of the immediately preceding Interest Period therefor and, in each case, ending 1 month thereafter; provided, however, that (y) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (w) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically

14

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month, (x) the Borrower may not select any Interest Period for Eurodollar Rate Loans ending after the Maturity Date, (y) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $1,000,000 and (z) there shall be outstanding at any one time no more than 6 Interest Periods for Eurodollar Rate Loans.

“Interest Rate Contracts” means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

“Interest Reserve” means, for any period of 12 months, an amount equal to the projected cash-pay interest expense which the Borrower is obligated to pay during such 12 month period in respect of the aggregate principal amount of the Loans outstanding under this Agreement as of such date of determination (after giving effect to any Loans to be made on such date of determination), such amount to be calculated at the beginning of each Fiscal Quarter to take into account reduced or increased interest costs, in a manner reasonably satisfactory to the Administrative Agent and, for the purpose of calculating the Interest Reserve for any period based upon the Eurodollar Rate with respect to a 3 month Interest Period determined on the date that is 2 Business Days prior to the first day of each Fiscal Quarter, subject to any Hedging Agreement entered into in connection with this Agreement.

“Interest Reserve Account” means a Cash Collateral Account established for the purpose of holding the Interest Reserve.

“Internet Domain Names” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to Internet domain names.

“Investment” means, with respect to any Person, directly or indirectly, (a) the ownership, purchase or other acquisition, in each case whether beneficially or otherwise, of any investment in, including any interest in, any Security of any other Person (other than any evidence of any Obligation), (b) the purchase or other acquisition, whether in one transaction or in a series of transactions, of all or a significant part of the property of any other Person or a business conducted by any other Person or all or substantially all of the assets constituting the business of a division, branch, brand or other unit operation of any other Person, (c) to incur, or to remain liable under, any Guaranty Obligation for Indebtedness of any other Person, to assume the Indebtedness of any other Person or to make, hold, purchase or otherwise acquire, in each case directly or indirectly, any deposit, loan, advance, commitment to lend or advance, or other extension of credit (including by deferring or extending the date of, in each case outside the ordinary course of business, the payment of the purchase price for Sales of property or services to any other Person, to the extent such payment obligation constitutes Indebtedness of such other Person), excluding deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items created in the ordinary course of business, (d) to make, directly or indirectly, any contribution to the capital of any other Person or (e) to Sell any property for less than fair market value (including a disposition of cash or Cash Equivalents in exchange for consideration of lesser value); provided, however, that such Investment shall be valued at the difference between the value of the consideration for such Sale and the fair market value of the property Sold.

“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

15

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

“Lender” means, collectively, any financial institution or other Person that (a) is listed on the signature pages hereof as a “Lender” or (b) from time to time becomes a party hereto by execution of an Assignment, in each case together with its successors.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan” has the meaning specified in Section 2.1.

“Loan Availability” means an amount equal to the product of (a) the aggregate purchase price paid or payable by the Borrower or any other Person for all Installed Digital Systems, including, without limitation, all costs, fees or other expenses associated with the purchase, acquisition, receipt, delivery, construction and installation of any such Installed Digital Systems and (b) 100% minus the Applicable Percentage (expressed as a decimal).

“Loan Documents” means, collectively, this Agreement, any Notes, the Guaranty and Security Agreement, the Pledge Agreement, the Mortgages, the Control Agreements, the Fee Letter, the Secured Hedging Documents and, when executed, each document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing or the Obligations, together with any modification of any term, or any waiver with respect to, any of the foregoing.

“Loan Party” means Holdings, the Borrower and each Guarantor.

“Master License Agreement” means a master license agreement in the form of Exhibit G or with such modifications thereto as are acceptable to the Administrative Agent, in each case, executed by Borrower with a Person in the business of owning or operating one or more cineplexes used for the exhibition of traditional or non-traditional motion picture content.

“Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a material adverse change in any of (a) the condition (financial or otherwise), business, performance, prospects (in the reasonable judgment of the Administrative Agent), operations or property of the Loan Parties, taken as a whole, or the Group Members, taken as a whole, (b) the ability of any Loan Party to perform its obligations under any Loan Document and (c) the validity or enforceability of any Loan Document or the rights and remedies of the Administrative Agent, the Lenders and the other Secured Parties under any Loan Document.

16

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

“Material Environmental Liabilities” means Environmental Liabilities exceeding $250,000 in the aggregate.

“Maturity Date” means the 7th anniversary of the Closing Date.

“MLA Prepayment Amount” means the product of (a) the outstanding principal amount of the Loans as of the date of the prepayment made in accordance Section 9.1(j) and (b) a fraction (i) the numerator of which is the number of Installed Digital Systems covered by the applicable Master License Agreement or Service Agreement which have not been redeployed as of such date of prepayment, and (ii) the denominator of which is (A) the aggregate number of Installed Digital Systems as of the date of Default under Section 9.1(j) minus (B) any Installed Digital Systems which have not been redeployed as of such date of prepayment.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means any mortgage, deed of trust or other document executed or required herein to be executed by any Loan Party and granting a security interest over real property in favor of the Administrative Agent as security for the Obligations.

“Mortgage Supporting Documents” means, with respect to any Mortgage for a parcel of real property, each document (including title policies or marked-up unconditional insurance binders (in each case, together with copies of all documents referred to therein), maps, ALTA (or TLTA, if applicable) as-built surveys (in form and as to date that is sufficiently acceptable to the title insurer issuing title insurance to the Administrative Agent for such title insurer to deliver endorsements to such title insurance as reasonably requested by the Administrative Agent), environmental assessments and reports and evidence regarding recording and payment of fees, insurance premium and taxes) that the Administrative Agent may reasonably request, to create, register, perfect, maintain, evidence the existence, substance, form or validity of or enforce a valid lien on such parcel of real property in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to Permitted Liens.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Net Cash Proceeds” means proceeds received in cash from (a) any Sale of, or Property Loss Event with respect to, property, any business interruption insurance or any key man life insurance policy, net of (i) the customary out-of-pocket cash costs, fees and expenses paid or required to be paid in connection therewith, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations and Indebtedness owing to any Group Member) secured by the property or (b) any sale or issuance of Stock or incurrence of Indebtedness, in each case net of brokers’, advisors’ and investment banking fees and other customary out-of-pocket underwriting discounts, commissions and other customary out-of-pocket cash costs, fees and expenses, in each case incurred in connection with such transaction; provided, however, that any such proceeds received by any Subsidiary of the Borrower that is not a Wholly Owned Subsidiary of the Borrower shall constitute “Net Cash Proceeds” only to the extent of the aggregate direct and indirect beneficial ownership interest of the Borrower therein.

“Non-Funding Lender” has the meaning specified in Section 2.2(c).

“Non-U.S. Lender Party” means each of the Administrative Agent, each Lender, each SPV and each participant, in each case that is not a Domestic Person.

17

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

“Note” means a promissory note of the Borrower, in substantially the form of Exhibit B, payable to the order of a Lender in a principal amount equal to the amount of such Lender’s Commitment.

“Notice of Borrowing” has the meaning specified in Section 2.2.

“Notice of Conversion or Continuation” has the meaning specified in Section 2.8.

“Obligations” means, with respect to any Loan Party, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Loan Party to the Administrative Agent, any Lender, any other Indemnitee, any participant, any SPV or, in the case of any Secured Hedging Document, any Secured Hedging Counterparty therefor, in each case arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (a) if such Loan Party is the Borrower, all Loans, (b) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, (c) all Secured Hedging Reimbursement Obligations and (d) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Loan Party under any Loan Document.

“Other Taxes” has the meaning specified in Section 2.15(c).

“***” means *** or any Affiliate thereof, which (a) is the primary distributor of motion picture content for *** and its Affiliates and (b) enters into a *** Agreement with the Borrower.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“PBGC” means the United States Pension Benefit Guaranty Corporation and any successor thereto.

“Permit” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Indebtedness” means any Indebtedness of any Group Member that is not prohibited by Section 8.1 or any other provision of any Loan Document.

“Permitted Investment” means any Investment of any Group Member that is not prohibited by Section 8.3 or any other provision of any Loan Document.

“Permitted Lien” means any Lien on or with respect to the property of any Group Member that is not prohibited by Section 8.2 or any other provision of any Loan Document.

_________________________

*** CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

18

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Permitted Indebtedness that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of such Permitted Indebtedness outstanding at the time of such refinancing or extension, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of such Permitted Indebtedness, (c) is not entered into as part of a Sale and Leaseback transaction, (d) is not secured by any property or any Lien other than those securing such Permitted Indebtedness and (e) is otherwise on terms no less favorable to the Group Members, taken as a whole, than those of such Permitted Indebtedness; provided, however, that, notwithstanding the foregoing, (x) the terms of such Permitted Indebtedness may be modified as part of such Permitted Refinancing if such modification would have been permitted pursuant to Section 8.11 and (y) no Guaranty Obligation for such Indebtedness shall constitute part of such Permitted Refinancing unless similar Guaranty Obligations with respect to such Permitted Indebtedness existed and constituted Permitted Indebtedness prior to such refinancing or extension.

“Permitted Reinvestment” means, with respect to the Net Cash Proceeds of any Sale or Property Loss Event, to acquire (or make Capital Expenditures to finance the acquisition, repair, improvement or construction of), to the extent otherwise permitted hereunder, property substantially similar to the property subject to such Sale or Property Loss Event or, if such Property Loss Event involves loss or damage to property, to repair such loss or damage.

“Permitted Subordinated Indebtedness” means Indebtedness of the Borrower that (a) has no scheduled amortization or payments of principal prior to the date that is 3 years after the Maturity Date, (b) has no cash pay interest prior to the date that is 3 years after the Maturity Date (except that, on or after the Termination Date, the Borrower may pay in any Fiscal Year interest in an aggregate amount not to exceed the portion of Excess Cash Flow from the prior Fiscal Year not required to be applied to prepay the Loans in accordance with Section 2.6(a) and not otherwise applied under Section 8.5(e)), (c) will not mature prior to the date that is 3 years after the Maturity Date, (d) is subject to an intercreditor agreement and is deeply subordinated to the prior payment in full in cash of the Loans, in each case, on terms and conditions acceptable to the Administrative Agent and the Required Lenders and (e) is not secured by any property of any Loan Party or otherwise.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Pledge Agreement” means that certain Pledge Agreement dated as of the date hereof between Holdings and the Administrative Agent.

“Pro Forma Balance Sheet” has the meaning specified in Section 4.4(d).

“Projections” means, collectively, the Initial Projections and any document delivered pursuant to Section 6.1(f).

“Projection System” means collectively, a system consisting of a DLP Cinema 2k projector capable of both 2-D and 3-D display, and a digital cinema server for each theatre screen, or such other similar system as is acceptable to the Administrative Agent.

“Property Loss Event” means, with respect to any property of any Group Member, any loss of or damage to such property or any taking of such property or condemnation thereof.

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CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

“Pro Rata Outstandings” of any Lender at any time, means the outstanding principal amount of the Loans owing to such Lender.

“Pro Rata Share” means, with respect to any Lender at any time, the percentage obtained by dividing (a) the Commitment (or, if such Commitment is terminated, the Pro Rata Outstanding in respect thereof) of such Lender then in effect by (b) the sum of the Commitments (or, if such Commitments are terminated, the Pro Rata Outstanding in respect thereof) of all Lenders then in effect; provided, however, that, if there are no Commitments and no Pro Rata Outstandings, such Lender’s Pro Rata Share in the Commitments or Loans shall be determined based on the Pro Rata Share in such Commitments or Loans, respectively, most recently in effect, after giving effect to any subsequent assignment and any subsequent non-pro rata payments of any Lender pursuant to Section 2.16.

“Register” has the meaning specified in Section 2.12(b).

“Reinvestment Prepayment Amount” means, with respect to any Net Cash Proceeds on the Reinvestment Prepayment Date therefor, the amount of such Net Cash Proceeds less any amount (a) paid by any Group Member to make Permitted Reinvestments with such Net Cash Proceeds prior to such Reinvestment Prepayment Date or (b) required to be paid by any Group Member to make Permitted Reinvestments with such Net Cash Proceeds pursuant to a Contractual Obligation entered into prior to such Reinvestment Prepayment Date with any Person that is not an Affiliate of the Borrower.

“Reinvestment Prepayment Date” means, with respect to any portion of any Net Cash Proceeds of any Sale or Property Loss Event, the earliest of (a) the 180th day after the completion of the portion of such Sale or Property Loss Event corresponding to such Net Cash Proceeds, (b) the date that is 5 Business Days after the date on which the Borrower shall have notified the Administrative Agent of the Borrower’s determination not to make Permitted Reinvestments with such Net Cash Proceeds, (c) the occurrence of any Event of Default set forth in Section 9.1(e)(ii) and (d) 5 Business Days after the delivery of a notice by the Administrative Agent or the Required Lenders to the Borrower during the continuance of any other Event of Default.

“Related Person” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III) and other consultants and agents of or to such Person or any of its Affiliates, together with, if such Person is the Administrative Agent, each other Person or individual designated, nominated or otherwise mandated by or helping the Administrative Agent pursuant to and in accordance with Section 10.4 or any comparable provision of any Loan Document.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Required Lenders” means, (a) at any time, Lenders having at such time in excess of 50% of the Commitments (or, if such Commitments are terminated, the Pro Rata Outstandings) then in effect,

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CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

ignoring, in such calculation, the amounts held by any Non-Funding Lender and (b) in the event one Lender holds in excess of 50% of the Commitments (or, if such Commitments are terminated, the Pro Rata Outstandings) then in effect, at least two (2) Lenders holding in excess of 50% of the Commitments (or, if such Commitments are terminated, the Pro Rata Outstandings) then in effect, in each case, excluding any Non-Funding Lender.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means, with respect to any Person, any of the president, chief executive officer, treasurer, assistant treasurer, controller, managing member or general partner of such Person but, in any event, with respect to financial matters, any such officer that is responsible for preparing the Financial Statements delivered hereunder and, with respect to the Corporate Chart and other documents delivered pursuant to Section 6.1(e), documents delivered on the Closing Date and documents delivered pursuant to Section 7.10, the secretary or assistant secretary of such Person or any other officer responsible for maintaining the corporate and similar records of such Person.

“Restricted Payment” means (a) any dividend, return of capital, distribution or any other payment or Sale of property for less than fair market value, whether direct or indirect (including through the use of Hedging Agreements, the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations) and whether in cash, Securities or other property, on account of any Stock or Stock Equivalent of the Borrower or any of its Subsidiaries, in each case now or hereafter outstanding, including with respect to a claim for rescission of a Sale of such Stock or Stock Equivalent and (b) any redemption, retirement, termination, defeasance, cancellation, purchase or other acquisition for value, whether direct or indirect (including through the use of Hedging Agreements, the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations), of any Stock or Stock Equivalent of any Group Member or of any direct or indirect parent entity of the Borrower, now or hereafter outstanding, and any payment or other transfer setting aside funds for any such redemption, retirement, termination, cancellation, purchase or other acquisition, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise.

“S&P” means Standard & Poor’s Rating Services.

“Sale and Leaseback Transaction” means, with respect to any Person (the “obligor”), any Contractual Obligation or other arrangement with any other Person (the “counterparty”) consisting of a lease by such obligor of any property that, directly or indirectly, has been or is to be Sold by the obligor to such counterparty or to any other Person to whom funds have been advanced by such counterparty based on a Lien on, or an assignment of, such property or any obligations of such obligor under such lease.

“Secured Hedging Counterparty” means GE Capital or any other Person (other than any Group Member) that entered into an Hedging Agreement with the Borrower or has provided a Secured Hedging Support Document at the request of the Borrower at a time when such Person was the Administrative Agent, a Lender or an Affiliate of a Lender.

“Secured Hedging Documents” means, collectively, (a) any Hedging Agreement that (i) is entered into by the Borrower and any Secured Hedging Counterparty therefor, (ii) in the case of any

21

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Secured Hedging Counterparty that is not the Administrative Agent or an Affiliate of the Administrative Agent, is expressly identified as being a “Secured Hedging Document” hereunder in a joint notice from the Borrower and such Secured Hedging Counterparty delivered to the Administrative Agent reasonably promptly after the execution of such Hedging Agreement and (iii) meets the requirements of Section 8.1(f) and (b) any Secured Hedging Support Provision.

“Secured Hedging Reimbursement Obligation” means any obligation of the Borrower to make payments to any Secured Hedging Counterparty with respect to any Secured Hedging Support Provision.

“Secured Hedging Support Documents” means any document (a) entered into to provide credit enhancements for the benefit of the counterparty to an Interest Rate Contract into which the Borrower entered solely to comply with Section 7.12, which credit enhancements are provided (i) solely to support the payment obligations of the Borrower under such Interest Rate Contract, and (ii) by GE Capital or any other Person at a time when such Person is the Administrative Agent, a Lender or an Affiliate of a Lender, and (b) is expressly identified as being a “Secured Hedging Support Document” hereunder in a joint notice from the Borrower and the Person providing such credit enhancements delivered to the Administrative Agent reasonably promptly after the execution or issuance of such document, unless such Person is the Administrative Agent or an Affiliate of the Administrative Agent at the time such credit enhancements are provided. For the avoidance of doubt, the Borrower shall not be required to enter into any Secured Hedging Support Document.

“Secured Hedging Support Provision” means any provision in any Secured Hedging Support Document, Sections 2.4(b), 2.7(a) and 2.7(c) and any other provision of this Agreement or any Loan Document to the extent applicable to any Secured Hedging Reimbursement Obligation, any Secured Hedging Support Document or affecting the rights or duties of, or any payment to, any Secured Hedging Counterparty with respect to any Secured Hedging Support Document.

“Secured Parties” means the Lenders, the Administrative Agent, each other Indemnitee and any other holder of any Obligation of any Loan Party.

“Security” means all Stock, Stock Equivalents, voting trust certificates, bonds, debentures, instruments and other evidence of Indebtedness, whether or not secured, convertible or subordinated, all certificates of interest, share or participation in, all certificates for the acquisition of, and all warrants, options and other rights to acquire, any Security.

“Sell” means, with respect to any property, to sell, convey, transfer, assign, license, lease or otherwise dispose of, any interest therein or to permit any Person to acquire any such interest, including, in each case, through a Sale and Leaseback Transaction or through a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable. Conjugated forms thereof and the noun “Sale” have correlative meanings.

“Service Agreement” means a service agreement substantially in the form of Exhibit H executed in connection with the execution of any Master License Agreement or the installation of any Installed Digital Systems.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances

22

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPV” means any special purpose funding vehicle identified as such in writing by any Lender to the Administrative Agent.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than 50% of the outstanding Voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person.

“Substitute Lender” has the meaning specified in Section 2.16(a).

“SWDA” means the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.).

“Tax Affiliate” means, (a) the Borrower and its Subsidiaries and (b) any Affiliate of the Borrower with which the Borrower files or is eligible to file consolidated, combined or unitary tax returns.

“Tax Return” has the meaning specified in Section 4.8.

“Taxes” has the meaning specified in Section 2.15(a).

“Termination Date” means the 2nd anniversary of the Closing Date.

“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Total Equity Ratio” means (a) for purposes of determining the Applicable Margin the ratio, expressed as a percentage, of (i) the sum of, without duplication, (A) any Capital Contributions made as of such date of determination, (B) the Permitted Subordinated Indebtedness and (C) the Excess Cash Flow for the most recently ended Fiscal Year to (ii) the sum of (A) Consolidated Total Debt of the Borrower and its Subsidiaries and (B) any Capital Contributions made as of such date of determination and (b) for all other purposes, the ratio, expressed as a percentage, of (i) any Capital Contributions made as of such date of determination to (ii) the sum of (A) Consolidated Total Debt (less Permitted Subordinated Indebtedness) of the Borrower and its Subsidiaries and (B) any Capital Contributions made as of such date of determination.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

23

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

“Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.

“United States” means the United States of America.

“U.S. Lender Party” means each of the Administrative Agent, each Lender, each SPV and each participant, in each case that is a Domestic Person.

“Unused Commitment Fee” has the meaning specified in Section 2.9(a).

“Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the occurrence of any contingency).

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person, all of the Stock of which (other than nominal holdings and director’s qualifying shares) is owned by such Person, either directly or through one or more Wholly Owned Subsidiaries of such Person.

“Withdrawal Liability” means, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.

“Working Capital” means, for any Person at any date, its Consolidated Current Assets at such date minus its Consolidated Current Liabilities at such date.

Section 1.2         UCC Terms. The following terms have the meanings given to them in the applicable UCC: “commodity account,” “commodity contract,” “commodity intermediary,” “deposit account,” “entitlement holder,” “entitlement order,” “equipment,” “financial asset,” “general intangible,” “ goods,” “instruments,” “inventory,” “securities account,” “securities intermediary” and “security entitlement”.

Section 1.3         Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any Financial Statement hereafter adopted by the Borrower shall be given effect if such change would affect a calculation that measures compliance with any provision of Article V or VIII unless the Administrative Agent and the Required Lenders agree to modify such provisions to reflect such change in GAAP and, unless such provisions are modified, all Financial Statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP.

Section 1.4        Payments. The Administrative Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than

24

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Loan Party. Any such determination or redetermination by the Administrative Agent shall be conclusive and binding for all purposes, absent manifest error. No determination or redetermination by any Secured Party or Loan Party and no other currency conversion shall change or release any obligation of any Loan Party or of any Secured Party (other than the Administrative Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted. The Administrative Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

Section 1.5         Interpretation. (a) Certain Terms. Except as otherwise expressly set forth in any Loan Document, all accounting terms not specifically defined herein shall be construed in accordance with GAAP (except for the term “property,” which shall be interpreted as broadly as possible, including, in any case, cash, Securities, other assets, rights under Contractual Obligations and Permits and any right or interest in any property). The terms “herein,” “hereof” and similar terms refer to this Agreement as a whole. In the computation of periods of time from a specified date to a later specified date in any Loan Document, the terms “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.” In any other case, the term “including” when used in any Loan Document means “including without limitation.” The term “documents” when used in any Loan Document means all writings, however evidenced and whether in physical or electronic form, including all documents, instruments, agreements, notices, demands, certificates, forms, financial statements, opinions and reports. The term “ incur” when used in any Loan Document means incur, create, make, issue, assume or otherwise become directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, and the terms “incurrence” and “incurred” and similar derivatives shall have correlative meanings.

(b)        Certain References. Unless otherwise expressly indicated, references (i) in this Agreement to an Exhibit, Schedule, Article, Section or clause refer to the appropriate Exhibit or Schedule to, or Article, Section or clause in, this Agreement and (ii) in any Loan Document, to (A) any agreement shall include, without limitation, all exhibits, schedules, appendixes and annexes to such agreement and, unless the prior consent of any Secured Party required therefor is not obtained, any amendment, restatement, amendment and restatement, supplement or other modification to any term of such agreement, (B) any statute shall be to such statute as modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative and (C) any time of day shall be a reference to New York time. Titles of articles, sections, clauses, exhibits, schedules and annexes contained in any Loan Document are without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. Unless otherwise expressly indicated, the meaning of any term defined (including by reference) in any Loan Document shall be equally applicable to both the singular and plural forms of such term.

ARTICLE II

THE FACILITIES

Section 2.1        The Commitments. On the terms and subject to the conditions contained in this Agreement, each Lender severally, but not jointly, agrees to make one or more loans (each a “Loan”) in Dollars to the Borrower on the Closing Date and on any Business Day thereafter prior to the Termination Date, in an aggregate principal amount not to exceed such Lender’s Commitment; provided that both before and after giving effect to the Borrowing of Loans, the aggregate principal amount of the Loans shall not exceed the lesser of (a) the Loan Availability then in effect and (b) the amount by which the then effective Commitments exceed the aggregate amount of the Loans outstanding at such time. Amounts of

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CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Loans repaid may not be reborrowed; provided, further that Loans shall not be made more frequently than twice per fiscal month.

Section 2.2        Borrowing Procedures. (a) Notice From the Borrower. Each Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 11:00 a.m. on (i) the first Business Day, in the case of a Borrowing of Base Rate Loans and (ii) the third Business Day, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Borrowing. Each such notice may be made in a writing substantially in the form of Exhibit C (a “Notice of Borrowing”) duly completed or by telephone if confirmed promptly, but in any event within one Business Day and prior to such Borrowing, with such a Notice of Borrowing. Loans shall be made as Base Rate Loans unless, outside of a suspension period pursuant to Section 2.13, the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Each Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000.

(b)        Notice to Each Lender. The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent’s receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, prompt notice of the applicable interest rate. Each Lender shall, before 11:00 a.m. on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 11.11, such Lender’s Pro Rata Share of such proposed Borrowing. Upon fulfillment or due waiver (i) on the Closing Date, of the applicable conditions set forth in Section 3.1 and (ii) on the Closing Date and any time thereafter, of the applicable conditions set forth in Section 3.2, the Administrative Agent shall make such funds available to the Borrower.

(c)        Non-Funding Lenders. Unless the Administrative Agent shall have received notice from any Lender prior to the date such Lender is required to make any payment hereunder with respect to any Loan that such Lender will not make such payment (or any portion thereof) available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such payment available to the Administrative Agent on the date such payment is required to be made in accordance with this Article II and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. The Borrower agrees to repay to the Administrative Agent on demand such amount (until repaid by such Lender) with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the interest rate applicable to the Obligation that would have been created when the Administrative Agent made available such amount to the Borrower had such Lender made a corresponding payment available; provided, however, that such payment shall not relieve such Lender of any obligation it may have to the Borrower. In addition, any Lender that shall not have made available to the Administrative Agent any portion of any payment described above (any such Lender, a “Non-Funding Lender”) agrees to pay such amount to the Administrative Agent on demand together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate for the first Business Day and thereafter (i) in the case of a payment in respect of a Loan, at the interest rate applicable at the time to such Loan and (ii) otherwise, at the interest rate applicable to Base Rate Loans. Such repayment shall then constitute the funding of the corresponding Loan (including any Loan deemed to have been made hereunder with such payment) or participation. The existence of any Non-Funding Lender shall not relieve any other Lender of its obligations under any Loan Document, but no other Lender shall be responsible for the failure of any Non-Funding Lender to make any payment required under any Loan Document.

Section 2.3	Reduction and Termination of the Commitments.

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CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(a)        Optional. The Borrower may, upon at least three Business Days prior irrevocable notice to the Administrative Agent, terminate in whole or reduce in part ratably any unused portion of the Commitments; provided, however, that each partial reduction shall be in an aggregate amount that is an integral multiple of $1,000,000.

(b)        Mandatory. All outstanding Commitments shall terminate on the Termination Date (after giving effect to any Borrowing occurring on such date).

(c)        Reductions for Mandatory Prepayments. Notwithstanding anything to the contrary contained herein, in the event and on each date that a prepayment of Loans is required to be made pursuant to clause (c) of Section 2.6 prior to the Termination Date, in lieu of a cash payment, the then-current Commitments shall be permanently reduced in an amount equal to such prepayment. Any such reduction of the Commitments shall be accompanied by prepayment of the Loans to the extent, if any, that the aggregate principal amount of the Loans exceeds the aggregate amount of the Commitments as so reduced

Section 2.4          Repayment of Obligations. (a) The Borrower promises to repay the Loans on the Maturity Date and on the last day of each month during the period set forth below and in an amount equal to the product of (i) the percentage set forth below and (ii) the aggregate principal amount of the Loans outstanding on the Termination Date:

Period	Amount
August 2008 through July 2009	.9583%
August 2009 through July 2010	1.0625%
August 2010 through July 2011	1.1875%
August 2011 through July 2012	1.3125%
August 2012 through July 2013	1.4375%
Maturity Date	28.5004%

(b)        The Borrower promises to pay to the Secured Hedging Counterparty under any Secured Hedging Support Document an amount equal to the amount of any payment made by such Secured Hedging Counterparty under such Secured Hedging Support Document within one Business Day after the date such payment by such Secured Hedging Counterparty is made.

Section 2.5        Optional Prepayments. The Borrower may prepay the outstanding principal amount of any Loan in whole or in part at any time after the 1st anniversary of the Closing Date (together with any fee that may be owing pursuant to Section 2.9(b), any breakage costs that may be owing pursuant to Section 2.14(a) after giving effect to such prepayment and all accrued interest on the amount prepaid); provided, however, that each partial prepayment that is not of the entire outstanding amount shall be in an aggregate amount that is an integral multiple of $1,000,000. No voluntary prepayment of any Loan may be made prior to the 1st anniversary of the Closing Date.

Section 2.6        Mandatory Prepayments. (a) Excess Cash Flow. Until the Obligations shall have been paid in full in cash, the Borrower shall pay or cause to be paid to the Administrative Agent, within 5 Business Days after the last date Financial Statements can be delivered pursuant to Section 6.1(c) for any Fiscal Year ending after the Termination Date, an amount equal to 100% of the excess of (i) the Excess Cash Flow for such Fiscal Year minus (ii) $500,000, which percentage shall be reduced to 50% in the event that 28.5004% or more of the aggregate principal amount of the Loans drawn prior to the Termination Date shall have been paid in full. For the avoidance of doubt, any portion of Excess Cash

27

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Flow not required to be prepaid in accordance with this Section 2.6(a) may be used by the Borrower to fund the Interest Reserve.

(b)        Equity and Debt Issuances. Until the Obligations shall have been paid in full in cash, within one Business Day of receipt by any Loan Party or any of its Subsidiaries of Net Cash Proceeds arising from (i) the issuance or Sale by the Borrower of its own Stock (other than (A) any issuance of common Stock of the Borrower occurring in the ordinary course of business to any director, member of the management or employee of the Borrower or its Subsidiaries pursuant to a stock option or stock purchase or employee benefit plan as in effect from time to time or issuance of directors’ qualifying shares, (B) any issuance of common Stock of the Borrower, the proceeds of which are promptly utilized for purposes of making Excluded Capital Expenditures or (C) any Additional Equity Infusion, provided, in each case, that it shall be a condition to the issuance or Sale of such Stock of the Borrower that such Stock be pledged to the Administrative Agent, for the benefit of the Secured Parties, to secured the Obligations), the Borrower shall pay or cause to be paid to the Administrative Agent a prepayment in an amount equal to 100% of such Net Cash Proceeds or (ii) the incurrence by any Group Member of Indebtedness of the type specified in clause (a) or (b) of the definition thereof (other than any such Indebtedness permitted hereunder in reliance upon any of clauses (a) through (i) of Section 8.1), the Borrower shall pay or cause to be paid to the Administrative Agent a prepayment in an amount equal to 100% of such Net Cash Proceeds.

(c)        Asset Sales and Property Loss Events. Until the Obligations shall have been paid in full in cash, within one Business Day of receipt on or after the Closing Date by any Loan Party or any of its Subsidiaries of Net Cash Proceeds arising from (i) any Sale by any Group Member of any of its property other than Sales of its own Stock and Sales of property permitted hereunder in reliance upon any of clauses (a) through (d) of Section 8.4, (ii) any Property Loss Event, (iii) any business interruption insurance policy or (iv) any key man life insurance policy of any Group Member, the Borrower shall pay or cause to be paid to the Administrative Agent a prepayment in an amount equal to 100% of such Net Cash Proceeds; provided, however, that, upon any such receipt, as long as no Event of Default shall be continuing, any Group Member may deposit such Net Cash Proceeds in a Cash Collateral Account and thereafter make Permitted Reinvestments with such Net Cash Proceeds and the Borrower shall not be required to make or cause such payment to the extent (x) such Net Cash Proceeds so deposited are intended to be used to make Permitted Reinvestments and (y) on each Reinvestment Prepayment Date for such Net Cash Proceeds, the Borrower shall pay or cause to be paid to the Administrative Agent a prepayment in an amount equal to the Reinvestment Prepayment Amount applicable to such Reinvestment Prepayment Date and such Net Cash Proceeds.

(d)        Excess Outstandings. On any date on which the aggregate principal amount of the Loans exceeds the aggregate Loan Availability (including, without limitation, as a result of the failure of the Borrower to deliver a Certificate of Acceptance in accordance with Section 6.1(k) and/or Section 7.17 or insurance certificates in accordance with Section 6.1(j)(iv) and/or Section 7.18), the Borrower shall pay to the Administrative Agent an amount equal to such excess.

(e)        Additional Equity Infusion. Until the Obligations shall have been paid in full in cash, upon receipt on or after the Termination Date by the Borrower of an Additional Equity Infusion, the Borrower shall immediately pay to the Administrative Agent an amount equal to such Additional Equity Infusion.

(f)         MLA Prepayment Event. In accordance with Section 9.1(j), the Borrower shall immediately pay to the Administrative Agent an amount equal to the MLA Prepayment Amount.

28

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(g)        Application of Payments. Any payments made to the Administrative Agent pursuant to this Section 2.6 shall be applied to the Obligations in accordance with Section 2.10(b).

Section 2.7        Interest. (a) Rate. All Loans and the outstanding amount of all other Obligations (including Secured Hedging Reimbursement Obligations but excluding any other Obligations owing pursuant to Secured Hedging Documents) shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows: (i) in the case of Base Rate Loans, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin, each as in effect from time to time, (ii) in the case of Eurodollar Rate Loans, at a rate per annum equal to the sum of the Eurodollar Rate and the Applicable Margin, each as in effect for the applicable Interest Period, (iii) in the case of Secured Hedging Reimbursement Obligations, at a rate per annum equal to the sum of Eurodollar Rate as in effect for the applicable Interest Period and 1% and (iv) in the case of other Obligations, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin for Loans that are Base Rate Loans, each as in effect from time to time.

(b)        Payments. Interest accrued shall be payable in arrears (i) if accrued on the principal amount of any Loan, (A) at maturity (whether by acceleration or otherwise), (B) upon the payment or prepayment of the principal amount on which such interest has accrued and (C)(1) if such Loan is a Base Rate Loan, on the last day of each calendar month commencing on the first such day following the making of such Loan and (2) if such Loan is a Eurodollar Rate Loan, on the last day of each Interest Period applicable to such Loan and, if applicable, on each date during such Interest Period occurring every 3 months from the first day of such Interest Period and (ii) if accrued on any other Obligation, on demand from and after the time such Obligation is due and payable (whether by acceleration or otherwise).

(c)        Default Interest. Notwithstanding the rates of interest specified in clause (a) above or elsewhere in any Loan Document, effective immediately upon the occurrence of any Event of Default, in each case, for as long as such Event of Default shall be continuing, the principal balance of all Obligations (including any Obligation that bears interest by reference to the rate applicable to any other Obligation) then due and payable (other than any Secured Hedging Reimbursement Obligation) shall bear interest at a rate that is 2% per annum in excess of the interest rate applicable to such Obligations from time to time, payable on demand or, in the absence of demand, on the date that would otherwise be applicable.

Section 2.8        Conversion and Continuation Options. (a) Option. The Borrower may elect (i) in the case of any Eurodollar Rate Loan, (A) to continue such Eurodollar Rate Loan or any portion thereof for an additional Interest Period on the last day of the Interest Period applicable thereto and (B) to convert such Eurodollar Rate Loan or any portion thereof into a Base Rate Loan at any time on any Business Day, subject to the payment of any breakage costs required by Section 2.14(a), and (ii) in the case of Base Rate Loans (other than Swing Loans), to convert such Base Rate Loans or any portion thereof into Eurodollar Rate Loans at any time on any Business Day upon 3 Business Days’ prior notice; provided, however, that, (x) for each Interest Period, the aggregate amount of Eurodollar Rate Loans having such Interest Period must be an integral multiple of $1,000,000 and (y) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans and no continuation in whole or in part of Eurodollar Rate Loans shall be permitted at any time at which (1) an Event of Default shall be continuing or (2) such continuation or conversion would be made during a suspension imposed by Section 2.13.

(b)        Procedure. Each such election shall be made by giving the Administrative Agent at least 3 Business Days’ prior notice in substantially the form of Exhibit D (a “Notice of Conversion or

29

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Continuation”) duly completed. The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. If the Administrative Agent does not receive a timely Notice of Conversion or Continuation from the Borrower containing a permitted election to continue or convert any Eurodollar Rate Loan, then, upon the expiration of the applicable Interest Period, such Loan shall be automatically converted to a Base Rate Loan. Each partial conversion or continuation shall be allocated ratably among the Lenders in accordance with their Pro Rata Share.

Section 2.9        Fees. (a) Unused Commitment Fee. The Borrower agrees to pay to each Lender a commitment fee on the average daily amount by which the Commitment of such Lender exceeds its Pro Rata Outstandings (the “Unused Commitment Fee”) from the date hereof through the Termination Date at a rate per annum equal to 0.50%, payable in arrears (x) on the last day of each calendar month and (y) on the Termination Date.

(b)        Prepayment Fee. In the event the Loans are repaid or prepaid pursuant to Section 2.5 or Section 2.6 (b)(ii), either in whole or in part, prior the 4th anniversary of the Closing Date (provided, that no such prepayment shall be permitted in whole or in part at any time prior to the 1st anniversary of the Closing Date), the Borrower shall pay to the Lenders a prepayment premium (expressed as a percentage of the prepayment amount) on the amount so prepaid or repaid as follows:

Date	Prepayment Premium
August 1, 2007 to July 31, 2008	3.0%
August 1, 2008 to July 31, 2009	2.0%
August 1, 2009 to July 31, 2010	1.0%

(c)        Change of Control Fee. Upon the occurrence of any Change of Control which is consented to by the Required Lenders, in their sole discretion, in accordance with the proviso of the definition of “Change of Control,” the Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, a fee in an amount equal to 1% of the aggregate outstanding Loans.

(d)        Additional Fees. The Borrower shall pay to the Administrative Agent and its Related Persons its reasonable and customary fees and expenses in connection with any payments made pursuant to Section 2.14(a) and has agreed to pay the additional fees described in the Fee Letter.

Section 2.10       Application of Payments. (a) Application of Voluntary Prepayments. Unless otherwise provided in this Section 2.10 or elsewhere in any Loan Document, all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied to the remaining scheduled installments of the Loans in the inverse order of maturity.

(b)        Application of Mandatory Prepayments. Subject to the provisions of clause (c) below with respect to the application of payments during the continuance of an Event of Default, any payment made by the Borrower to the Administrative Agent pursuant to (i) clauses (a), (b), (d), (e) or (g) of Section 2.6 shall be applied to the remaining scheduled installments of the Loans in the inverse order of maturity and (ii) clause (c) of Section 2.6 shall be applied to reduce ratably the remaining scheduled installments of the Loans or, in the event the prepayment is made prior to the Termination Date, shall be applied in accordance with Section 2.3(c).

(c)        Application of Payments During an Event of Default. The Borrower hereby irrevocably waives, and agrees to cause each Loan Party and each other Group Member to waive, the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral and agrees that, notwithstanding the provisions

30

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

of clause (a) above, the Administrative Agent may, and, upon either (A) the direction of the Required Lenders or (B) the termination of any Commitment or the acceleration of any Obligation pursuant to Section 9.2, shall, apply all payments in respect of any Obligation, all funds on deposit in any Cash Collateral Account and all other proceeds of Collateral (i) first, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Administrative Agent, (ii) second, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Lenders, (iii) third, to pay interest then due and payable in respect of the Loans and in respect of any amount owing under any Secured Hedging Document, (iv) fourth, to repay the outstanding principal amounts of the Loans and to pay amounts (other than interest) owing with respect to Secured Hedging Documents and (v) fifth, to the ratable payment of all other Obligations.

(d)        Application of Payments Generally. All repayments of any Loans shall be applied first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Interest Periods being repaid prior to those having later expiring Interest Periods. All repayments of Loans shall be applied to reduce the remaining installments of such outstanding principal amounts of the Loans in the inverse order of their maturities unless otherwise provided in any Loan Document. If sufficient amounts are not available to repay all outstanding Obligations described in any priority level set forth in this Section 2.10, the available amounts shall be applied, unless otherwise expressly specified herein, to such Obligations ratably based on the proportion of the Secured Parties’ interest in such Obligations. Any priority level set forth in this Section 2.10 that includes interest shall include all such interest, whether or not accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding.

Section 2.11       Payments and Computations. (a) Procedure. The Borrower shall make each payment under any Loan Document not later than 12:00 noon on the day when due to the Administrative Agent by wire transfer to the following account (or at such other account or by such other means to such other address as the Administrative Agent shall have notified the Borrower in writing within a reasonable time prior to such payment) in immediately available Dollars and without setoff or counterclaim:

ABA No.: 021 001 033

Account Number: ***

Deutsche Bank Trust Company Americas, New York, New York

Account Name: GECC/CAF Depository Acct.

Reference: Christie/AIX, Inc./CFN8620

The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in Section 2.10. The Lenders shall make any payment under any Loan Document in immediately available Dollars and without setoff or counterclaim. Payments received by the Administrative Agent after 12:00 noon shall be deemed to be received on the next Business Day.

(b)        Computations of Interests and Fees. All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days (or, in the case of Base Rate Loans whose interest rate is calculated based on the rate set forth in clause (a) of the definition of “Base Rate”, 365/366 days), in each case for the actual number of days (including the first day but excluding the

_________________________

 *** CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

31

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

last day) occurring in the period for which such interest and fees are payable. Each determination of an interest rate or the amount of a fee hereunder shall be made by the Administrative Agent (including determinations of a Eurodollar Rate or Base Rate in accordance with the definitions of “Eurodollar Rate” and “Base Rate”, respectively) or, if applicable in the case of the Eurodollar Rate used to determine interest on Secured Hedging Reimbursement Obligations, the applicable Secured Hedging Counterparty, and shall be conclusive, binding and final for all purposes, absent manifest error.

(c)        Payment Dates. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day without any increase in such payment as a result of additional interest or fees; provided, however, that such interest and fees shall continue accruing as a result of such extension of time.

(d)        Advancing Payments. Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter, at the rate applicable to Base Rate Loans) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

Section 2.12       Evidence of Debt. (a) Records of Lenders. Each Lender shall maintain in accordance with its usual practice accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. In addition, each Lender having sold a participation in any of its Obligations or having identified an SPV as such to the Administrative Agent, acting as agent of the Borrower solely for this purpose and solely for tax purposes, shall establish and maintain at its address referred to in Section 11.11 (or at such other address as such Lender shall notify the Borrower) a record of ownership, in which such Lender shall register by book entry (A) the name and address of each such participant and SPV (and each change thereto, whether by assignment or otherwise) and (B) the rights, interest or obligation of each such participant and SPV in any Obligation, in any Commitment and in any right to receive any payment hereunder.

(b)        Records of Administrative Agent. The Administrative Agent, acting as agent of the Borrower solely for tax purposes and solely with respect to the actions described in this Section 2.12, shall establish and maintain at its address referred to in Section 11.11 (or at such other address as the Administrative Agent may notify the Borrower) (A) a record of ownership (the “Register”) in which the Administrative Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of the Administrative Agent, and each Lender in the Loans, and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders (and each change thereto pursuant to Section 2.16 and Section 11.2, (2) the Commitments of each Lender, (3) the amount of each Loan and each funding of any participation described in clause (A) above, for Eurodollar Rate Loans, the Interest Period applicable thereto, (4) the amount of any principal or interest due and payable or paid, and (5) any other payment received by the Administrative Agent from the Borrower and its application to the Obligations.

32

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(c)        Registered Obligations. Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans) are registered obligations, the right, title and interest of the Lenders and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 2.12 and Section 11.2 shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions).

(d)        Prima Facie Evidence. The entries made in the Register and in the accounts maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that no error in such account and no failure of any Lender or the Administrative Agent to maintain any such account shall affect the obligations of any Loan Party to repay the Loans in accordance with their terms. In addition, the Loan Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. Information contained in the Register with respect to any Lender shall be available for access by the Borrower, the Administrative Agent or such Lender at any reasonable time and from time to time upon reasonable prior notice. No Lender shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender unless otherwise agreed by the Administrative Agent.

(e)        Notes. Upon any Lender’s request, the Borrower shall promptly execute and deliver Notes to such Lender evidencing the Loans of such Lender and substantially in the form of Exhibit B; provided, however, that only one Note shall be issued to each Lender, except (i) to an existing Lender exchanging existing Notes to reflect changes in the Register relating to such Lender, in which case the new Notes delivered to such Lender shall be dated the date of the original Notes and (ii) in the case of loss, destruction or mutilation of existing Notes and similar circumstances. Each Note, if issued, shall only be issued as means to evidence the right, title or interest of a Lender or a registered assignee in and to the related Loan, as set forth in the Register, and in no event shall any Note be considered a bearer instrument or obligation.

Section 2.13       Suspension of Eurodollar Rate Option. Notwithstanding any provision to the contrary in this Article II, the following shall apply:

(a)        Interest Rate Unascertainable, Inadequate or Unfair. In the event that (A) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate is determined or (B) the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall promptly so notify the Borrower and the Lenders, whereupon the obligation of each Lender to make or to continue Eurodollar Rate Loans shall be suspended as provided in clause (c) below until the Administrative Agent shall notify the Borrower that the Required Lenders have determined that the circumstances causing such suspension no longer exist. The Administrative Agent and the Lenders shall promptly so notify the Borrower once such circumstances no longer exist; provided that the Administrative Agent shall not be liable for any failure to give such notice.

(b)        Illegality. If any Lender determines that the introduction of, or any change in or in the interpretation of, any Requirement of Law after the date of this Agreement shall make it unlawful, or any Governmental Authority shall assert that it is unlawful, for any Lender or its applicable lending office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, the

33

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

obligation of such Lender to make or to continue Eurodollar Rate Loans shall be suspended as provided in clause (c) below until such Lender shall, through the Administrative Agent, notify the Borrower that it has determined that it may lawfully make Eurodollar Rate Loans. The Administrative Agent and each such Lender shall promptly so notify the Borrower once such circumstances no longer exist; provided that the Administrative Agent shall not be liable for any failure to give such notice.

(c)        Effect of Suspension. If the obligation of any Lender to make or to continue Eurodollar Rate Loans is suspended, (A) the obligation of such Lender to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, (B) such Lender shall make a Base Rate Loan at any time such Lender would otherwise be obligated to make a Eurodollar Rate Loan, (C) the Borrower may revoke any pending Notice of Borrowing or Notice of Conversion or Continuation to make or continue any Eurodollar Rate Loan or to convert any Base Rate Loan into a Eurodollar Rate Loan and (D) each Eurodollar Rate Loan of such Lender shall automatically and immediately (or, in the case of any suspension pursuant to clause (a) above, on the last day of the current Interest Period thereof) be converted into a Base Rate Loan.

Section 2.14       Breakage Costs; Increased Costs; Capital Requirements. (a) Breakage Costs. The Borrower shall compensate each Lender, upon demand from such Lender to such Borrower (with copy to the Administrative Agent), for all Liabilities (including, in each case, those incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to prepare to fund, to fund or to maintain the Eurodollar Rate Loans of such Lender to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) that such Lender may incur (A) to the extent, for any reason other than solely by reason of such Lender being a Non-Funding Lender, a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation or in a similar request made by telephone by the Borrower, (B) to the extent any Eurodollar Rate Loan is paid (whether through a scheduled, optional or mandatory prepayment) or converted to a Base Rate Loan (including because of Section 2.13) on a date that is not the last day of the applicable Interest Period or (C) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof. For purposes of this clause (a), each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it using a matching deposit or other borrowing in the London interbank market.

(b)        Increased Costs. If at any time any Lender determines that the adoption of, after the date hereof, or any change, after the date hereof, in or in the interpretation, application or administration of any Requirement of Law (other than any imposition or increase of Eurodollar Reserve Requirements) from any Governmental Authority, or compliance with any such adoption of or any change in, or in the interpretation, application or administration of, any such Requirement of Law shall have the effect of (i) increasing the cost to such Lender of making, funding or maintaining any Eurodollar Rate Loan or to agree to do so or of participating, or agreeing to participate, in extensions of credit or (ii) imposing any other cost to such Lender with respect to compliance with its obligations under any Loan Document, then, upon demand by such Lender (with copy to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender amounts sufficient to compensate such Lender for such increased cost.

(c)        Increased Capital Requirements. If at any time any Lender determines that the adoption of, after the date hereof, or any change, after the date hereof, in or in the interpretation, application or administration of any Requirement of Law (other than any imposition or increase of Eurodollar Reserve Requirements) from any Governmental Authority, or compliance with any such adoption of or any change in, or in the interpretation, application or administration of, any such Requirement of Law, in each case, regarding capital adequacy, reserves, special deposits, compulsory loans, insurance charges against property of, deposits with or for the account of, Obligations owing to, or

34

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

other credit extended or participated in by, any Lender or any similar requirement (in each case other than any imposition or increase of Eurodollar Reserve Requirements) shall have the effect of reducing the rate of return on the capital of such Lender as a consequence of its obligations under or with respect to any Loan Document to a level below that which, taking into account the capital adequacy policies of such Lender, such Lender could have achieved but for such adoption or change, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender amounts sufficient to compensate such Lender for such reduction.

(d)        Compensation Certificate. Each demand for compensation under this Section 2.14 shall be accompanied by a certificate of the Lender claiming such compensation, setting forth the amounts to be paid hereunder and stating that it is seeking such compensation from its borrowers generally, which certificate shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

Section 2.15       Taxes. (a) Payments Free and Clear of Taxes. Except as otherwise provided in this Section 2.15, each payment by any Loan Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (and without deduction for any of them) (collectively, but excluding the taxes set forth in clauses (i) and (ii) below, the “Taxes”) other than for (i) taxes imposed on or measured by net income or profits (including branch profits taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on any Secured Party as a result of a present or former connection between such Secured Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Secured Party having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document) or (ii) taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law) by any Secured Party to deliver the documentation required to be delivered pursuant to clause (f) below.

(b)        Gross-Up. If any Taxes shall be required by law to be deducted from or in respect of any amount payable under any Loan Document (other than any Secured Hedging Document) to any Secured Party (i) such amount shall be increased as necessary to ensure that, after all required deductions for Taxes are made (including deductions applicable to any increases to any amount under this Section 2.15), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Loan Party shall make such deductions, (iii) the relevant Loan Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, the relevant Loan Party shall deliver to the Administrative Agent an original or certified copy of a receipt evidencing or other evidence reasonably satisfactory to the Administrative Agent of such payment; provided, however, that no such increase shall be made with respect to, and no Loan Party shall be required to indemnify any such Secured Party pursuant to clause (d) below for, withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Secured Party became a “Secured Party” under this Agreement in the capacity under which such Secured Party makes a claim under this clause (b), except in each case to the extent such Secured Party is a direct or indirect assignee (other than pursuant to Section 2.16) of any other Secured Party that was entitled, at the time the assignment of such other Secured Party became effective, to receive additional amounts under this clause (b).

(c)        Other Taxes. In addition, the Borrower agrees to pay, and authorizes the Administrative Agent to pay in its name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising

35

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”). Within 30 days after the date of any payment of Taxes or Other Taxes by any Loan Party, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.11, the original or a certified copy of a receipt evidencing or other evidence reasonably satisfactory to the Administrative Agent of payment thereof.

(d)        Indemnification. The Borrower shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to the Administrative Agent), each Secured Party for all Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate of the Secured Party (or of the Administrative Agent on behalf of such Secured Party) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to the Borrower with copy to the Administrative Agent, shall be conclusive, binding and final for all purposes, absent manifest error; provided, that such Secured Party shall reasonably cooperate with the Borrower, at Borrower’s expense, in contesting any such Taxes or Other Taxes that the Borrower determines in good faith to have not been correctly or legally asserted. In determining such amount, the Administrative Agent and such Secured Party may use any reasonable averaging and attribution methods.

(e)        Mitigation. Any Lender claiming any additional amounts payable pursuant to this Section 2.15 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its lending office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

(f)         Tax Forms. (i) Each Non-U.S. Lender Party shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by the Borrower or the Administrative Agent (or, in the case of a participant or SPV, the relevant Lender), provide the Administrative Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming complete exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming complete exemption from U.S. withholding tax under an income tax treaty) or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to the Administrative Agent that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding tax, the Loan Parties and the Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate, and the relevant Loan Party shall not be obligated pursuant to clause (b) to gross-up payments to be made to such Non-U.S. Lender Party in respect of income or similar taxes imposed by the United States or pursuant to clause (d) to indemnify such Non-U.S. Lender Party in respect thereto; provided, however, that a Non-U.S. Lender

36

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Party shall not be obligated to deliver such forms if after the date it becomes a Non-U.S. Lender Party it no longer legally qualifies for an exemption from tax; and, provided, further, that the relevant Loan Party will be obligated to gross-up payments to such Non-U.S. Lender Party only if the reason for such Non-U.S. Lender Party’s inability to claim an exemption (or a full exemption) from tax results from a change-in-law arising after it becomes a Non-U.S. Lender Party.

(ii)         Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by the Borrower or the Administrative Agent (or, in the case of a participant or SPV, the relevant Lender), provide the Administrative Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.

(iii)        Each Lender having sold a participation in any of its Obligations or identified an SPV as such to the Administrative Agent shall collect from such participant or SPV the documents described in this clause (f) and provide them to the Administrative Agent.

Section 2.16       Substitution of Lenders. (a) Substitution Right. In the event that any Lender (an “Affected Lender”), (i) makes a claim under clause (b) or (c) of Section 2.14, (ii) notifies the Administrative Agent pursuant to Section 2.13(b) that it becomes illegal for such Lender to continue to fund or make any Eurodollar Rate Loan, (iii) makes a claim for payment pursuant to Section 2.15(b), (iv) becomes a Non-Funding Lender or (v) does not consent to any amendment, waiver or consent to any Loan Document for which the consent of the Required Lenders is obtained but that requires the consent of other Lenders, the Borrower may either pay in full such Affected Lender with respect to amounts due with the consent of the Administrative Agent or substitute for such Affected Lender any Lender or any Affiliate or Approved Fund of any Lender or any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Administrative Agent (in each case, a “Substitute Lender”).

(b)        Procedure. To substitute such Affected Lender or pay in full the Obligations owed to such Affected Lender, the Borrower shall deliver a notice to the Administrative Agent and such Affected Lender. The effectiveness of such payment or substitution shall be subject to the delivery to the Administrative Agent by the Borrower (or, as may be applicable in the case of a substitution, by the Substitute Lender) of (i) payment for the account of such Affected Lender, of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations owing to such Affected Lender (including those that will be owed because of such payment and all Obligations that would be owed to such Lender if it was solely a Lender), (ii) payment of any amount that, after giving effect to the termination of the Commitment of such Affected Lender, is required to be paid pursuant to Section 2.6(f) and (iii) in the case of a substitution, (A) payment of the assignment fee set forth in Section 11.2(c) and (B) an assumption agreement in form and substance satisfactory to the Administrative Agent whereby the Substitute Lender shall, among other things, agree to be bound by the terms of the Loan Documents and assume the Commitment of the Affected Lender.

(c)        Effectiveness. Upon satisfaction of the conditions set forth in clause (b) above, the Administrative Agent shall record such substitution or payment in the Register, whereupon (i) such Affected Lender’s Commitments shall be terminated and (ii) in the case of any substitution, (A) the Affected Lender shall sell and be relieved of, and the Substitute Lender shall purchase and assume, all rights and claims of such Affected Lender under the Loan Documents, except that the Affected Lender shall retain such rights expressly providing that they survive the repayment of the Obligations and the

37

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

termination of the Commitments, (B) the Substitute Lender shall become a “Lender” hereunder having a Commitment in the amount of such Affected Lender’s Commitment and (C) the Affected Lender shall execute and deliver to the Administrative Agent an Assignment to evidence such substitution and deliver any Note in its possession; provided, however, that the failure of any Affected Lender to execute any such Assignment or deliver any such Note shall not render such sale and purchase (or the corresponding assignment) invalid.

ARTICLE III

CONDITIONS TO LOANS

Section 3.1        Conditions Precedent to Initial Loans. The obligation of each Lender to make any Loan hereunder is subject to the satisfaction or due waiver of each of the following conditions precedent on or before August 1, 2006:

(a)        Certain Documents. The Administrative Agent shall have received on or prior to the Closing Date each of the following, each dated the Closing Date (or such other date as may be indicated below) unless otherwise agreed by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and each Lender:

(i)         this Agreement duly executed by the Borrower and, for the account of each Lender requesting the same by notice to the Administrative Agent and the Borrower received by each at least 3 Business Days prior to the Closing Date (or such later date as may be agreed by the Borrower), Notes conforming to the requirements set forth in Section 2.12(e);

(ii)         the Guaranty and Security Agreement, duly executed by each Guarantor, and the Pledge Agreement, duly executed by Holdings, together with (A) copies of UCC, tax, judgment lien, Intellectual Property and other appropriate search reports and of all effective prior filings listed therein, together with evidence of the termination of such prior filings and other documents with respect to the priority of the security interest of the Administrative Agent in the Collateral, in each case as may be reasonably requested by the Administrative Agent, (B) all documents representing all Securities being pledged pursuant to such Guaranty and Security Agreement and the Pledge Agreement and related undated powers or endorsements duly executed in blank and (C) all Control Agreements that, in the reasonable judgment of the Administrative Agent, are required for the Loan Parties to comply with the Loan Documents as of the Closing Date, each duly executed by, in addition to the applicable Loan Party, the applicable financial institution;

(iii)        duly executed opinions of counsel to the Loan Parties, each addressed to the Administrative Agent and the Lenders and addressing such matters as the Administrative Agent may reasonably request;

(iv)        a copy of each Constituent Document of each Loan Party that is on file with any Governmental Authority in any jurisdiction, certified as of a recent date by such Governmental Authority, together with, if applicable, certificates attesting to the good standing of such Loan Party in such jurisdiction and each other jurisdiction where such Loan Party is qualified to do business as a foreign entity or where such qualification is necessary (and, if appropriate in any such jurisdiction, related tax certificates);

(v)        a certificate of the secretary or other officer of each Loan Party in charge of maintaining books and records of such Loan Party certifying as to (A) the names and signatures of each officer of such Loan Party authorized to execute and deliver any Loan

38

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Document, (B) the Constituent Documents of such Loan Party attached to such certificate are complete and correct copies of such Constituent Documents as in effect on the date of such certification (or, for any such Constituent Document delivered pursuant to clause (v) above, that there have been no changes from such Constituent Document so delivered) and (C) the resolutions of such Loan Party’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of each Loan Document to which such Loan Party is a party;

(vi)        if any Loans are to be made on the Closing Date, a certificate of the Chief Financial Officer of the Borrower to the effect that (A) each condition set forth in Section 3.2(b) has been satisfied and (B) each Loan Party is Solvent after giving effect to the initial Loans, the application of the proceeds thereof in accordance with Section 7.9 and the payment of all estimated legal, accounting and other fees and expenses related hereto;

(vii)       insurance certificates in form and substance satisfactory to the Administrative Agent demonstrating that the insurance policies required by Section 7.5 (other than any insurance policies in respect of equipment subject to a Master License Agreement which policies are maintained by the applicable exhibitor in accordance with the terms of the Master License Agreement) are in full force and effect and have all terms required by Section 7.5 (including, without limitation, in respect of the key man life insurance in respect of A. Dale Mayo);

(viii)      a certificate of a Responsible Officer of the Borrower certifying true, complete and correct copies of all material contracts attached to such certificate (including, without limitation, (A) all Master License Agreements, (B) all Digital Cinema Deployment Agreements, (C) software license agreements between the Borrower and Holdings, including, without limitation, the Amended and Restated Software License Agreement dated as of July 15, 2006 by and between Holdings and the Borrower (D) all other Intercompany Agreements between the Borrower and Holdings and (E) Intercompany Agreements between the Borrower and Access IT) and that the Borrower is in compliance with all such material contracts as of the Closing Date;

(ix)        a fully executed copy of (A) the employment agreement between A. Dale Mayo and Access IT and (B) the employment agreement between A. Dale Mayo and the Borrower;

(x)        the Initial Projections demonstrating compliance with all financial covenants;

(xi)        a Budget for the period following the Closing Date through March 31, 2007;

(xii)       a consent from each distributor party to a Digital Cinema Deployment Agreement in effect on the Closing Date to the assignment by the Borrower of such Digital Cinema Deployment Agreement in favor of the Administrative Agent confirming (i) that the Administrative Agent and Lenders are acceptable financing sources, (ii) the security interests granted by the Group Members to the Administrative Agent and the Lenders, (iii) that no default exists under the applicable Digital Cinema Deployment Agreement and (iv) otherwise in form and substance acceptable to the Administrative Agent;

(xiii)      unaudited monthly financial statements for the Borrower and its Subsidiaries for the period starting on the date of organization of the Borrower and ending on the

39

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

last day of the fiscal month ended at least 30 days prior to the Closing Date, certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the Consolidated and consolidating financial position, results of operations and cash flow of the Borrower as at the dates indicated for the period indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments);

(xiv)      consents, waivers, acknowledgements and other agreements from third persons which the Administrative Agent may deem necessary in order to permit, protect or perfect its security interests in and Liens upon the Collateral and to effectuate the provisions of this Agreement and the other Loan Documents, including, without limitation, mortgagee or landlord waivers, estoppel certificates, bailee letters, consignment notices and other similar agreements;

(xv)       a certificate of a Responsible Officer of the Borrower setting forth a detailed report of the locations and status of operation of all Digital Systems as of the Closing Date and attaching copies of all Digital Cinema Installation Certificates executed by Christie Digital Systems USA, Inc. confirming as of the Closing Date the delivery, installation and operation of such Digital Systems; and

(xvi)      such other documents and information as any Lender through the Administrative Agent may reasonably request.

(b)        Fees and Expenses. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent, its Related Persons, or any Lender, as the case may be, all fees and all reimbursements of costs or expenses, in each case due and payable under any Loan Document on or before the Closing Date.

(c)        Consents. Each Group Member shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary in connection with the consummation of the transactions contemplated in any Loan Document.

(d)        Material Adverse Effect. Since December 31, 2005, there shall not have occurred or become known to the Administrative Agent any event, development or circumstance that has caused or could reasonably be expected to cause any material adverse condition or material adverse change in or affecting the industry in which the Borrower, Holdings or Access IT operates, the business, operations, property (including but not limited to the Collateral), condition (financial or otherwise) or prospects or projections of the Borrower and its Affiliates, or of any other Loan Parties.

(e)        Litigation. No litigation shall have been commenced which would challenge the transactions contemplated hereunder or which, if successful, would have a material adverse impact on the transactions contemplated hereunder, the Borrower, its business or its ability to repay the Loans.

(f)         Capital Contribution. The Administrative Agent shall have received the following evidence in form reasonably satisfactory to it that the Borrower shall have received Capital Contributions in an amount equal to at least $69,700,000: (i) a schedule prepared by the Borrower of all such Capital Contributions, (ii) copies of invoices from Christie Digital Systems USA, Inc. evidencing payment of Capital Contributions of the type described in clause (a)(ii) of the definition thereof and (iii) confirmation from the Borrower’s deposit account holders evidencing receipt of Capital Contributions of the type described in clause (a)(i) of the definition thereof.

40

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(g)        New Information. There shall not have occurred or become known to the Administrative Agent since March 27, 2006 any information or other matter affecting any Loan Party or any of its Affiliates or the transactions contemplated by the Loan Documents that, in the Administrative Agent’s judgment, is inconsistent in a material and adverse manner with any such information or other matter disclosed to the Administrative Agent prior to March 27, 2006;

(h)        Corporate Structure, Etc. The management, corporate structure, capital structure, other instruments governing Indebtedness, material contracts and governing documents of the Borrower shall be acceptable to the Administrative Agent.

Section 3.2        Conditions Precedent to Each Loan. The obligation of each Lender on any date (including the Closing Date) to make any Loan is subject to the satisfaction of each of the following conditions precedent:

(a)        Request. The Administrative Agent shall have received, to the extent required by Article II, a written, timely and duly executed and completed Notice of Borrowing.

(b)        Representations and Warranties; No Defaults. The following statements shall be true on such date, both before and after giving effect to such Loan: (i) the representations and warranties set forth in any Loan Document shall be true and correct (A) if such date is the Closing Date, on and as of such date and (B) otherwise, in all material respects on and as of such date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date and (ii) no Default shall be continuing.

(c)        Purchase Orders. The Administrative Agent shall have received copies of all purchase orders for the Digital Systems, including the Digital Systems to be financed with the proceeds of the Loans to be made on such date.

(d)        Total Equity Ratio. The Administrative Agent shall have received a certificate duly executed by a Responsible Officer of the Borrower that shows in reasonable detail the calculation of the Total Equity Ratio both before and after giving effect to the Borrowing of Loans to be made on such date.

(e)        Material Contracts. The Administrative Agent shall have received satisfactory evidence that the Borrower is in compliance with all material contracts including, without limitation, all Digital Cinema Deployment Agreements, all Master License Agreements and all Intercompany Agreements.

(f)         Interest Reserve Account. The Borrower shall have funded the Interest Reserve in the Interest Reserve Account.

(g)        Additional Matters. The Administrative Agent shall have received such additional documents and information as any Lender, through the Administrative Agent, may reasonably request.

The representations and warranties set forth in any Notice of Borrowing (or any certificate delivered in connection therewith) shall be deemed to be made again on and as of the date of the relevant Loan and the acceptance of the proceeds thereof.

Section 3.3        Determinations of Initial Borrowing Conditions. For purposes of determining compliance with the conditions specified in Section 3.1, each Lender shall be deemed to be satisfied with each document and each other matter required to be satisfactory to such Lender unless, prior to the

41

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Closing Date, the Administrative Agent receives notice from such Lender specifying such Lender’s objections and such Lender has not made available its Pro Rata Share of any Borrowing scheduled to be made on the Closing Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Lenders and the Administrative Agent to enter into the Loan Documents, the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) represents and warrants to each of them each of the following on and as of each date applicable pursuant to Section 3.2:

Section 4.1        Corporate Existence; Compliance with Law. Each of Holdings and each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect, (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its property, to lease or sublease any property it operates under lease or sublease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not have a Material Adverse Effect and (f) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, lease, sublease, operation, occupation or conduct of its business, except where the failure to obtain such Permits, make such filings or give such notices would not, in the aggregate, have a Material Adverse Effect.

Section 4.2        Loan. (a) Power and Authority. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated therein (i) are within such Loan Party’s corporate or similar powers and, at the time of execution thereof, shall have been duly authorized by all necessary corporate and similar action (including, if applicable, consent of holders of its Securities), (ii) do not (A) contravene such Loan Party’s Constituent Documents, (B) violate any applicable Requirement of Law, (C) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material Contractual Obligation of any Loan Party or any of its Subsidiaries (including other Loan Documents) other than those that would not, in the aggregate, have a Material Adverse Effect and are not created or caused by, or a conflict, breach, default or termination or acceleration event under, any Loan Document or (D) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Loan Party or any of its Subsidiaries and (iii) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person, other than (A) with respect to the Loan Documents, the filings required to perfect the Liens created by the Loan Documents and (B) those listed on Schedule 4.2 and that have been, or will be prior to the Closing Date, obtained or made, copies of which have been, or will be prior to the Closing Date, delivered to the Administrative Agent, and each of which on the Closing Date will be in full force and effect.

(b)        Due Execution and Delivery. From and after its delivery to the Administrative Agent, each Loan Document has been duly executed and delivered to the other parties thereto by each Loan Party party thereto, is the legal, valid and binding obligation of such Loan Party and is enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and the effects of general principles of equity.

42

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Section 4.3        Ownership of Group Members. Set forth on Schedule 4.3 is a complete and accurate list showing, as of the Closing Date, for each Group Member and each Subsidiary of any Group Member and each joint venture of any of them, its jurisdiction of organization, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Closing Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower and, in the case of the Stock of the Borrower, Holdings. All outstanding Stock of each of them has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned beneficially and of record by a Group Member (or, in the case of the Borrower, by Holdings) free and clear of all Liens other than the security interests created by the Loan Documents and non-consensual Permitted Liens. There are no Stock Equivalents with respect to the Stock of any Group Member or any Subsidiary of any Group Member or any joint venture of any of them as of the Closing Date, except as set forth on Schedule 4.3. There are no Contractual Obligations or other understandings to which Holdings, any Group Member, any Subsidiary of any Group Member or any joint venture of any of them is a party with respect to (including any restriction on) the issuance, voting, Sale or pledge of any Stock or Stock Equivalent of any Group Member or any such Subsidiary or joint venture.

Section 4.4        Financial Statements. (a) Subject to the absence of footnote disclosure and normal recurring year-end audit adjustments, each of the unaudited Consolidated balance sheets of the Borrower as at the end of each fiscal month ending at least 30 days after the date of organization of the Borrower and at least 30 days prior to the Closing Date and the related Consolidated statements of income, retained earnings and cash flows of the Borrower for the period then ended, copies of each of which have been furnished to the Administrative Agent, fairly present in all material respects the Consolidated financial position, results of operations and cash flow of the Borrower as at the date indicated and for the period indicated in accordance with GAAP.

(b)        On the Closing Date, (i) no Group Member has any material liability or other obligation (including Indebtedness, Guaranty Obligations, contingent liabilities and liabilities for taxes, long-term leases and unusual forward or long-term commitments) that is not reflected in the Financial Statements referred to in clause (a) above or in the notes thereto and not otherwise permitted by this Agreement and (ii) since the date of the Financial Statements referenced in clause (a) above, there has been no Sale of any material property of the Group Members and no purchase or other acquisition of any material property.

(c)        The Initial Projections have been prepared by the Borrower in light of the operations of the business of the Borrower and its Subsidiaries and reflect projections for the 7 year period beginning on April 1, 2006 on a quarterly basis for the first year and on a year by year basis thereafter. As of the Closing Date, the Initial Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of conditions and facts known to the Borrower as of the Closing Date and reflect the good faith, reasonable and fair estimates by the Borrower of the future Consolidated financial performance of the Borrower and the other information projected therein for the periods set forth therein.

(d)        The unaudited Consolidated balance sheet of the Borrower (the “Pro Forma Balance Sheet”) delivered to the Administrative Agent prior to the date hereof, has been prepared as of May 31, 2006 and reflects as of such date, on a Pro Forma Basis for the transactions contemplated herein to occur on the Closing Date, the Consolidated financial condition of the Borrower, and the assumptions expressed therein are reasonable based on the information available to Access IT and the Borrower at such date and on the Closing Date.

43

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Section 4.5        Material Adverse Effect. Since December 31, 2005, there have been no events, circumstances, developments or other changes in facts that would, in the aggregate, have a Material Adverse Effect.

Section 4.6        Solvency. Both before and after giving effect to (a) the Loans made on or prior to the date this representation and warranty is made, (b) the disbursement of the proceeds of such Loans and (c) the payment and accrual of all transaction costs in connection with the foregoing, each of the Loan Parties is Solvent.

Section 4.7        Litigation. There are no pending (or, to the knowledge of any Group Member, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes affecting the Borrower or any of its Subsidiaries with, by or before any Governmental Authority other than those that (a) cannot reasonably be expected to affect the Obligations, the Loan Documents, the other transactions contemplated therein, any Digital Cinema Deployment Agreement, any Master License Agreement or any Service Agreement and (b) would not have, individually or in the aggregate, a Material Adverse Effect.

Section 4.8        Taxes. All federal and material state, local and foreign income and franchise and other tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof (except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP). No Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority, except such audit, examination or claim as could not, if adversely determined, reasonably be expected to have a Material Adverse Effect. Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. No Tax Affiliate has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

Section 4.9        Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of, and no proceeds of any Loan or other extensions of credit hereunder will be used for the purpose of, buying or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board) or extending credit to others for the purpose of purchasing or carrying any such margin stock, in each case in contravention of Regulation T, U or X of the Federal Reserve Board.

Section 4.10       No Burdensome Obligations; No Defaults. No Group Member is a party to any Contractual Obligation, no Group Member has Constituent Documents containing obligations, and, to the knowledge of any Group Member, there are no applicable Requirements of Law, in each case the compliance with which would have, in the aggregate, a Material Adverse Effect. No Group Member (and, to the knowledge of each Group Member, no other party thereto) is in default under or with respect to any Contractual Obligation of any Group Member, which Contractual Obligation is material to the operation of the Group Member’s business and which default gives the applicable third party the right to terminate such Contractual Obligation.

44

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Section 4.11       Investment Company Act; Public Utility Holding Company Act. No Group Member is (a) an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940 or (b) a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company,” as each such term is defined and used in the Public Utility Holding Company Act of 1935 or, as the case may be, the Public Utility Holding Company Act of 2005, enacted as part of the Energy Policy Act of 2005, Pub. L. No. 109-58 as codified at §§ 1261 et seq., and the regulations adopted thereunder as of the date hereof.

Section 4.12       Labor Matters. There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Group Member, threatened) against or involving any Group Member, except, for those that would not, in the aggregate, have a Material Adverse Effect. As of the Closing Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Group Member, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Group Member and (c) no such representative has sought certification or recognition with respect to any employee of any Group Member.

Section 4.13       ERISA. Schedule 4.13 sets forth, as of the Closing Date, a complete and correct list of, and that separately identifies, (a) all Title IV Plans, (b) all Multiemployer Plans and (c) all material Benefit Plans. Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies. Except for those that would not, in the aggregate, have a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Group Member, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Group Member incurs or otherwise has or could have an obligation or any Liability and (z) no ERISA Event is reasonably expected to occur. On the Closing Date, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding. No ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made.

Section 4.14       Environmental Matters. Except as set forth on Schedule 4.14, (a) the operations of each Group Member are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, other than non-compliances that, in the aggregate, would not have a reasonable likelihood of resulting in Material Environmental Liabilities, (b) no Group Member is party to, and no Group Member and no real property currently (or to the knowledge of any Group Member previously) owned, leased, subleased, operated or otherwise occupied by or for any Group Member is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Group Member, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice under or pursuant to any Environmental Law other than those that, in the aggregate, are not reasonably likely to result in Material Environmental Liabilities, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Group Member and, to the knowledge of each Group Member, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property, (d) no Group Member has caused or suffered to occur a Release of Hazardous Materials at, to or from any real property of any Group Member and each such real property is free of contamination by any Hazardous Materials except for such Release or contamination that could not reasonably be expected to result, in the aggregate, in Material Environmental Liabilities, (e) no Group Member (i) is or has been engaged in, or has permitted any current or former tenant to engage in,

45

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

operations, or (ii) knows of any facts, circumstances or conditions, including receipt of any information request or notice of potential responsibility under CERCLA or similar Environmental Laws, that, in the aggregate, would have a reasonable likelihood of resulting in Material Environmental Liabilities and (f) each Group Member has made available to the Administrative Agent copies of all existing environmental reports, reviews and audits and all documents pertaining to actual or potential Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody or control.

Section 4.15       Intellectual Property. Each Group Member owns or licenses all material Intellectual Property that is necessary for the operations of its business. To the knowledge of each Group Member, (a) the conduct and operation of the business of each Group Member does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Group Member in, or relating to, any Intellectual Property, other than, in each case, as would not, in the aggregate, have a Material Adverse Effect. In addition, (x) there are no pending (or, to the knowledge of any Group Member, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes affecting any Group Member with respect to, (y) no judgment or order regarding any such claim has been rendered by any competent Governmental Authority, no settlement agreement or similar Contractual Obligation has been entered into by any Group Member, with respect to and (z) no Group Member knows or has any reason to know of any valid basis for any claim based on, any such infringement, misappropriation, dilution, violation or impairment or contest, other than, in each case, as would not, in the aggregate, have a Material Adverse Effect.

Section 4.16       Title; Real Property. (a) Each Group Member has good and marketable fee simple title to all owned real property and valid leasehold interests in all leased real property, and owns all personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such property is subject to any Lien except Permitted Liens.

(b)        Set forth on Schedule 4.16 is, as of the Closing Date, (i) a complete and accurate list of all real property owned in fee simple by any Group Member or in which any Group Member owns a leasehold interest setting forth, for each such real property, the current street address (including, where applicable, county, state and other relevant jurisdictions), the record owner thereof and, where applicable, each lessee and sublessee thereof, (ii) any lease, sublease, license or sublicense of such real property by any Group Member and (iii) for each such real property that the Administrative Agent has requested be subject to a Mortgage or that is otherwise material to the business of any Group Member, each Contractual Obligation by any Group Member, whether contingent or otherwise, to Sell such real property.

Section 4.17       Full Disclosure. The written information prepared or furnished by or on behalf of (and with the consent or at the direction of) Access IT, Holdings or any Group Member in connection with any Loan Document (including the information contained in any Financial Statement or Disclosure Document) or the consummation of any transaction contemplated therein, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances when made, not misleading in any material respect; provided, however, that projections contained therein are not to be viewed as factual and that actual results during the periods covered thereby may differ from the results set forth in such projections by a material amount. All projections that are part of such information (including those set forth in any Projections delivered subsequent to the Closing Date) are based upon good faith estimates and stated assumptions believed to be reasonable and fair as of the date made in light of conditions and facts then known and, as of such date, reflect good faith, reasonable and fair estimates of the information projected for the periods set forth

46

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

therein. All facts known to Access IT, Holdings or any Group Member and material to the financial condition, business, property or prospects of Access IT, Holdings or the Group Members taken as one enterprise have been disclosed to the Lenders.

Section 4.18       Deposit and Disbursement Accounts. Schedule 4.18 lists all banks and other financial institutions at which any Group Member maintains deposit or other accounts as of the Closing Date, including any disbursement accounts, and correctly identifies, as of the Closing Date, the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

Section 4.19       Agreements and Other Documents. As of the Closing Date, each Group Member has provided to the Administrative Agent accurate and complete copies of all of the following agreements or documents to which it is subject and each of which is listed on Schedule 4.19: all Master License Agreements; all Service Agreements; all Digital Cinema Deployment Agreements; all material licenses and permits held by the Group Members; instruments and documents evidencing any Indebtedness of such Group Member and any Lien granted by such Group Member with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Group Member.

Section 4.20       DCI Spec Compliance. As of the Closing Date, all Digital Systems comply with the Digital Cinema System Specification V1.0 dated July 20, 2005 issued by Digital Cinema Initiatives, LLC, except for watermarking technology, CineLink2, CineCanvas and FIPS certification.

ARTICLE V

FINANCIAL COVENANTS

The Borrower agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding:

Section 5.1        Maximum Consolidated Leverage Ratio. The Borrower shall not have, during any Fiscal Quarter set forth below, a Consolidated Leverage Ratio greater than the maximum ratio set forth opposite the applicable Fiscal Quarter:

Fiscal Quarter Ending	Maximum Consolidated Leverage Ratio
March 31, 2007	17.0 to 1
June 30, 2007	17.0 to 1
September 30, 2007	9.5 to 1
December 31, 2007	9.5 to 1
March 31, 2008	4.5 to 1
June 30, 2008	4.5 to 1
September 30, 2008	3.5 to 1
December 31, 2008	3.5 to 1
March 31, 2009	3.0 to 1
June 30, 2009	3.0 to 1
September 30, 2009	3.0 to 1
December 31, 2009	3.0 to 1

47

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Fiscal Quarter Ending	Maximum Consolidated Leverage Ratio
March 31, 2010	2.5 to 1
June 30, 2010	2.5 to 1
September 30, 2010	2.5 to 1
December 31, 2010	2.5 to 1
March 31, 2011	1.75 to 1
June 30, 2011	1.75 to 1
September 30, 2011	1.75 to 1
December 31, 2011	1.75 to 1
March 31, 2012	0.75 to 1
June 30, 2012	0.75 to 1
September 30, 2012	0.75 to 1
December 31, 2012	0.75 to 1

Section 5.2        Minimum Consolidated Fixed Charge Coverage Ratio. Commencing with the Fiscal Quarter ended March 31, 2007, the Borrower shall not have, on the last day of such Fiscal Quarter or any Fiscal Quarter ended thereafter, a Consolidated Fixed Charge Coverage Ratio for the four Fiscal Quarter period ending on such day less than 1.25 to 1.

Section 5.3        Minimum Total Equity Ratio. The Borrower shall at all times maintain a minimum Total Equity Ratio equal to or greater than the Applicable Percentage.

Section 5.4        Minimum Projection Systems. The Borrower shall have installed pursuant to a Master License Agreement, as of each date set forth below, no fewer than the number of fully operational Projection Systems set forth opposite such date, determined on a cumulative basis since the Borrower began operating:

Date	Projection Systems
Closing Date	***
***	***
***	***
***	***

; provided that, in the event (a) the Borrower obtains an amendment to the *** Agreements with *** to *** and (b) the Borrower enters into a *** Agreement with *** which provides for ***, then the date set forth above for installation of *** operating Projection Systems shall be extended to ***.

_________________________

*** CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

48

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

ARTICLE VI

REPORTING COVENANTS

The Borrower (and, to the extent set forth in any other Loan Document, each other Group Member) agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding:

Section 6.1        Financial Statements. The Borrower shall deliver to the Administrative Agent (for further distribution to the Lenders in respect of the items listed in clauses (a), (b) and (c) below) each of the following:

(a)        Monthly Reports. As soon as available, and in any event within 30 days after the end of each fiscal month in each Fiscal Quarter ending on or prior to the 1st anniversary of the Termination Date, a management report in form and substance acceptable to the Administrative Agent, setting forth in reasonable detail, among other things (i) the income, cash flow and selling, general and administrative expense for such fiscal month and that portion of the Fiscal Year ending as of the close of such fiscal month, (ii) in comparative form the figures for (A) the corresponding period in the Budget and (B) the corresponding period in the prior Fiscal Year, (iii) the aggregate amount of cash on hand as of the end of such fiscal month, (iv) the number of screens installed during such fiscal month and the aggregate number of screens installed as of the end of such fiscal month, (v) on an aggregate and per distributor basis (A) the number of digital titles released pursuant to a Digital Cinema Deployment Agreement and (B) the virtual print fee revenue and associated accounts receivable, (vi) on an aggregate a per exhibitor basis (A) the revenue generated from Non-Traditional Content (as defined in the applicable Master License Agreement) and (B) the revenue generated from Traditional Motion Picture Content (as defined in the applicable Master License Agreement) distributed by a distributor who has not signed a Digital Cinema Deployment Agreement, (vii) the amount of Excluded Capital Expenditures and Capital Expenditures, (viii) the calculations used in determining the Total Equity Ratio, including, without limitation, the calculations used in determining Excess Cash Flow, (ix) with respect to the Deposit Accounts, Securities Accounts and Cash Collateral Accounts of each Group Member, a copy of the bank statement for each such account as at the end of such fiscal month, (x) a list of all Digital Systems projected to be installed in the following 30-day period and the location of the same and (xi) copies of internally prepared reports detailing the utilization of the Installed Digital Systems and amounts billed to contracted parties, each in form and substance reasonably satisfactory to the Administrative Agent, it being acknowledged that the form of internally prepared report previously delivered to the Administrative Agent is acceptable.

(b)        Quarterly Reports. As soon as available, and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year, the Consolidated and consolidating unaudited balance sheet of the Borrower as of the close of such Fiscal Quarter and related Consolidated and consolidating statements of income and cash flow for such Fiscal Quarter and that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, setting forth in comparative form the figures for the corresponding period in the prior Fiscal Year and the figures contained in the latest Projections, in each case certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the Consolidated and consolidating financial position, results of operations and cash flow of the Borrower as at the dates indicated and for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

(c)        Annual Reports. Commencing with the Fiscal Year ended March 31, 2007, as soon as available, and in any event within 90 days after the end of each Fiscal Year, the Consolidated and consolidating balance sheet of the Borrower as of the end of such year and related Consolidated and

49

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

consolidating statements of income, stockholders’ equity and cash flow for such Fiscal Year, each prepared in accordance with GAAP, together with a certification by the Group Members’ Accountants that (i) such Consolidated and consolidating Financial Statements fairly present in all material respects the Consolidated financial position, results of operations and cash flow of the Borrower as at the dates indicated and for the periods indicated therein in accordance with GAAP without qualification as to the scope of the audit or as to going concern and without any other similar qualification and (ii) in the course of the regular audit of the businesses of the Group Members, which audit was conducted in accordance with the standards of the United States’ Public Company Accounting Oversight Board (or any successor entity), such Group Members’ Accountants have obtained no knowledge that a Default in respect of any financial covenant contained in Article V is continuing or, if in the opinion of the Group Members’ Accountants such a Default is continuing, a statement as to the nature thereof (which certification with respect to clause (ii) may be limited or omitted to the extent required by accounting rules or guidelines);.

(d)        Compliance Certificate. Together with each delivery of any Financial Statement pursuant to clause (b) or (c) above, a Compliance Certificate duly executed by a Responsible Officer of the Borrower that, among other things, (i) shows in reasonable detail the calculations used in determining the Total Equity Ratio, including, without limitation, the calculations used in determining Excess Cash Flow, (ii) demonstrates compliance with each financial covenant contained in Article V, (iii) shows in reasonable detail the amount of Excluded Capital Expenditures and Capital Expenditures as of the end of such fiscal period, (iv) provides a list of all Installed Digital Systems and the location of the same and (v) states that no Default is continuing as of the date of delivery of such Compliance Certificate or, if a Default is continuing, states the nature thereof and the action that the Borrower proposes to take with respect thereto.

(e)        Corporate Chart and Other Collateral Updates. As part of the Compliance Certificate delivered pursuant to clause (d) above, each in form and substance satisfactory to the Administrative Agent, a certificate by a Responsible Officer of the Borrower that (i) the Corporate Chart attached thereto (or the last Corporate Chart delivered pursuant to this clause (e)) is correct and complete as of the date of such Compliance Certificate, (ii) the Loan Parties have delivered all documents (including updated schedules as to locations of Collateral and acquisition of Intellectual Property or real property) they are required to deliver pursuant to any Loan Document on or prior to the date of delivery of such Compliance Certificate and (iii) complete and correct copies of all documents modifying any term of any Constituent Document of any Group Member or any Subsidiary or joint venture thereof on or prior to the date of delivery of such Compliance Certificate have been delivered to the Administrative Agent or are attached to such certificate.

(f)         Additional Projections. As soon as available and in any event not later than 60 days prior to the end of each Fiscal Year, (i) the annual business plan and the Budget of the Group Members for the Fiscal Year next succeeding such Fiscal Year approved by the Borrower’s Board of Directors and (ii) forecasts prepared by management of the Borrower (A) for each month in such next succeeding Fiscal Year and (B) for each other succeeding Fiscal Year through the Fiscal Year containing the Maturity Date, in each case including in such forecasts (x) a projected year-end Consolidated and consolidating balance sheet, income statement and statement of cash flows, (y) a statement of all of the material assumptions on which such forecasts are based and (z) substantially the same type of financial information as that contained in the Initial Projections.

(g)        Management Discussion and Analysis. Together with each delivery of any Compliance Certificate pursuant to clause (d) above, a discussion and analysis of the financial condition and results of operations of the Group Members for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year.

50

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(h)        Intercompany Loan Balances. Together with each delivery of any Compliance Certificate pursuant to clause (d) above, a summary of the outstanding balances of all intercompany Indebtedness as of the last day of the Fiscal Quarter covered by such Financial Statement, certified as complete and correct by a Responsible Officer of the Borrower as part of the Compliance Certificate delivered in connection with such Financial Statements.

(i)         Audit Reports, Management Letters, Etc. Together with each delivery of any Financial Statement for any Fiscal Year pursuant to clause (c) above, copies of each management letter, audit report or similar letter or report received by any Group Member from any independent registered certified public accountant (including the Loan Parties Accountants) in connection with such Financial Statements or any audit thereof, each certified to be complete and correct copies by a Responsible Officer of the Borrower as part of the Compliance Certificate delivered in connection with such Financial Statements.

(j)	Insurance Certifications.

(i)         At each policy renewal, but not less than annually, the Borrower shall provide to the Administrative Agent a certification from each insurer or by an authorized representative of each insurer identifying the underwriters, the type of insurance, the limits, deductibles, and term thereof and shall specifically list the provisions delineated in clause (b) of Schedule 7.5;

(ii)         Concurrently with the furnishing of all certificates referred to in clause (i) above, the Borrower shall furnish the Administrative Agent with a statement from an independent insurance broker, reasonably acceptable to the Administrative Agent, stating that (A) all premiums then due have been paid and (B) in the opinion of such broker, the insurance then maintained by the Borrower is in accordance with clause (b) of Schedule 7.5;

(iii)        The Borrower shall request such insurance broker, upon its first knowledge, to advise the Administrative Agent promptly in writing of any default in the payment of any premiums or any other act or omission, on the part of any Person, which might invalidate or render unenforceable, in whole or in part, any insurance provided by the Borrower hereunder; and

(iv)        Promptly after becoming available, but in any event within 45 days of the installation of any Digital System on or after the Closing Date, an insurance certificate in form and substance satisfactory to the Administrative Agent demonstrating that the insurance policies required by Section 7.5 in respect of such Digital System are in full force and effect and have all the terms required by Section 7.5; provided, that notwithstanding anything to the contrary, the Borrower shall not be in default under this Section 6.1(j)(iv) so long as the Borrower is otherwise in compliance with Section 2.6(d).

(k)        Certificate of Acceptance. Promptly after becoming available, but in any event within 45 days of the installation of any Digital System, which becomes an Installed Digital System on or after the Closing Date, a copy of a certificate (a “Certificate of Acceptance”) executed by the exhibitor party to the applicable Master License Agreement accepting delivery and installation of such Digital System, certifying as to the receipt, installation and operation of such Digital System and confirming the location of such Digital System; provided, that notwithstanding anything to the contrary, the Borrower shall not be in default under this Section 6.1(k) so long as the Borrower is otherwise in compliance with Section 2.6(d).

51

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(l)         Agreed Upon Procedures. On or before July 31, 2006, a copy of the agreed upon procedures letter from Group Members’ Accountants in form and substance satisfactory to the Administrative Agent.

(m)       Other Agreements. Promptly after the execution thereof, copies of all Digital Cinema Deployment Agreements, Master License Agreements, Service Agreements and any Intercompany Agreements.

Section 6.2        Other Events. The Borrower shall give the Administrative Agent notice of each of the following (which notice may be made by telephone if promptly confirmed in writing) promptly after any Responsible Officer of any Group Member knows or has reason to know of it: (a)(i) any Default and (ii) any event that would have a Material Adverse Effect, specifying, in each case, the nature and anticipated effect thereof and any action proposed to be taken in connection therewith, (b) any event (other than any event involving loss or damage to property) reasonably expected to result in a mandatory prepayment of the Obligations pursuant to Section 2.6, stating the material terms and conditions of such transaction and estimating the Net Cash Proceeds thereof, (c) the commencement of, or any material developments in, any action, investigation, suit, proceeding, audit, claim, demand, order or dispute with, by or before any Governmental Authority affecting any Group Member or any property of any Group Member that (i) seeks injunctive or similar relief, (ii) in the reasonable judgment of the Borrower, exposes any Group Member to liability in an aggregate amount in excess of $250,000 or (iii) if adversely determined would have a Material Adverse Effect and (d) the acquisition of any material real property or the entering into any material lease.

Section 6.3        Copies of Notices and Reports. The Borrower shall promptly deliver to the Administrative Agent copies of each of the following: (a) all reports that the Borrower transmits to its security holders generally, (b) all documents that any Group Member files with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any securities exchange or any Governmental Authority exercising similar functions, (c) all press releases issued by any Group Member or, to the extent such press release relates to a Group Member Access IT or Holdings not made available directly to the general public, (d) all material documents, notices or reports transmitted or delivered or received pursuant to, or in connection with, any Digital Deployment Agreement, Master License Agreement, Service Agreement or Intercompany Agreement and (e) any material document transmitted or received pursuant to, or in connection with, any Contractual Obligation governing Indebtedness of any Group Member.

Section 6.4        Taxes. The Borrower shall give the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing) promptly after any Responsible Officer of any Group Member knows or has reason to know of it: (a) the creation, or filing with the IRS or any other Governmental Authority, of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any taxes with respect to any Tax Affiliate and (b) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

Section 6.5        Labor Matters. The Borrower shall give the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing), promptly after, and in any event within 30 days after any Responsible Officer of any Group Member knows of it: (a) the commencement of any material labor dispute to which any Group Member is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person’s plants and other facilities and (b) the incurrence by any Group Member of any Worker Adjustment and Retraining Notification Act

52

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

or related or similar liability incurred with respect to the closing of any plant or other facility of any such Person (other than, in the case of this clause (b), those that would not, in the aggregate, have a Material Adverse Effect).

Section 6.6        ERISA Matters. The Borrower shall give the Administrative Agent (a) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, a copy of such notice and (b) promptly, and in any event within 10 days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto.

Section 6.7        Environmental Matters. (a) The Borrower shall provide the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed by the Administrative Agent in writing) promptly after any Responsible Officer of any Group Member knows or has reason to know of it (and, upon reasonable request of the Administrative Agent, documents and information in connection therewith): (i)(A) unpermitted Releases, (B) the receipt by any Group Member of any notice of violation of or potential liability or similar notice under, or the existence of any condition that could reasonably be expected to result in violations of or liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or liability under any Environmental Law, that, for each of clauses (A), (B) and (C) above (and, in the case of clause (C), if adversely determined), in the aggregate for each such clause, could reasonably be expected to result in Environmental Liabilities in excess of $250,000, (ii) the receipt by any Group Member of notification that any property of any Group Member is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iii) any proposed acquisition or lease of real property if such acquisition or lease would have a reasonable likelihood of resulting in aggregate Environmental Liabilities in excess of $250,000.

(b)        Upon request of the Administrative Agent, the Borrower shall provide the Administrative Agent a report containing an update as to the status of any environmental, health or safety compliance, hazard or liability issue identified in any document delivered to any Secured Party pursuant to any Loan Document or as to any condition reasonably believed by the Administrative Agent to result in Material Environmental Liabilities.

Section 6.8        Other Information. The Borrower shall provide the Administrative Agent with such other documents and information with respect to the business, property, condition (financial or otherwise), legal, financial or corporate or similar affairs or operations of any Group Member as the Administrative Agent or such Lender through the Administrative Agent may from time to time reasonably request.

ARTICLE VII

AFFIRMATIVE COVENANTS

The Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding:

Section 7.1        Maintenance of Corporate Existence. Holdings and each Group Member shall (a) preserve and maintain its legal existence, except in the consummation of transactions expressly permitted by Sections 8.4 and 8.7, and (b) preserve and maintain it rights (charter and statutory),

53

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

privileges franchises and Permits necessary or desirable in the conduct of its business, except, in the case of this clause (b), where the failure to do so would not, in the aggregate, have a Material Adverse Effect.

Section 7.2        Compliance with Laws, Etc. Each Group Member shall comply in all material respects with (i) all applicable Requirements of Law, (ii) all Contractual Obligations and (iii) all Permits.

Section 7.3        Payment of Obligations. Each Group Member shall pay or discharge before they become delinquent (a) all material claims, taxes, assessments, charges and levies imposed by any Governmental Authority and (b) all other lawful claims that if unpaid would, by the operation of applicable Requirements of Law, become a Lien upon any property of any Group Member, except, in the case of clauses (a) and (b), for those (x) whose amount or validity is being contested in good faith by proper proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Group Member in accordance with GAAP or (y) which encumber property that, individually or in the aggregate, has a value less than $250,000.

Section 7.4        Maintenance of Property. Each Group Member shall maintain and preserve (a) in good working order and condition all of its property necessary in the conduct of its business and (b) all rights, permits, licenses, approvals and privileges (including all Permits) necessary, used or useful, whether because of its ownership, lease, sublease or other operation or occupation of property or other conduct of its business, and shall make all necessary or appropriate filings with, and give all required notices to, Government Authorities, except for such failures to maintain and preserve the items set forth in clauses (a) and (b) above that would not, in the aggregate, have a Material Adverse Effect.

Section 7.5        Maintenance of Insurance. (a) Each Group Member shall (i) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the property and businesses of the Group Members (including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Borrower) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Group Members and in any event in form and substance reasonably acceptable to Administrative Agent; it being agreed that the insurance set forth on Schedule 7.5 is acceptable, (ii) maintain a key man life insurance policy in respect of the life of A. Dale Mayo in an aggregate amount not less than $5,000,000 and (iii) cause all such insurance relating to any property or business of any Group Member to name the Administrative Agent, on behalf of the Secured Parties, as additional insured or loss payee, as appropriate and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days (or 10 days in the case of a payment default) notice thereof to the Administrative Agent.

(b)        General. The Administrative Agent shall be entitled, upon reasonable advance notice, to review the Borrower’s insurance policies carried and maintained with respect to the Group Members’ obligations under this Section 7.5. Upon request, the Borrower shall furnish the Administrative Agent with copies of all insurance policies, binders, and cover notes or other evidence of such insurance. Notwithstanding anything to the contrary herein, no provision of this Section 7.5 or any provision of this Agreement shall impose on the Administrative Agent any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Borrower, nor shall the Administrative Agent be responsible for any representations or warranties made by or on behalf of the Borrower to any insurance broker, company or underwriter. The Administrative Agent, at its sole option, may obtain such insurance if not provided by the Borrower and in such event, the Borrower shall reimburse the Administrative Agent upon demand for the cost thereof together with interest. The Borrower shall also carry and

54

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

maintain, should the Borrower’s risk profile change during the term of this Agreement, any other insurance that the Administrative Agent may reasonably require from time to time.

Section 7.6        Keeping of Books. The Group Members shall keep proper books of record and account, in which full, true and correct entries shall be made in accordance with GAAP and all other applicable Requirements of Law of all financial transactions and the assets and business of each Group Member.

Section 7.7        Access to Books and Property; Audit Rights. Each Group Member shall permit the Administrative Agent, the Lenders and any Related Person of any of them, as often as reasonably requested, at any reasonable time during normal business hours and with reasonable advance notice (except that, during the continuance of an Event of Default, no such notice shall be required) to (a) visit and inspect the property of each Group Member and examine and make copies of and abstracts from, the corporate (and similar), financial, operating and other books and records of each Group Member, (b) discuss the affairs, finances and accounts of each Group Member with any officer or director of any Group Member, (c) communicate directly with any registered certified public accountants (including the Group Members’ Accountants) of any Group Member and (d) conduct such appraisals, audits, reviews, and investigations of the Collateral and any documents, instruments or agreements relating thereto; provided that, so long as no Event of Default exists, the Administrative Agent, the Lenders and any Related Persons shall not, collectively or individually, exercise the rights granted under this Section 7.7 more often than twice in the aggregate in any Fiscal Year. Each Group Member shall authorize their respective registered certified public accountants (including the Group Members’ Accountants) to communicate directly with the Administrative Agent, the Lenders and their Related Persons and to disclose to the Administrative Agent, the Lenders and their Related Persons all financial statements and other documents and information as they might have and the Administrative Agent or any Lender reasonably requests with respect to any Group Member.

Section 7.8        Environmental. Each Group Member shall comply with, and maintain its real property, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance or that is required by orders and directives of any Governmental Authority) except for failures to comply that would not, in the aggregate, have a Material Adverse Effect. Without limiting the foregoing, if an Event of Default is continuing or if the Administrative Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Group Member or that there exist any Environmental Liabilities, in each case, that would have, in the aggregate, a Material Adverse Effect, then each Group Member shall, promptly upon receipt of request from the Administrative Agent, cause the performance of, and allow the Administrative Agent and its Related Persons access to such real property for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as the Administrative Agent may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by the Administrative Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to the Administrative Agent and shall be in form and substance reasonably acceptable to the Administrative Agent.

Section 7.9        Use of Proceeds. The proceeds of the Loans shall be used by the Borrower (and, to the extent distributed to them by the Borrower, each other Group Member) solely (a) to fund the cost of purchasing, acquiring, receiving, delivering, constructing or installing Installed Digital Systems, provided that such proceeds (i) shall not be utilized to fund more than an amount equal to the product of (A) 100% minus the Applicable Percentage (expressed as a decimal) and (B) the aggregate purchase price of all Installed Digital Systems and (ii) shall not fund the purchase of more than 4000 Installed Digital Systems, (b) to fund the Interest Reserve, (c) to make Restricted Payments to Holdings subject to and in accordance

55

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

with Section 8.5(d) hereof and (d) for the payment of transaction costs, fees and expenses incurred in connection with the Loan Documents and the transactions contemplated therein.

Section 7.10       Additional Collateral and Guaranties. To the extent not delivered to the Administrative Agent on or before the Closing Date (including in respect of after-acquired property and Persons that become Subsidiaries of any Group Member after the Closing Date), each Group Member shall, promptly, do each of the following, unless otherwise agreed by the Administrative Agent:

(a)        deliver to the Administrative Agent such modifications to the terms of the Loan Documents (or, to the extent applicable as determined by the Administrative Agent, such other documents), in each case in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent deems necessary or advisable in order to ensure the following:

(i)         (A) each Subsidiary of any Group Member that has entered into Guaranty Obligations with respect to any Indebtedness of the Borrower and (B) each Wholly Owned Subsidiary of any Group Member shall guaranty, as primary obligor and not as surety, the payment of the Obligations of the Borrower; and

(ii)         each Group Member (including any Person required to become a Guarantor pursuant to clause (i) above) shall effectively grant to the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in all of its property, including all of its Stock and Stock Equivalents and other Securities, as security for the Obligations of such Group Member;

provided, however, that, unless the Borrower and the Administrative Agent otherwise agree, in no event shall (x) any Excluded Foreign Subsidiary be required to guaranty the payment of any Obligation, (y) the Group Members, individually or collectively, be required to pledge in excess of 65% of the outstanding Voting Stock of any Excluded Foreign Subsidiary or (z) a Lien or security interest be required to be granted on any property of any Excluded Foreign Subsidiary as security for any Obligation;

(b)        deliver to the Administrative Agent all documents representing all Stock, Stock Equivalents and other Securities pledged pursuant to the documents delivered pursuant to clause (a) above, together with undated powers or endorsements duly executed in blank;

(c)        upon request of the Administrative Agent, deliver to it a Mortgage on any real property owned by any Loan Party (other than Holdings) and on any of its leases, together with all Mortgage Supporting Documents relating thereto (or, if such real property or the real property subject to such lease is located in a jurisdiction outside the United States, similar documents deemed appropriate by the Administrative Agent to obtain the equivalent in such jurisdiction of a first-priority mortgage on such real property or lease);

(d)        to take all other actions necessary or advisable to ensure the validity or continuing validity of any guaranty for any Obligation or any Lien securing any Obligation, to perfect, maintain, evidence or enforce any Lien securing any Obligation or to ensure such Liens have the same priority as that of the Liens on similar Collateral set forth in the Loan Documents executed on the Closing Date (or, for Collateral located outside the United States, a similar priority acceptable to the Administrative Agent), including the filing of UCC financing statements in such jurisdictions as may be required by the Loan Documents or applicable Requirements of Law or as the Administrative Agent may otherwise reasonably request; and

56

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(e)        deliver to the Administrative Agent legal opinions relating to the matters described in this Section 7.10, which opinions shall be as reasonably required by, and in form and substance and from counsel reasonably satisfactory to, the Administrative Agent.

Section 7.11       Deposit Accounts; Securities Accounts and Cash Collateral Accounts. (a) Each Group Member (other than Excluded Foreign Subsidiaries) shall (i) deposit all of its cash in deposit accounts that are Controlled Deposit Accounts, provided, however, that each Group Member may maintain zero-balance accounts for the purpose of managing local disbursements and may maintain payroll, withholding tax and other fiduciary accounts, which are not subject to Controlled Deposit Accounts, and (ii) deposit all of its Cash Equivalents in securities accounts that are Controlled Securities Accounts, in each case except for cash and Cash Equivalents the aggregate value of which does not exceed $250,000 for all of the Group Members at any time.

(b)        The Group Members shall be permitted to direct disbursement of their funds (including, without limitation, the proceeds of the Loans and cash on hand) solely as reflected in the Budget; provided that prior to any disbursement the Borrower shall have given the Administrative Agent at least three Business Days prior notice of such disbursement and the Borrower shall not have received any objection from the Administrative Agent in respect of such disbursement; and provided, further, that, if any disbursement shall be for the purchase of Digital Systems, then it shall be a condition to such disbursement that the Administrative Agent shall have received copies of the purchase orders for, or other documentation reasonably satisfactory to the Administrative Agent relating to, the Digital Systems to be purchased with the disbursement.

(c)        The Borrower shall fund and maintain at all times the Interest Reserve in the Interest Reserve Account. The Administrative Agent may (or shall at the request of the Required Lenders) debit the Interest Reserve Account for the purpose of paying overdue interest. Any debit applied by the Administrative Agent pursuant to this Section 7.11(c) shall not (i) discharge the Borrower’s obligations under this Agreement with respect to such payment or (ii) cure any Default or Event of Default arising under Section 9.1(a) as a result of any non-payment of interest as and when due under this Agreement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent, on behalf of the Lenders (and, as applicable, any counterparty to a Secured Hedging Agreement), shall have recourse to the amounts in the Interest Reserve Account, if any, for (i) the payment of the principal of the Loans on the Maturity Date (or such earlier date on which the Loans become due and payable pursuant to Section 9.2) and (ii) the payment in full of all other Obligations on the Maturity Date or during the existence of an Event of Default. At the Borrower’s option, the Interest Reserve may be deposited in an Interest Reserve Account which is an interest bearing account. All earnings on the Interest Reserve shall be credited to the Interest Reserve Account and, upon the request of the Borrower, such earnings shall be remitted to the Borrower.

(d)        The Administrative Agent shall not have any responsibility for, or bear any risk of loss of, any investment or income of any funds in any Cash Collateral Account. From time to time after funds are deposited in any Cash Collateral Account, the Administrative Agent may apply funds then held in such Cash Collateral Account to the payment of Obligations in accordance with Section 2.10. No Group Member and no Person claiming on behalf of or through any Group Member shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the termination of all Commitments and the payment in full of all Obligations.

Section 7.12       Interest Rate Contracts. The Borrower shall, within 30 days after the Termination Date, enter into and thereafter maintain Interest Rate Contracts on terms and with counterparties reasonably satisfactory to the Administrative Agent, to provide protection against fluctuation of interest rates until the 5th anniversary of the Termination Date for a notional amount that

57

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

equals at least 50% of the aggregate principal amount of the Loans outstanding from time to time. To the extent any Secured Hedging Support Document is entered into with respect to such Interest Rate Contracts, such documents shall be on terms and with counterparties reasonably satisfactory to the Administrative Agent.

Section 7.13       Corporate Separateness. Each Group Member shall take, or refrain from taking, as the case may be, all actions, including, but not limited to the following, that are necessary or advisable to be taken or not to be taken in order to ensure that its existence shall be maintained and respected separate and apart from that of any other Person:

(a)        Each Group Member shall maintain its own deposit, securities or other account or accounts, separate from those of any Affiliate, with commercial banking institutions or broker-dealers. Each Group Member shall ensure that its funds will not be diverted to any other Person or for other than corporate uses of such Group Member, as the case may be, and such funds will not be commingled with the funds of any other Person.

(b)        To the extent that it shares the same officers or other employees as any of its Affiliates, each Group Member shall ensure that the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, to the extent practicable, on the basis of such entity’s actual share of such costs and to the extent such allocation is not practicable, on a basis reasonably related to such entity’s fair share of the salary and benefit costs associated with all such common officers and employees.

(c)        To the extent that it jointly contracts with any of its Affiliates to do business with vendors or service providers or to share overhead expenses, each Group Member shall ensure that the costs incurred in so doing shall be allocated fairly among such entities, to the extent practicable, on the basis of such entities’ actual share of such costs and to the extent such allocation is not practicable, on a basis reasonably related to such entities’ fair share of such costs. To the extent that any Group Member contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods or services are provided on the basis of such entities’ actual share of such costs and to the extent such allocation is not practicable, on a basis reasonably related to such entities’ fair share of such costs. All material transactions between or among a Group Member and any of its respective Affiliates, whether currently existing or hereafter entered into, shall be only on an arm’s-length basis.

(d)        Each Group Member shall maintain a principal executive office at a separate address from the address of each of its Affiliates (other than any Group Member or its respective Subsidiaries); provided that reasonably segregated offices in the same building shall constitute separate addresses for purposes of this clause (d) so long as such office space is leased or subleased to any Group Member under a separate written agreement between such Group Member and such Affiliate on arm’s-length terms. To the extent that any Group Member or any of its Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

(e)        Each Group Member shall maintain and issue separate financial statements prepared not less frequently than annually and prepared in accordance with GAAP.

(f)         Each Group Member shall conduct its affairs in its own name and strictly in accordance with its Constituent Documents and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special officers’ and directors’ meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its

58

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

(g)        None of the Group Members shall, nor shall they permit any of their respective Subsidiaries to, assume or guarantee any of the liabilities of any Affiliate except as expressly permitted herein.

(h)        Each Group Member shall have stationery and other business forms separate and distinct from that of any other Person.

(i)         Each Group Member shall cause its assets to be maintained in a manner that facilitates their identification and segregation from those of any other Person.

(j)         Not later than thirty (30) days after the Closing Date and at all times thereafter, the board of directors of the Borrower shall have at least 1 director who is not an officer, director, employee, material shareholder or material supplier of any Affiliate of the Borrower (other than any Loan Party) and whose vote is required in order for the Borrower to file a voluntary petition for bankruptcy or to commence any other event that would constitute an Event of Default under Section 9.1(e).

Section 7.14         Digital Cinema Deployment Agreements. No Group Member shall, on or after the Closing Date, enter into any Digital Cinema Deployment Agreement other than such Digital Cinema Deployment Agreements that are in form and substance reasonably acceptable to the Administrative Agent. The Borrower shall cause each distributor party to a Digital Cinema Deployment Agreement entered into on or after the Closing Date to (a) consent to the assignment of such Digital Cinema Deployment Agreement in favor of the Administrative Agent, (b) confirm that the Administrative Agent and the Lenders are acceptable financing sources and (c) acknowledge the security interests granted by the Group Members to the Administrative Agent and the Lenders.

Section 7.15        Locations of Installed Digital Cinema Systems; Master License Agreements. No Group Member shall, after the Closing Date, enter into any Master License Agreement, other than such Master License Agreements that are in form and substance, and with such Persons and for such locations, in each case that are reasonably satisfactory to the Administrative Agent.

Section 7.16        DCI Spec Compliance. From and after the date when watermarking technology, CineLink2 and CineCanvas become available on reasonable commercial terms, the Group Members shall thereafter deploy only Digital Systems that are compliant with Digital Cinema System Specification V1.0 dated July 20, 2005 issued by Digital Cinema Initiatives, LLC and within five months of such availability will upgrade all Digital Systems previously deployed to bring them into material compliance with such specifications.

Section 7.17         Certificates of Acceptance. The Borrower shall deliver a Certificate of Acceptance from each exhibitor party to a Master License Agreement entered into prior to the Closing Date, certifying as to the receipt, installation and operation of the Digital Systems subject thereto, according to the following schedule (a) within 60 days following the Closing Date, in respect of 70% of the Installed Digital Systems subject to Master License Agreements as of such date of determination, and (b) within 90 days following the Closing Date, in respect of 95% of the Installed Digital Systems subject to Master License Agreements as of such date of determination, provided, that within such 90 day period the Borrower shall deliver a Certificate of Acceptance from Carmike Cinemas, Inc. in respect of 100% of the Installed Digital Systems subject to the applicable Master License Agreement; provided, further, that, notwithstanding anything to the contrary, the Borrower shall not be in default under this Section 7.17 so long as the Borrower is otherwise in compliance with Section 2.6(d).

59

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Section 7.18         Certificates of Insurance. The Borrower shall deliver, or cause to be delivered by the applicable exhibitor, certificates of insurance in respect of any Digital System installed prior to the Closing Date, in each case, in form and substance satisfactory to the Administrative Agent, demonstrating that the insurance policies required by Section 7.5 in respect of such Digital System are in full force and effect and have all the terms required by Section 7.5, according to the following schedule (a) within 60 days following the Closing Date, in respect of 70% of the Digital Systems as of such date of determination, and (b) within 90 days following the Closing Date, in respect of 100% of the Digital Systems as of such date of determination; provided, that notwithstanding anything to the contrary, the Borrower shall not be in default under this Section 7.18 so long as the Borrower is otherwise in compliance with Section 2.6(d).

ARTICLE VIII

NEGATIVE COVENANTS

The Borrower (and, to the extent set forth in any other Loan Document, each other Group Member) agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding:

Section 8.1         Indebtedness. No Group Member shall, directly or indirectly, incur or otherwise remain liable with respect to or responsible for, any Indebtedness except for the following:

(a)	the Obligations;

(b)        Indebtedness existing on the date hereof and set forth on Schedule 8.1, together with any Permitted Refinancing of any Indebtedness permitted hereunder in reliance upon this clause (b);

(c)        Indebtedness consisting of Capitalized Lease Obligations (other than with respect to a lease entered into as part of a Sale and Leaseback Transaction) and purchase money Indebtedness, in each case incurred by any Group Member to finance the acquisition, repair, improvement or construction of fixed or capital assets of such Group Member, together with any Permitted Refinancing of any Indebtedness permitted hereunder in reliance upon this clause (c); provided, however, that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed $250,000 at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed, whether directly or through a Permitted Refinancing, with such Indebtedness (each measured at the time such acquisition, repair, improvement or construction is made);

(d)        Permitted Subordinated Indebtedness, together with any Permitted Refinancing permitted hereunder in reliance upon this clause (d); provided, however, that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed $31,000,000 at any time and (ii) the terms and conditions of all such Indebtedness are in form and substance acceptable to the Administrative Agent and the Required Lenders;

(e)        intercompany loans owing to any Group Member and constituting Permitted Investments of such Group Member;

(f)         (i) obligations under Interest Rate Contracts and Secured Hedging Support Documents entered into to comply with Section 7.12 and (ii) obligations under other Hedging Agreements and Secured Hedging Documents entered into for the sole purpose of hedging in the normal course of business and consistent with industry practices;

60

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(g)        Guaranty Obligations of any Group Member with respect to Indebtedness of any Group Member (other than Indebtedness permitted hereunder in reliance upon clause (b) or (c) above, for which Guaranty Obligations may be permitted to the extent set forth in such clauses);

(h)        To the extent constituting Indebtedness, endorsements for collection or deposit; and

(i)         unsecured Indebtedness not otherwise permitted hereby in an aggregate principal amount not to exceed $250,000 at any time outstanding and which has no cash pay interest.

Section 8.2         Liens. No Group Member shall incur, maintain or otherwise suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, or assign any right to receive income or profits, except for the following:

(a)	Liens created pursuant to any Loan Document;
(b)	With respect to each Group Member, Customary Permitted Liens;
(c)	Liens existing on the date hereof and set forth on Schedule 8.2;

(d)        Liens on the property of any Group Member securing Indebtedness permitted hereunder in reliance upon Section 8.1(c); provided, however, that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneously with, or within 90 days after, the acquisition, repair, improvement or construction of, such property financed, whether directly or through a Permitted Refinancing, by such Indebtedness and (ii) such Liens do not extend to any property of any Group Member other than the property (and proceeds thereof) acquired or built, or the improvements or repairs, financed, whether directly or through a Permitted Refinancing, by such Indebtedness;

(e)        Liens on the property of any Group Member securing the Permitted Refinancing of any Indebtedness secured by any Lien on such property permitted hereunder in reliance upon clause (c) or (d) above or this clause (e) without any change in the property subject to such Liens; and

(f)         Liens arising by operation of applicable Requirements of Law as a result of the non-payment of lawful claims; provided, that such Liens do not encumber property that, individually or in the aggregate, has a value greater than or equal to $250,000.

Section 8.3         Investments. No Group Member shall make or maintain, directly or indirectly, any Investment except for the following:

(a)	Investments existing on the date hereof and set forth on Schedule 8.3;
(b)	Investments in cash and Cash Equivalents;

(c)        (i) endorsements for collection or deposit in the ordinary course of business consistent with past practice, (ii) extensions of trade credit (other than to Affiliates of the Borrower) arising or acquired in the ordinary course of business and (iii) Investments received in settlements in the ordinary course of business of such extensions of trade credit; and

(d)        Investments by (i) any Loan Party (other than Holdings) in any other Loan Party (other than Holdings), (ii) any Group Member that is not a Loan Party in any Group Member or in any joint venture or (iii) any Loan Party in any Group Member that is not a Loan Party or in any joint venture; provided, however, that the aggregate outstanding amount of all Investments permitted pursuant to this clause (iii) shall not exceed $250,000 at any time; and provided, further, that any Investment consisting of

61

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

loans or advances to any Loan Party pursuant to clause (ii) above shall be subordinated in full to the payment of the Obligations of such Loan Party on terms and conditions satisfactory to the Administrative Agent.

Section 8.4         Asset Sales. No Group Member shall Sell any of its property (other than cash) or issue shares of its own Stock, except for the following:

(a)        In each case to the extent entered into in the ordinary course of business and made to a Person that is not an Affiliate of the Borrower, (i) Sales of Cash Equivalents, inventory or property that has become obsolete or worn out and (ii) non-exclusive licenses of Intellectual Property;

(b)        a true lease or sublease of real property not constituting Indebtedness and not entered into as part of a Sale and Leaseback Transaction;

(c)        (i) any Sale of any property (other than their own Stock or Stock Equivalents) by any Group Member to any other Group Member to the extent any resulting Investment constitutes a Permitted Investment and (ii) any Restricted Payment by any Group Member permitted pursuant to Section 8.5;

(d)        (i) any Sale or issuance by the Borrower of its own Stock, provided, that it shall be a condition to the Sale or issuance of such Stock that such Stock be pledged to the Administrative Agent, for the benefit of the Secured Parties, to secure the Obligations, (ii) any Sale or issuance by any Subsidiary of the Borrower of its own Stock to any Group Member, provided, however, that the proportion of such Stock and of each class of such Stock (both on an outstanding and fully-diluted basis) held by the Loan Parties, taken as a whole, does not change as a result of such Sale or issuance and (iii) to the extent necessary to satisfy any Requirement of Law in the jurisdiction of incorporation of any Subsidiary of the Borrower, any Sale or issuance by such Subsidiary of its own Stock constituting directors’ qualifying shares or nominal holdings; and

(e)        any Sale of Installed Digital Systems to an exhibitor in connection with the exercise by such exhibitor of its buyout option under the applicable Master License Agreement; provided, however, that the aggregate number of Installed Digital Systems sold pursuant to this clause (e) shall not exceed 10% of the aggregate number of Installed Digital Systems as of the date of such Sale.

Section 8.5         Restricted Payments. No Group Member shall directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following:

(a)        (i) Restricted Payments (A) by any Group Member that is a Loan Party to any Loan Party (other than Holdings) and (B) by any Group Member that is not a Loan Party to any Group Member and (ii) dividends and distributions by any Subsidiary of the Borrower that is not a Loan Party to any holder of its Stock, to the extent made to all such holders ratably according to their ownership interests in such Stock;

(b)        dividends and distributions declared and paid on the common Stock of any Group Member ratably to the holders of such common Stock and payable only in common Stock of such Group Member;

(c)        Restricted Payments to holders of the Borrower’s Stock for the purpose of funding the net income taxes attributable to such holders’ ownership of the Borrower but in an amount not to exceed the actual liability that would be incurred by the Group Members on a standalone basis;

62

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(d)        in the event the Borrower shall have entered into a *** Agreement with *** after the Closing Date but on or before ***, the Borrower may make Restricted Payments to Holdings not otherwise permitted hereby in the form of a redemption or repurchase of its Stock in an aggregate amount not to exceed $13,200,000; provided, that no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(e)        in the event of the reinstatement of a Digital Cinema Deployment Agreement which previously ceased to be valid, binding and enforceable and in respect of which an Additional Equity Infusion has been made in accordance with Section 9.1(i), the Borrower may make Restricted Payments to the holders of the Borrower’s Stock in an aggregate amount not to exceed the amount of such Additional Equity Infusion; provided, that no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(f)         in addition to the foregoing Restricted Payments, on or after the Termination Date, in the event 28.5004% or more of the aggregate principal amount of the Loans drawn on or prior to the Termination Date shall have been repaid in full, the Borrower may make additional Restricted Payments in any Fiscal Year in an aggregate amount not to exceed an amount equal to the portion of Excess Cash Flow from the prior Fiscal Year not required to be applied to prepay the Loans in accordance with Section 2.6(a) and not otherwise applied to pay interest on Permitted Subordinated Indebtedness as permitted in this Agreement; provided, that no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Section 8.6         Prepayment of Indebtedness. No Group Member shall (x) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Indebtedness, (y) set apart any property for such purpose, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise, or (z) make any payment in violation of any subordination terms of any Indebtedness; provided, however, that each Group Member may, to the extent otherwise permitted by the Loan Documents, do each of the following:

(a)	(i) prepay the Obligations, (ii) consummate a Permitted Refinancing;

(b)        prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof (or set apart any property for such purpose) (A) in the case of any Group Member that is not a Loan Party, any Indebtedness owing by such Group Member to any other Group Member and (B) otherwise, any Indebtedness owing to any Loan Party; and

(c)        make regularly scheduled or otherwise required repayments or redemptions of Indebtedness (other than Indebtedness owing to any Affiliate of the Borrower) but only, in the case of Permitted Subordinated Indebtedness, to the extent permitted by the subordination provisions thereof.

Section 8.7          Fundamental Changes. No Group Member shall (a) merge, consolidate or amalgamate with any Person, (b) acquire all or substantially all of the Stock or Stock Equivalents of any Person or (c) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting any line of business, division, branch, operating division or other unit operation of any Person, in each case except for the following: (x) the merger, consolidation or amalgamation of any Subsidiary of the Borrower into any Loan Party (other than Holdings) and (y) the merger, consolidation or amalgamation of any Group Member for the sole purpose, and with the sole material effect, of

_________________________

*** CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

63

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

changing its State of organization within the United States; provided, however, that (A) in the case of any merger, consolidation or amalgamation involving the Borrower, the Borrower shall be the surviving Person and (B) in the case of any merger, consolidation or amalgamation involving any other Loan Party, a Loan Party shall be the surviving Person and all actions required to maintain the perfection of the Lien of the Administrative Agent on the Stock or property of such Loan Party shall have been made.

Section 8.8         Change in Nature of Business. No Group Member shall carry on any business, operations or activities (whether directly, through a joint venture, or otherwise) substantially different from those carried on by the Borrower and its Subsidiaries at the date hereof and business, operations and activities reasonably related thereto.

Section 8.9          Transactions with Affiliates. No Group Member shall, except as otherwise expressly permitted herein, enter into any other transaction directly or indirectly with, or for the benefit of, any Affiliate of the Borrower that is not a Loan Party (including Guaranty Obligations with respect to any obligation of any such Affiliate), except for (a) transactions in the ordinary course of business on a basis no less favorable to such Group Member as would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower, (b) Restricted Payments, the proceeds of which, if received by Holdings, are used as required by Section 8.5 (to the extent Section 8.5 sets forth any such requirements) and (c) reasonable salaries and other reasonable director or employee compensation to officers and directors of any Group Member.

Section 8.10         Third-Party Restrictions on Indebtedness, Liens, Investments or Restricted Payments. No Group Member shall incur or otherwise suffer to exist or become effective or remain liable on or be responsible for any Contractual Obligation limiting the ability of (a) any Subsidiary of the Borrower to make Restricted Payments to, or Investments in, or repay Indebtedness or otherwise Sell property to, any Group Member or (b) any Group Member to incur or suffer to exist any Lien upon any property of any Group Member, whether now owned or hereafter acquired, securing any of its Obligations (including any “equal and ratable” clause and any similar Contractual Obligation requiring, when a Lien is granted on any property, another Lien to be granted on such property or any other property), except, for each of clauses (a) and (b) above, (x) pursuant to the Loan Documents and (y) limitations on Liens (other than those securing any Obligation) on any property whose acquisition, repair, improvement or construction is financed by purchase money Indebtedness, Capitalized Lease Obligations or Permitted Refinancings permitted hereunder in reliance upon Section 8.1(b) or (c) set forth in the Contractual Obligations governing such Indebtedness, Capitalized Lease Obligations or Permitted Refinancing or Guaranty Obligations with respect thereto.

Section 8.11         Modification of Certain Documents. No Group Member shall waive or otherwise modify any term of (a) any document governing any Permitted Subordinated Indebtedness if the effect thereof on such Permitted Subordinated Indebtedness is to (i) increase the interest rate, (ii) change the due dates for principal or interest, other than to extend such dates, (iii) modify any default or event of default, other than to delete it or make it less restrictive, (iv) add any covenant with respect thereto, (v) modify any subordination provision, (vi) modify any redemption or prepayment provision, other than to extend the dates therefor or to reduce the premiums payable in connection therewith or (vii) materially increase any obligation of any Group Member or confer additional material rights to the holder of such Permitted Subordinated Indebtedness in a manner adverse to any Group Member or any Secured Party, (b) any Digital Cinema Deployment Agreement, (c) any Master License Agreement or (d) any Intercompany Agreement, except in the case of clauses (b), (c) and (d) above, with the consent of the Administrative Agent.

64

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Section 8.12        Accounting Changes; Fiscal Year. No Group Member shall change its (a) accounting treatment or reporting practices, except as required by GAAP or any Requirement of Law, or (b) its fiscal year or its method for determining fiscal quarters or fiscal months.

Section 8.13        Margin Regulations. No Group Member shall use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

Section 8.14        Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, have a Material Adverse Effect. No Group Member shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

Section 8.15        Hazardous Materials. No Group Member shall cause or suffer to exist any Release of any Hazardous Material at, to or from any real property owned, leased, subleased or otherwise operated or occupied by any Group Member that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any real property (whether or not owned by any Group Member), other than such violations, Environmental Liabilities and effects that would not, in the aggregate, have a Material Adverse Effect.

Section 8.16        Excluded Capital Expenditures; Capital Expenditures. (a) No Group Member shall incur, or permit to be incurred, during any Fiscal Year prior to the Termination Date, Excluded Capital Expenditures in an aggregate amount in excess of the product of the amount of Excluded Capital Expenditures set forth in the Budget for such corresponding Fiscal Year times 110%.

(b)        No Group Member shall incur, or permit to be incurred, any Capital Expenditures (other than Excluded Capital Expenditures) in excess of the maximum amount set forth below for such Fiscal Year:

Fiscal Year Ending	Maximum Capital Expenditures
March 31, 2007	$250,000
March 31, 2008	$250,000
March 31, 2009	$250,000
March 31, 2010	$250,000
March 31, 2011	$250,000
March 31, 2012	$250,000
March 31, 2013	$250,000

ARTICLE IX

EVENTS OF DEFAULT

Section 9.1	Definition. Each of the following shall be an Event of Default:

(a)        the Borrower shall fail to pay (i) any principal of any Loan when the same becomes due and payable, (ii) any interest on any Loan and such non-payment continues for a period of three Business Days after the due date therefor or (iii) any fee under any Loan Document or any other

65

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Obligation (other than those set forth in clauses (i) and (ii) above) and such non-payment continues for a period of five Business Days after the due date therefor; or

(b)        any representation, warranty or certification made or deemed made by or on behalf of any Loan Party in any Loan Document or by or on behalf of any Loan Party (or any Responsible Officer thereof) in connection with any Loan Document (including in any document delivered in connection with any Loan Document) shall prove to have been incorrect in any material respect when made or deemed made; or

(c)        any Loan Party shall fail to comply with (i) any provision of Article V, Sections 6.2(a)(i), 7.1, 7.9, 7.11(a), 7.11(b), 7.13, 7.16 or Article VIII, (ii) in the event the Borrower fails to deliver a Certificate of Acceptance or insurance certificate under Section 7.17 or 7.18, respectively, the mandatory prepayment provisions set forth in Section 2.6(d) or (iii) any other provision of any Loan Document if, in the case of this clause (iii), such failure shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders, provided, that, with respect to any non-compliance with Section 6.1, the Borrower shall only be allowed one 30-day grace period in any 12-month period and four 30-day grace periods during the term of this Agreement; or

(d)        (i) any Group Member shall fail to make any payment when due (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness of any Group Member (other than the Obligations) and, in each case, such failure relates to Indebtedness having a principal amount of $250,000 or more, (ii) any other event shall occur or condition shall exist under any Contractual Obligation relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled payment or required prepayment), prior to the stated maturity thereof; or

(e)        (i) any Group Member shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against any Group Member seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) any Group Member, either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or any action sought in such proceedings shall occur or (iii) any Group Member shall take any corporate or similar action or any other action to authorize any action described in clause (i) or (ii) above; or

(f)         one or more judgments, orders or decrees (or other similar process) shall be rendered against any Group Member (i)(A) in the case of money judgments, orders and decrees, involving an aggregate amount (excluding amounts adequately covered by insurance payable to any Group Member, to the extent the relevant insurer has not denied coverage therefor) in excess of $250,000 or (B) otherwise, that would have, in the aggregate, a Material Adverse Effect and (ii)(A) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or decree or (B) such judgment, order or decree shall not have been vacated or discharged for a period of 30 consecutive

66

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof; or

(g)        except pursuant to a valid, binding and enforceable termination or release permitted under the Loan Documents and executed by the Administrative Agent or as otherwise expressly permitted under any Loan Document, (i) any provision of any Loan Document shall, at any time after the delivery of such Loan Document, fail to be valid and binding on, or enforceable against, any Loan Party party thereto, (ii) any Loan Document purporting to grant a Lien to secure any Obligation shall, at any time after the delivery of such Loan Document, fail to create a valid and enforceable Lien on any Collateral purported to be covered thereby or such Lien shall fail or cease to be a perfected Lien with the priority required in the relevant Loan Document or (iii) any subordination provision set forth in any agreement relating to any Permitted Subordinated Indebtedness shall, in whole or in part, terminate or otherwise fail or cease to be valid and binding on, or enforceable against, any holder of such Permitted Subordinated Indebtedness (or any such holder shall so state in writing), or any Group Member shall state in writing that any of the events described in clause (i), (ii) or (iii) above shall have occurred; or

(h)	there shall occur any Change of Control; or

(i)         (i) a *** Agreement with any of the *** set forth on Schedule 9.1(i) shall cease to be valid, binding or enforceable in accordance with its terms and within 120 days thereafter, the Borrower shall not have delivered to the Administrative Agent written evidence of (A) the reinstatement of such *** Agreement as a valid, binding and enforceable agreement or (B) the receipt by the Borrower of an Additional Equity Infusion and, if received on or after the Termination Date, application of such Additional Equity Infusion in accordance with Section 2.6(e) or (ii) any Group Member shall be in breach of any of the same and the effect of such breach is to permit the termination of such *** Agreement and within 120 days of such breach the Borrower has not delivered to the Administrative Agent written evidence of either (A) the cure or waiver of such breach by the applicable distributor or (B) the receipt by the Borrower of an Additional Equity Infusion; or

(j)          (i) any *** Agreement or Service Agreement in respect of more than *** screens shall cease to be valid, binding or enforceable in accordance with its terms and within 120 days thereafter the Borrower shall not have (A) delivered to the Administrative Agent written evidence of the receipt by the Borrower of an Additional Equity Infusion and (B) (1) redeployed a number of the Installed Digital Systems covered by such agreement equal to or greater than the difference between (I) the number of screens covered by such agreement and (II) *** or (2) made a prepayment of the Loans in an amount equal to the MLA Prepayment Amount or (ii) any Group Member shall be in breach of any of the same and the effect of such breach is to permit the termination of such agreement, and within 120 days thereafter the Borrower has not (A) delivered to the Administrative Agent written evidence of the receipt by the Borrower of an Additional Equity Infusion and (B) (1) delivered to the Administrative Agent written evidence of the cure or waiver of such breach by the applicable exhibitor or (2) made a prepayment of the Loans in an amount equal to the MLA Prepayment Amount; or

(k)        (i) any Intercompany Agreement set forth on Schedule 9.1(k) shall cease to be valid, binding or enforceable in accordance with its terms and within 120 days thereafter such agreement is not replaced with a new agreement satisfactory to the Administrative Agent or (ii) any Group Member shall be in breach of any of the same and the effect of such breach is to permit the termination of such agreement, and within 180 days thereafter such breach is not cured.

_________________________

*** CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS

67

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Section 9.2          Remedies. During the continuance of any Event of Default, the Administrative Agent may, and, at the request of the Required Lenders, shall, in each case by notice to the Borrower and in addition to any other right or remedy provided under any Loan Document or by any applicable Requirement of Law, do each of the following: (a) declare all or any portion of the Commitments terminated, whereupon the Commitments shall immediately be reduced by such portion or, in the case of a termination in whole, shall terminate together with any obligation any Lender may have hereunder to make any Loan or (b) declare immediately due and payable all or part of any Obligation (including any accrued but unpaid interest thereon), whereupon the same shall become immediately due and payable, without presentment, demand, protest or further notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower (and, to the extent provided in any other Loan Document, other Loan Parties); provided, however, that, effective immediately upon the occurrence of the Events of Default specified in Section 9.1(e)(ii), (x) the Commitments of each Lender to make Loans shall each automatically be terminated and (y) each Obligation (including in each case any accrued all accrued but unpaid interest thereon) shall automatically become and be due and payable, without presentment, demand, protest or further notice or other requirement of any kind, all of which are hereby expressly waived by the Borrower (and, to the extent provided in any other Loan Document, any other Loan Party).

ARTICLE X

THE ADMINISTRATIVE AGENT

Section 10.1         Appointment and Duties. (a) Appointment of Administrative Agent. Each Lender hereby appoints GE Capital (together with any successor Administrative Agent pursuant to Section 10.9) as the Administrative Agent hereunder and authorizes the Administrative Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Group Member, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Administrative Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

(b)        Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above, the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 9.1(e)(ii) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 9.1(e)(ii) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Administrative Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Loan Party with, and cash and Cash Equivalents held by, such Lender, and may further authorize and direct the Lenders to

68

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Administrative Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c)        Limited Duties. Under the Loan Documents, the Administrative Agent (i) is acting solely on behalf of the Lenders (except to the limited extent provided in Section 2.12(b) with respect to the Register and in Section 10.11), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Administrative Agent,” the terms “agent,” “administrative agent” and “collateral agent” and similar terms in any Loan Document to refer to the Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender hereby waives and agrees not to assert any claim against the Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

Section 10.2         Binding Effect. Each Lender agrees that (i) any action taken by the Administrative Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by the Administrative Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by the Administrative Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

Section 10.3         Use of Discretion. (a) No Action without Instructions. The Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(b)        Right Not to Follow Certain Instructions. Notwithstanding clause (a) above, the Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Administrative Agent, any other Secured Party) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Administrative Agent or any Related Person thereof or (ii) that is, in the opinion of the Administrative Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

Section 10.4         Delegation of Rights and Duties. The Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Article X to the extent provided by the Administrative Agent.

Section 10.5         Reliance and Liability. (a) The Administrative Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 11.2(e), (ii) rely on the Register to the extent set forth in Section 2.12, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Loan Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic

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CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b)        None of the Administrative Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and the Borrower hereby waive and shall not assert (and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, the Administrative Agent:

(i)         shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of the Administrative Agent, when acting on behalf of the Administrative Agent);

(ii)         shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii)        makes no warranty or representation, and shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person or any Loan Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Loan Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by the Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Administrative Agent in connection with the Loan Documents; and

(iv)        shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Loan Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower or any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case the Administrative Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender and the Borrower hereby waives and agrees not to assert (and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action it might have against the Administrative Agent based thereon.

Section 10.6         Administrative Agent Individually. The Administrative Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Loan Party or Affiliate thereof as though it were not acting as Administrative Agent and may receive separate fees and other payments therefor. Without limiting the foregoing, the Administrative Agent and its Affiliates may receive fees, charges and expenses in respect of Secured

70

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Hedging Support Documents or the arrangement of Interest Rate Contracts and other transactions supported by Secured Hedging Support Documents; provided, however, that GE Capital and its Affiliates shall look to the beneficiary of a Secured Hedging Support Document for payment of such fees, charges and expenses, and such beneficiary may factor such fees, charges and expenses into the pricing of the Interest Rate Contracts and other transactions supported by such Secured Hedging Support Document. To the extent the Administrative Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender” and “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, the Administrative Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Required Lenders, respectively.

Section 10.7         Lender Credit Decision. Each Lender acknowledges that it shall, independently and without reliance upon the Administrative Agent or any Lender or any of their Related Persons or upon any document (including the Disclosure Documents) solely or in part because such document was transmitted by the Administrative Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Loan Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come in to the possession of the Administrative Agent or any of its Related Persons.

Section 10.8         Expenses; Indemnities. (a) Each Lender agrees to reimburse the Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party) promptly upon demand for such Lender’s Pro Rata Share of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Loan Party) that may be incurred by the Administrative Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b)        Each Lender further agrees to indemnify the Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party), from and against such Lender’s aggregate Pro Rata Share of the Liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against the Administrative Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Administrative Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to the Administrative Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

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CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Section 10.9         Resignation of Administrative Agent. (a) The Administrative Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrower, effective on the date set forth in such notice or, if not such date is set forth therein, upon the date such notice shall be effective. If the Administrative Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Administrative Agent. If, within 30 days after the retiring Administrative Agent having given notice of resignation, no successor Administrative Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders. Each appointment under this clause (a) shall be subject to the prior written consent of the Borrower, which may not be unreasonably withheld but shall not be required during the continuance of a Default.

(b)        Effective immediately upon its resignation, (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of the Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the retiring Administrative Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Administrative Agent was, or because such Administrative Agent had been, validly acting as Administrative Agent under the Loan Documents and (iv) subject to its rights under Section 10.3, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Administrative Agent, a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent under the Loan Documents.

Section 10.10      Release of Collateral or Guarantors. Each Lender hereby consents to the release and hereby directs the Administrative Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

(a)        any Subsidiary of the Borrower from its guaranty of any Obligation of any Loan Party if all of the Securities of such Subsidiary owned by any Group Member are Sold in a Sale permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such Sale, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 7.10; and

(b)        any Lien held by the Administrative Agent for the benefit of the Secured Parties against (i) any Collateral that is Sold by a Loan Party in a Sale permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to Section 7.10 after giving effect to such Sale have been granted, (ii) any property subject to a Lien permitted hereunder in reliance upon Section 8.2(d) or (e) and (iii) all of the Collateral and all Loan Parties, upon (A) termination of the Commitments and all Secured Hedging Support Documents, (B) payment and satisfaction in full of all Loans and all other Obligations that the Administrative Agent has been notified in writing are then due and payable, (C) deposit of cash collateral with respect to all contingent Obligations, in amounts and on terms and conditions and with parties satisfactory to the Administrative Agent and each Indemnitee that is owed such Obligations and (D) to the extent requested by the Administrative Agent, receipt by the Secured Parties of liability releases from the Loan Parties each in form and substance acceptable to the Administrative Agent.

Each Lender hereby directs the Administrative Agent, and the Administrative Agent hereby agrees, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 10.10.

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CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Section 10.11       Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Article X, Section 11.8, Section 11.9 and Section 11.20 and the decisions and actions of the Administrative Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 10.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of Pro Rata Share or similar concept and (b) except as set forth herein specifically for such Secured Party, (i) each of the Administrative Agent and the Lenders shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (ii) such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document. The Borrower hereby authorizes each Secured Hedging Counterparty party to a Secured Hedging Support Document to receive confidential and other information from the counterparty to the Hedging Agreement supported by such Secured Hedging Support Document in respect of such Hedging Agreement, Secured Hedging Support Document or otherwise in respect of the Borrower and its Affiliates. Each party hereto that is a Secured Hedging Counterparty party to any Secured Hedging Support Document or whose Affiliate is such a Secured Hedging Counterparty agrees not to, or to cause or permit such Affiliate not to, revoke, cancel or otherwise terminate such Secured Hedging Support Document prior to the earliest of (a) the scheduled expiration or maturity of such Secured Hedging Support Document, (b) the occurrence and continuance of any Event of Default and (c) the Maturity Date.

ARTICLE XI

MISCELLANEOUS

Section 11.1         Amendments, Waivers, Etc. (a) No amendment or waiver of any provision of any Loan Document (other than the Fee Letter and the Control Agreements) and no consent to any departure by any Loan Party therefrom shall be effective unless the same shall be in writing and signed (i) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Secured Parties or extending an existing Lien over additional property, by the Administrative Agent, the Borrower and any other Loan Party which is a party to the Loan Document in question, (ii) in the case of any other waiver, consent or amendment of any Secured Hedging Support Provision, by the Borrower and the applicable Secured Hedging Counterparty, (iii) in the case of any other waiver or consent, by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and (iv) in the case of any other amendment, by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders), the Borrower and any other Loan Party which is a party to the Loan Document in question; provided, however, that no amendment, consent or waiver described in clauses (ii), (iii) or (iv) above shall, unless in writing and signed by each Lender directly affected thereby (or by the Administrative Agent with the consent of such Lender), in addition to any other Person the signature of which is otherwise required pursuant to any Loan Document, do any of the following:

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CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(i)         waive any condition specified in Section 3.1, except any condition referring to any other provision of any Loan Document;

(ii)         increase the Commitment of such Lender or subject such Lender to any additional obligation;

(iii)        reduce (including through release, forgiveness, assignment or otherwise) (A) the principal amount of, the interest rate on, or any obligation of the Borrower to repay (whether or not on a fixed date), any outstanding Loan owing to such Lender or (B) any fee or accrued interest payable to such Lender; provided, however, that this clause (iii) does not apply to (x) any change to any provision increasing any interest rate or fee during the continuance of an Event of Default or to any payment of any such increase or (y) any modification to any financial covenant set forth in Article V or in any definition set forth therein or principally used therein;

(iv)        waive or postpone any scheduled maturity date or other scheduled date fixed for the payment, in whole or in part, of principal of or interest on any Loan or fee owing to such Lender or for the reduction of such Lender’s Commitment; provided, however, that this clause (iv) does not apply to any change to mandatory prepayments, including those required under Section 2.6, or to the application of any payment, including as set forth in Section 2.10;

(v)        except as provided in Section 10.10, release all or substantially all of the Collateral, Holdings from the Pledge Agreement or any Guarantor from its guaranty of any Obligation of the Borrower;

(vi)        reduce or increase the proportion of Lenders required for the Lenders (or any subset thereof) to take any action hereunder or change the definition of the terms “Required Lenders,” “Pro Rata Share” or “Pro Rata Outstandings” or

(vii)	amend Section 10.10, Section 11.9 or this Section 11.1;

and provided, further, that (x) no amendment, waiver or consent shall affect the rights or duties under any Loan Document of, or any payment to, the Administrative Agent (or otherwise modify any provision of Article X or the application thereof) or any SPV that has been granted an option pursuant to Section 11.2(f) unless in writing and signed by the Administrative Agent or, as the case may be, such SPV in addition to any signature otherwise required and (y) the consent of the Borrower shall not be required to change any order of priority set forth in Section 2.10.

(b)        Each waiver or consent under any Loan Document shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Loan Party shall entitle any Loan Party to any notice or demand in the same, similar or other circumstances. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

Section 11.2         Assignments and Participations; Binding Effect. (a) Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, the Borrower (except for Article X), the Administrative Agent and each Lender and, to the extent provided in Section 10.11, each other Indemnitee and Secured Party and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Loan Document (including in Section 10.9), none of the Loan Parties, the Lenders or the Administrative Agent shall have

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CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

the right to assign any rights or obligations hereunder or any interest herein; provided, however, that each Secured Hedging Counterparty may assign its rights and interests in, but not its obligations under, Secured Hedging Support Provisions.

(b)        Right to Assign. Each Lender may sell, transfer, negotiate or assign all or a portion of its rights and obligations hereunder (including all or a portion of its Commitments and its rights and obligations with respect to Loans) to (i) any existing Lender, (ii) any Affiliate or Approved Fund of any existing Lender or (iii) any other Person consented to in writing (which consent shall not be unreasonably withheld or delayed) by the Administrative Agent and, as long as no Event of Default is continuing, the Borrower; provided, however, that (x) such Sales must be ratable among the obligations owing to and owed by such Lender and (y) the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Loans and Commitments subject to any such Sale shall be an integral multiple of $1,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates’ and Approved Funds’) entire interest in the Loans and Commitments or is made with the prior written consent of the Borrower and the Administrative Agent.

(c)        Procedure. The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to the Administrative Agent (which shall keep a copy thereof) an Assignment, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to the Administrative Agent), any tax forms required to be delivered pursuant to Section 2.15(f) and payment by the assignee of an assignment fee in the amount of $3,500. Upon receipt of all the foregoing, and conditioned upon such receipt and upon the Administrative Agent consenting to such Assignment, from and after the effective date specified in such Assignment, the Administrative Agent shall record or cause to be recorded in the Register the information contained in such Assignment.

(d)        Effectiveness. Effective upon the entry of such record in the Register, (i) such assignee shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto except that each Lender agrees to remain bound by Article X, Section 11.8 and Section 11.9 to the extent provided in Section 10.11).

(e)        Grant of Security Interests. In addition to the other rights provided in this Section 11.2, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to the Administrative Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s Securities by notice to the Administrative Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

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CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(f)         Participants and SPVs. In addition to the other rights provided in this Section 11.2, each Lender may, (x) with notice to the Administrative Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from the Administrative Agent or the Borrower, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Loans; provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Loan Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Sections 2.14 and 2.15, but only to the extent such participant or SPV delivers the tax forms such Lender is required to collect pursuant to Section 2.15(f) and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to the Administrative Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (iii) and (iv) of Section 11.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in Section 11.1(a)(v) (or amendments, consents and waivers with respect to Section 10.10 to release all or substantially all of the Collateral). No party hereto shall institute (and the Borrower shall cause each other Loan Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to get reimbursed by such SPV for any such Liability). The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Obligations.

Section 11.3         Costs and Expenses. Any action taken by any Loan Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of any Secured Party, shall be at the expense of such Loan Party, and no Secured Party shall be required under any Loan Document to reimburse any Loan Party or Group Member therefor except as expressly provided therein. In addition, the Borrower agrees to pay or reimburse upon demand (a) the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred by it or any of its Related Persons in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein (including periodic audits in connection therewith and environmental audits and assessments), in each case including the reasonable

76

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

fees, charges and disbursements of legal counsel to the Administrative Agent or such Related Persons, fees, costs and expenses incurred in connection with Intralinks® or any other E-System and allocated to the Facilities by the Administrative Agent in its sole discretion, (b) the Administrative Agent for all reasonable costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations and Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by the Administrative Agent for its examiners) and (c) each of the Administrative Agent, its Related Persons, and each Lender for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out,” (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Group Member, Loan Document or Obligation (or the response to and preparation for any subpoena or request for document production relating thereto), including fees and disbursements of counsel (including allocated costs of internal counsel).

Section 11.4         Indemnities. (a) The Borrower agrees to indemnify, hold harmless and defend the Administrative Agent, each Lender, each Person (other than the Borrower) party to a Secured Hedging Document and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Disclosure Document, any Obligation (or the repayment thereof), the use or intended use of the proceeds of any Loan or any securities filing of, or with respect to, any Group Member, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Group Member or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions and this Agreement or the transactions contemplated hereby, (iii) any actual or prospective investigation, litigation or other proceeding relating to any of the matters described in clause (i) or (ii) of this Section 11.4, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of Securities or creditors (and including reasonable attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise, or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that the Borrower shall not have any liability under this Section 11.4 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter (to the extent such Indemnitee would otherwise be liable) other than, to the extent such liability has resulted solely from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Furthermore, the Borrower waives and agrees not to assert against any Indemnitee, and shall cause each other Loan Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.

(b)        Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities, including those arising from, or otherwise involving, any property of any Related Person or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or natural resource or any property on or contiguous to any real property of any Related Person, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any

77

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Related Person or the owner, lessee or operator of any property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by any Secured Party or following any Secured Party having become the successor-in-interest to any Loan Party and (ii) are attributable solely to acts of such Indemnitee.

Section 11.5         Survival. Any indemnification or other protection provided to any Indemnitee pursuant to any Loan Document (including pursuant to Section 2.15, Section 2.14, Article X, Section 11.3, Section 11.4 or this Section 11.5) and all representations and warranties made in any Loan Document shall (A) survive the termination of the Commitments and the payment in full of other Obligations and (B) inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

Section 11.6         Limitation of Liability for Certain Damages. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). The Borrower hereby waives, releases and agrees (and shall cause each other Loan Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 11.7         Lender-Creditor Relationship. The relationship between the Lenders and the Administrative Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of lender and creditor. No Secured Party has any fiduciary relationship or duty to any Loan Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Loan Parties by virtue of, any Loan Document or any transaction contemplated therein.

Section 11.8         Right of Setoff. Each of the Administrative Agent, each Lender and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by the Borrower), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by the Administrative Agent, such Lender or any of their respective Affiliates to or for the credit or the account of the Borrower against any Obligation of any Loan Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. Each of the Administrative Agent and each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 11.8 are in addition to any other rights and remedies (including other rights of setoff) that the Administrative Agent and the Lenders and their Affiliates and other Secured Parties may have.

Section 11.9         Sharing of Payments, Etc. If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Loan Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Sections 2.14, 2.15 and 2.16 and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, the Administrative Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Secured Parties such participations in their Obligations as necessary for such Lender to share such excess payment with such Secured Parties to ensure such payment is applied as though it had been received by the Administrative Agent and applied in

78

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (b) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 11.10       Marshaling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any property in favor of any Loan Party or any other party or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from the Borrower, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

Section 11.11       Notices. (a) Addresses. All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed to (A) if to the Borrower, to Christie/AIX, Inc., 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960, Attention: Chief Executive Officer, Tel: (973) 290-0080, Fax: (973) 290-0081, with copy to Access Integrated Technologies, 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960, Attention: General Counsel, Fax: (973) 290-0091 and with a copy to Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York, 10178, Attention: Jonathan Cooperman, Esq., Tel: (212) 808-7534, Fax: (212) 808-7897, (B) if to the Administrative Agent, to General Electric Capital Corporation, 2325 Lakeview Parkway, Suite 700, Alpharetta, Georgia 30004, Attention: Account Manager, Tel: 678.624.7928, Fax: 678.624.7903, with copy to Weil, Gotshal & Manges LLP, 200 Crescent Court, Suite 300, Dallas, Texas 75201, Attention: Angela L. Fontana, Tel: 214.746.7895, Fax: 214.746.7777 and (C) otherwise to the party to be notified at its address specified opposite its name on Schedule II or on the signature page of any applicable Assignment, (ii) except as provided in Section 11.11(b), posted to Intralinks® (to the extent such system is available and set up by or at the direction of the Administrative Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-coded fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to the Administrative Agent prior to such posting, (iii) except as provided in Section 11.11(b), posted to any other E-System set up by or at the direction of the Administrative Agent in an appropriate location or (iv) addressed to such other address as shall be notified in writing (A) in the case of the Borrower and the Administrative Agent, to the other parties hereto and (B) in the case of all other parties, to the Borrower and the Administrative Agent. Transmission by electronic mail (including E-Fax, even if transmitted to the fax numbers set forth in clause (i) above) shall not be sufficient or effective to transmit any such notice under this clause (a) unless such transmission is an available means to post to any E-System.

(b)        Effectiveness. All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, when deposited in the mails, (iv) if delivered by facsimile, including E-Fax (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation

79

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

of proper transmission, and (v) if delivered by posting to any E-System, on the later of the date of such posting in an appropriate location and the date access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to the Administrative Agent pursuant to Article II or Article X shall be effective until received by the Administrative Agent and no notice, demand, request, direction or other communication to any Loan Party pursuant to Section 9.1 shall be effective unless given in accordance with the methods described in clauses (i) through (iv) (other than by E-Fax) of this Section 11.11(b).

Section 11.12       Electronic Transmissions. (a) Authorization. Subject to the provisions of Section 11.11, each of the Administrative Agent, the Borrower, the Lenders and each of their Related Persons is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. The Borrower and each Secured Party hereby acknowledges and agrees, and the Borrower shall cause each other Group Member to acknowledge and agree, that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b)        Signatures. Subject to the provisions of Section 11.11, (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing,” in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which each Secured Party and Loan Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(c)        Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to Section 11.11 and this Section 11.12, separate terms and conditions posted or referenced in such E-System and related Contractual Obligations executed by Secured Parties and Group Members in connection with the use of such E-System.

(d)         LIMITATION OF LIABILITY. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF ADMINISTRATIVE AGENT, ANY LOAN PARTY OR ANY OF THEIR RESPECTIVE RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION, AND EACH DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY THE ADMINISTRATIVE AGENT, ANY LOAN PARTY OR ANY OF THEIR RESPECTIVE RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. The Borrower and each Secured Party agrees (and the Borrower shall cause each other Loan Party to agree) that neither the Administrative Agent nor any Loan Party has any responsibility for maintaining or providing any equipment, software, services or

80

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

Section 11.13       Governing Law. This Agreement, each other Loan Document that does not expressly set forth its applicable law, and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 11.14       Jurisdiction. (a) Submission to Jurisdiction. Any legal action or proceeding with respect to any Loan Document may be brought in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto (and, to the extent set forth in any other Loan Document, each other Loan Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(b)        Service of Process. Each party hereto (and, to the extent set forth in any other Loan Document, each other Loan Party) hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of each party hereto specified in Section 11.11 (and shall be effective when such mailing shall be effective, as provided therein). Each party hereto (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)        Non-Exclusive Jurisdiction. Nothing contained in this Section 11.14 shall affect the right of the Administrative Agent, any Lender or any Loan Party to serve process in any other manner permitted by applicable Requirements of Law or the right of any party hereto to commence legal proceedings or otherwise proceed against any party hereto, any Loan Party or any of the Collateral in any other jurisdiction.

Section 11.15       Waiver of Jury Trial . EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS, AS APPLICABLE, BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

Section 11.16      Severability. Any provision of any Loan Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Loan Document or any part of such provision in any other jurisdiction.

Section 11.17      Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be

81

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 11.18       Entire Agreement. The Loan Documents embody the entire agreement of the parties and supersede all prior agreements and understandings relating to the subject matter thereof and any prior letter of interest, commitment letter, fee letter, confidentiality and similar agreements involving any Loan Party and any of the Administrative Agent or any Lender or any of their respective Affiliates relating to a financing of substantially similar form, purpose or effect. In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern (unless such terms of such other Loan Documents are necessary to comply with applicable Requirements of Law, in which case such terms shall govern to the extent necessary to comply therewith).

Section 11.19       Use of Name. The Borrower agrees, and shall cause each other Loan Party to agree, that it shall not, and none of its Affiliates shall, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of the Securities of any Loan Party) using the name, logo or otherwise referring to GE Capital or of any of its Affiliates, the Loan Documents or any transaction contemplated therein to which the Secured Parties are party without at least 2 Business Days’ prior notice to GE Capital and without the prior consent of GE Capital except to the extent required to do so under applicable Requirements of Law and then, only after consulting with GE Capital prior thereto.

Section 11.20       Non-Public Information; Confidentiality. (a) Each Lender acknowledges and agrees that it may receive material non-public information hereunder concerning the Loan Parties and their Affiliates and Securities and agrees to use such information in compliance with all relevant policies, procedures and Contractual Obligations and applicable Requirements of Laws (including United States federal and state security laws and regulations).

(b)        Each Lender and the Administrative Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Loan Party as confidential, except that such information may be disclosed (i) with the Borrower’s prior written consent, (ii) to Related Persons of such Lender or the Administrative Agent, as the case may be, that are advised of the confidential nature of such information and are instructed to keep such information confidential, (iii) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than any Loan Party, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements or in any tombstone or other advertising materials (provided that disclosure in any tombstone or other advertising materials shall be limited to matters previously disclosed in any press release made by or on behalf of a Loan Party or Access IT or otherwise consented to in writing by the Borrower), (vi) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or otherwise to the extent consisting of general portfolio information that does not identify the Borrower or any other Loan Party, (vii) to current or prospective assignees, SPVs grantees of any option described in Section 11.2(f) or participants, direct or contractual counterparties to any Secured Hedging Document or any Hedging Agreement permitted hereunder and to their respective Related Persons, in each case to the extent such assignees, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 11.20 and (viii) in connection with the exercise of any remedy under any Loan Document. In the event of any conflict between the terms of this Section 11.20 and those of any other Contractual

82

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section 11.20 shall govern.

Section 11.21       Patriot Act Notice. Each Lender subject to the USA Patriot Act of 2001 (31 U.S.C. 5318 et seq.) hereby notifies the Borrower that, pursuant to Section 326 thereof, it is required to obtain, verify and record information that identifies the Borrower, including the name and address of the Borrower and other information allowing such Lender to identify the Borrower in accordance with such act.

[SIGNATURE PAGES FOLLOW]

83

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CHRISTIE/AIX, INC.,

as Borrower

By:	/s/ A. Dale Mayo

Name: A. Dale Mayo

Title: CEO

SIGNATURE PAGE TO CREDIT AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

GENERAL ELECTRIC CAPITAL CORPORATION,

as Administrative Agent and Lender

By:	/s/ Gregory D. Watts
Name: Gregory D. Watts

Title: Duly Authorized Signatory

SIGNATURE PAGE TO CREDIT AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

COMMERCE BANK, N.A.

By:	/s/ John J. Phillips

Name: John J. Phillips

Title: Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

CIT LENDING SERVICES CORPORATION

By:	/s/ Scott Plushry

Name: Scott Plushry

Title: Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

SOCIETE GENERAL

By:	/s/ Mark Vigil
Name: Mark Vigil

Title: Managing Directors

SIGNATURE PAGE TO CREDIT AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

SCHEDULE I

COMMITMENTS

Lender	Commitment Amount	Commitment Percentage
Commerce Bank, N.A.	$15,000,000	6.912442396%

CIT Lending Services Corporation	$10,000,000	4.608294931%

General Electric Capital Corporation	$172,000,000	79.26267281%

Societe Generale	$20,000,000	9.216589862%
===================	============	=============
Total	$217,000,000	100%

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

SCHEDULE II

ADDRESSES FOR NOTICES

Lender	Address for Notice
Commerce Bank, N.A.	2059 Springdale Road Cherry Hill, NJ 08003 Attention: Samuel B. Miles, IV Facsimile: 856.470.5212 Telephone: 856.470.5204

CIT Lending Services Corporation	11 West 42nd Street, 13th Floor New York, NY 10036 Attention: Shivani Sawhney Facsimile: 212.771.1769 Telephone: 212.771.1765

General Electric Capital Corporation	2325 Lakeview Parkway, Suite 700 Alpharetta, Georgia 30004 Attention: Account Manager Facsimile: 678.624.7903 Telephone: 678.624.7928

Societe Generale	1221 Avenue of the Americas New York, NY 10020 Attention: Mark Vigil Facsimile: 212.278.6146 Telephone: 212.278.7350

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Schedule 4.2 – Consents

None

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Schedule 4.3 – Ownership of Borrower and Subsidiaries

Christie/AIX, Inc., a Delaware Corporation, is a wholly owned subsidiary of Access Digital Media, Inc. It is authorized to issue 4,000,000 shares and currently has 697,100 issued shares of common stock outstanding. Access Digital Media, Inc. owns 100% of the issued and outstanding shares of common stock of Christie/AIX, Inc.

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Schedule 4.7 – Litigation

None

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Schedule 4.13 – List of Plans

None

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Schedule 4.14 – Environmental Matters

None

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Schedule 4.16 – Real Property

SUBLEASED PREMISES

Christie/AIX, Inc. subleases approximately 500 square feet of the premises located at 6255 Sunset Boulevard, Suite 1026, Los Angeles, California 90028 from Access Integrated Technologies, Inc. pursuant to the sublease agreement described below. Access Integrated Technologies, Inc. is the original lessee leasing the aforementioned premises from USA Sunset Media, LLC.

SUBLEASE AGREEMENT

Sublease Agreement, dated as of July 1, 2006, by and between Access Integrated Technologies, Inc., a Delaware corporation, as sublessor, and Christie/AIX, Inc., a Delaware corporation, as sublessee.

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Schedule 4.18 – Deposit and Disbursement Accounts

JPMorgan Chase Bank

1166 Avenue of the Americas, 21st Floor

New York, NY 10036

Fax No.: (212) 899-2777

Lockbox and Account in the name of Christie/AIX, Inc., for the purpose of granting a security interest in such account for General Electric Capital Corporation

Account Number: 114-768374

Merrill Lynch, Pierce, Fenner & Smith Incorporated

623 Fifth Avenue, 34th Floor

New York, NY  10022

Attn: Michael Haskell

Account in the name of Christie/AIX, Inc., for the purpose of granting a security interest in such account for General Electric Capital Corporation

Account Number: 5LW-02004

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Schedule 4.19 – Agreements and Other Documents

MASTER LICENSE AGREEMENTS

***

SERVICE AGREEMENTS

***

DIGITAL CINEMA AGREEMENTS

***

ISSUANCES OF STOCK

Unanimous Written Consent of the Board of Directors of Christie/AIX, Inc., dated as of July 11, 2005, issuing 100 shares of common stock to Access Digital Media, Inc.

Unanimous Written Consent of the Board of Directors of Christie/AIX, Inc., dated as of July 7, 2006, issuing 697,000 shares of common stock to Access Digital Media, Inc.

_________________________

*** CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

SCHEDULE 7.5

INSURANCE

(a)        Coverage. Each Group Member shall, during the term of this Agreement, carry and maintain at least the minimum insurance coverage set forth in this Schedule 7.5. All insurance carried pursuant to this Schedule 7.5 shall be placed with such insurers having a minimum A.M. Best rating of A:X (or as may otherwise be agreed by the Administrative Agent) and be in such form, with terms, conditions, limits and deductibles as shall be acceptable to Administrative Agent:

(i)         All Risk Property Insurance. Each Group Member shall maintain all risk property insurance covering against physical loss or damage to its assets (which for purposes of this clause (a)(i) shall not include any equipment subject to a Master License Agreement, provided, that the applicable exhibitor has insured such equipment in accordance with the terms of the Master License Agreement), including but not limited to fire and extended coverage, collapse, flood, earth movement and comprehensive boiler and machinery coverage (including electrical malfunction and mechanical breakdown). Coverage shall be written on a replacement cost basis, with an agreed amount endorsement waiving any coinsurance penalty and include coverage for expediting expenses; and,

(ii)         Business Interruption Insurance. Each Group Member shall maintain business interruption insurance subject to an annual policy in an amount equal to the projected net profits and continuing expenses (including the debt payments hereunder) for the following 12-month period. Such insurance shall also cover service interruption and extra expenses and shall contain an agreed amount endorsement waiving any coinsurance penalty; and,

(iii)        Comprehensive General Liability Insurance. Each Group Member shall maintain comprehensive general liability insurance written on an occurrence basis with a limit of not less than $1,000,000. Such coverage shall include, but not be limited to, premises/operations, broad form contractual liability, independent contractors, products/completed operations, property damage and personal injury liability; and,

(iv)        Workers’ Compensation/Employer’s Liability. Each Group Member shall maintain (x) workers’ compensation insurance in accordance with statutory provisions and (y), employer’s liability in an amount not less than $1,000,000; and,

(v)        Automobile Liability. Each Group Member shall maintain automobile liability insurance covering its vehicles against bodily injury or property damage in an amount not less than $1,000,000; and,

(vi)        Excess/Umbrella Liability. Each Group Member shall maintain excess or umbrella liability insurance written on an occurrence basis in an amount not less than $15,000,000 providing coverage limits excess of the insurance limits required under clauses (a)(iii), (a)(iv) employer’s liability only, and (a)(v). Such insurance shall follow the form of the primary insurances and drop down in case of exhaustion of underlying limits and/or aggregates.

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(vii)       Key Man Life Insurance. The Borrower shall maintain key man life insurance in respect of the life of A. Dale Mayo in an amount not less than $5,000,000.

(b)        Endorsements. Each Group Member shall use its commercially reasonable efforts to cause all insurance policies carried and maintained in accordance with this Section 7.5 to be endorsed as follows:

(i)         The Administrative Agent shall be additional insured and sole loss payee with respect to the property policies described in clauses (a)(i) and (a)(ii). The Administrative Agent, on behalf of the Lenders, shall be additional insured with respect to liability policies described in clauses (a)(iii), (a)(iv) to the extent allowed by law, (a)(v) and (a)(vi). It shall be understood that any obligation imposed upon any Group Member, including but not limited to the obligation to pay premiums, shall be the sole obligation of such Group Member and not that of the Administrative Agent or any Lender; and,

(ii)         With respect to property policies described in clauses (a)(i) and (a)(ii), the interests of the Administrative Agent shall not be invalidated by any action or inaction of any Group Member or any other person, and shall insure the Administrative Agent regardless of any breach or violation by any Group Member or any other person, of any warranties, declarations or conditions of such policies; and,

(iii)        Inasmuch as the liability policies are written to cover more than one insured, all terms conditions, insuring agreements and endorsements, with the exception of the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured; and,

(iv)        The insurers thereunder shall waive all rights of subrogation against the Administrative Agent, any right of setoff or counterclaim, and any other right to deduction, whether by attachment or otherwise; and,

(v)        If such insurance is canceled for any reason whatsoever, including nonpayment of premium, or any changes are initiated by any Group Member or the carrier which affect the interests of the Administrative Agent, such cancellation or change shall not be effective as to the Administrative Agent until 30 days (10 days in the case of non-payment of premium) after receipt by the Administrative Agent of written notice sent by registered mail from such insurer.

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Schedule 8.1 – Existing Indebtedness

None

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Schedule 8.2 – Existing Liens

None

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Schedule 8.3 – Existing Investments

None

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Schedule 9.1(k) – List of Intercompany Agreements

Amended and Restated Software License Agreement, dated as of July 15, 2006, by and between Access Digital Media, Inc., as licensor, and Christie/AIX, Inc., as licensee.

Sublease Agreement, dated as of July 1, 2006, by and between Access Integrated Technologies, Inc., a Delaware corporation, as sublessor, and Christie/AIX, Inc., a Delaware corporation, as sublessee.

EXHIBIT A

TO

CREDIT AGREEMENT

FORM OF ASSIGNMENT

This ASSIGNMENT (this “Assignment”), dated as of the Effective Date, is entered into between the Assignor and the Assignee (each as defined below).

The parties hereto hereby agree as follows:

Borrower:	Christie/AIX, Inc., a Delaware corporation (the “Borrower”)

Administrative Agent:	General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders (in such capacity and together with its successors and permitted assigns, the “Administrative Agent”)

Credit Agreement:

Credit Agreement, dated as of August 1, 2006, among the Borrower, the Lenders party thereto and the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition are used as defined in the Credit Agreement)

[Trade Date:	_________, ____][1]

Effective Date:	[_________, ____][2]

_________________________

1 Insert for informational purposes only if needed to determine other arrangements between the assignor and the assignee.

2 To be filled out by Administrative Agent upon entry in the Register.

Assignor (collectively, the “Assignors”)3	Assignee (collectively, the “Assignees”)4	Aggregate amount of Commitments or principal amount of Loans for all Lenders5	Aggregate amount of the Commitment or principal amount of Loans Assigned5	Percentage Assigned6

[Name of Assignor]	[Name of Assignee] [Affiliate][Approved Fund] of [Name of Lender]	$____________	$____________	__._________%
[Name of Assignor]	[Name of Assignee] [Affiliate][Approved Fund] of [Name of Lender]	$____________	$____________	__._________%

[Name of Assignor]	[Name of Assignee] [Affiliate][Approved Fund] of [Name of Lender]	$____________	$____________	__._________%

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

_________________________

3 List each Assignor, as appropriate.

4 List each Assignee, as appropriate.

5 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. The aggregate amounts are inserted for informational purposes only to help in calculating the percentages assigned which, themselves, are for informational purposes only.

6 Set forth, to at least 9 decimals, the Assigned Interest as a percentage of the aggregate Commitment or Loans in the Facility. This percentage is set forth for informational purposes only and is not intended to be binding. The assignments are based on the amounts assigned not on the percentages listed in this column.

ASSIGNMENT FOR CHRISTIE/AIX, INC.’S CREDIT AGREEMENT

ARTICLE IAssignment. Each Assignor hereby sells and assigns to the Assignee set forth above opposite such Assignor, and such Assignee hereby purchases and assumes from such Assignor, such Assignor’s rights and obligations in its capacity as Lender under the Credit Agreement (including Liabilities owing to or by such Assignor thereunder) and the other Loan Documents, in each case to the extent related to the amounts identified above opposite such Assignor (such Assignor’s “Assigned Interest”).

ARTICLE IIRepresentations, Warranties and Covenants of Assignors. Each Assignor severally but not jointly (a) represents and warrants to its corresponding Assignee and the Administrative Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Loans, the percentage of the Loans represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Group Member or Loan Party or the performance or nonperformance by any Loan Party of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Notes held by it evidencing at least in part the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that the Administrative Agent exchange such Notes for new Notes in accordance with Section 2.12(e) of the Credit Agreement.

ARTICLE IIIRepresentations, Warranties and Covenants of Assignees. Each Assignee severally but not jointly (a) represents and warrants to its corresponding Assignor and the Administrative Agent that (i) it has full power and authority, and has taken all actions necessary for such Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) if and to the extent indicated above, it is an Affiliate or an Approved Fund of the Lender set forth above and (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either such Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type, (b) appoints and authorizes the Administrative Agent to take such action as administrative agent and collateral agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon any Secured Party and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Lender, it may receive material non-public information and confidential information concerning the Loan Parties and their Affiliates and Securities and agrees to use such information only in accordance with Section 11.20 of the Credit Agreement, (f) specifies as its

ASSIGNMENT FOR CHRISTIE/AIX, INC.’S CREDIT AGREEMENT

applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, (g) shall pay to the Administrative Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under Section 11.2(c) of the Credit Agreement and (h) to the extent required pursuant to Section 2.15(f) of the Credit Agreement, attaches two completed originals of Forms W-8ECI, W-8BEN or W-9.

ARTICLE IVDetermination of Effective Date; Register. Following the due execution and delivery of this Assignment by each Assignor, each Assignee and, to the extent required by Section 11.2(b) of the Credit Agreement, the Borrower, this Assignment (including its attachments) will be delivered to the Administrative Agent for its acceptance and recording in the Register. The effective date of this Assignment (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment by the Administrative Agent and (ii) the recording of this Assignment in the Register. The Administrative Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.

ARTICLE VEffect. As of the Effective Date, (a) each Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender under the Credit Agreement and (b) each Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the termination of the Commitments and payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.

ARTICLE VIDistribution of Payments. On and after the Effective Date, the Administrative Agent shall make all payments under the Loan Documents in respect of each Assigned Interest of any Assignor (a) in the case of amounts accrued to but excluding the Effective Date, to such Assignor and (b) otherwise, to the corresponding Assignee.

ARTICLE VIIMiscellaneous. This Assignment is a Loan Document and, as such, is subject to certain provisions of the Credit Agreement, including Sections 1.5, 11.14(a) and 11.15 thereof. On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignors, Assignees, the Administrative Agent and their Related Persons and their successors and assigns. This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York. This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Assignment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

[SIGNATURE PAGES FOLLOW]

ASSIGNMENT FOR CHRISTIE/AIX, INC.’S CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR]

as Assignor

By:________________________

Name:

Title:

[NAME OF ASSIGNEE]

as Assignee

By:________________________

Name:

Title:

Lending Office for Eurodollar Rate Loans:7

[Insert Address (including contact name, fax number and e-mail address)]

Lending Office (and address for notices)

for any other purpose:

[Insert Address (including contact name, fax number and e-mail address)]

_________________________

7Insert for each Assignee.

[SIGNATURE PAGE FOR ASSIGNMENT FOR CHRISTIE/AIX, INC.’S CREDIT AGREEMENT]

ACCEPTED and AGREED

this __ day of ______ _____:

GENERAL ELECTRIC CAPITAL CORPORATION

as Administrative Agent

By:________________________

Name:

Title:

CHRISTIE/AIX, INC.

By:________________________

Name:

Title:

[SIGNATURE PAGE FOR ASSIGNMENT FOR CHRISTIE/AIX, INC.’S CREDIT AGREEMENT]

EXHIBIT B

TO

CREDIT AGREEMENT

FORM OF NOTE

Lender: [_______________]	New York, New York
Principal Amount: $[_______]	[___________, ____]

FOR VALUE RECEIVED, the undersigned, Christie/AIX, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of the Loans of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement (as hereinafter defined).

The Borrower promises to pay interest on the unpaid principal amount of the Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Administrative Agent, at [_________________], in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of August 1, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Loans by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 1.5, 11.14(a) and 11.15 thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[SIGNATURE PAGES FOLLOW]

B-1

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

CHRISTIE/AIX, INC.

By:________________________

Name:

Title:

[SIGNATURE PAGE FROM PROMISSORY NOTE OF CHRISTIE/AIX, INC. FOR THE BENEFIT OF [NAME OF LENDER]]

EXHIBIT C

TO

CREDIT AGREEMENT

FORM OF NOTICE OF BORROWING

GENERAL ELECTRIC CAPITAL CORPORATION

as Administrative Agent under the

Credit Agreement referred to below

[_________ __, ____]

Attention: [____________________]

Re:	CHRISTIE/AIX, INC. (the “Borrower”)

Reference is made to the Credit Agreement, dated as of August 1, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for such Lenders. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to Section 2.2 of the Credit Agreement of its request of a Borrowing (the “Proposed Borrowing”) under the Credit Agreement and, in that connection, sets forth the following information:

ARTICLE IThe date of the Proposed Borrowing is [__________, ____] (the “Funding Date”).

ARTICLE IIThe aggregate principal amount of the Loans constituting the Proposed Borrowings is $[_________], of which $[________] consists of Base Rate Loans and $[________] consists of Eurodollar Rate Loans having an initial Interest Period of [______] months.

The undersigned hereby certifies that the following statements are true on the date hereof, both before and after giving effect to the Proposed Borrowing and any other Loan to be made on or before the Funding Date:

1)          the representations and warranties set forth in Article IV of the Credit Agreement and elsewhere in the Loan Documents are true and correct [in all material respects]8 [as though made on and as of such Funding Date],9 except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such date;

2)	no Default is continuing;

_________________________

8 Insert for any Proposed Borrowing after the Closing Date.

9 Delete for Borrowings on the Closing Date.

C-1

3)          attached hereto as Annex A are true, correct and complete copies of all purchase orders for Digital Systems, including the Digital Systems to be purchased with the proceeds of the Proposed Borrowing;

4)          attached hereto as Annex B is a calculation of the Total Equity Ratio both before and after giving effect to the Proposed Borrowing;

5)          the Borrower is in compliance with all material contracts, including, without limitation, all Digital Cinema Deployment Agreements, all Master License Agreements and all Intercompany Agreements; and

6)          on or before the making of the Proposed Borrowing on the Funding Date, the Borrower shall have funded the Interest Reserve in the Interest Reserve Account.

CHRISTIE/AIX, INC.

By:________________________

Name:

Title:

[SIGNATURE PAGE TO NOTICE OF BORROWING DATED _________ __, ____]

ANNEX A

TO

NOTICE OF BORROWING

PURCHASE ORDERS

(See attached.)

C-3

ANNEX B

TO

NOTICE OF BORROWING

TOTAL EQUITY RATIO

C-4

EXHIBIT D

TO

CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION OR CONTINUATION

GENERAL ELECTRIC CAPITAL CORPORATION

as Administrative Agent under the

Credit Agreement referred to below

[_________ __, ____]

Attention: [_________________]

Re:	Christie/AIX, Inc. (the “Borrower”)

Reference is made to the Credit Agreement, dated as of August 1, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to Section 2.8 of the Credit Agreement of its request for the following:

1)          a continuation, on [________, ____], as Eurodollar Rate Loans having an Interest Period of [___] months of Loans in an aggregate outstanding principal amount of $[____________] having an Interest Period ending on the proposed date for such continuation;

2)          a conversion, on [________, ____], to Eurodollar Rate Loans having an Interest Period of [___] months of Loans in an aggregate outstanding principal amount of $[_________]; and

3)          a conversion, on [________, ____], to Base Rate Loans, of Loans in an aggregate outstanding principal amount of $[_________].

In connection herewith, the undersigned hereby certifies that no Event of Default is continuing on the date hereof, both before and after giving effect to any Loan to be made on or before any date for any proposed conversion or continuation set forth above.

CHRISTIE/AIX, INC.

By:________________________

Name:

Title:

D-1

EXHIBIT E

TO

CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

[__________, ____]10

This COMPLIANCE CERTIFICATE (this “Compliance Certificate”) is delivered pursuant to Section 6.1(d) of the Credit Agreement, dated as of August 1, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Christie/AIX, Inc. (the “Borrower”), the Lenders party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The undersigned, a duly authorized Responsible Officer of the Borrower having the name and title set forth below under his signature, hereby certifies, on behalf of the Borrower for the benefit of the Secured Parties and pursuant to Section 6.1 of the Credit Agreement that such Responsible Officer of the Borrower is familiar with the Credit Agreement and that, in accordance with each of the following sections of the Credit Agreement, each of the following is true on the date hereof, both before and after giving effect to any Loan to be made on or before the date hereof:

Section 11.22      In accordance with Section 6.1[(b)/(c)] of the Credit Agreement, attached hereto as Annex A are the Financial Statements for the [Fiscal Quarter/Fiscal Year] ended [_________, ____] required to be delivered pursuant to Section 6.1[(b)/(c)] of the Credit Agreement. Such Financial Statements fairly present in all material respects the Consolidated and consolidating financial position, results of operations and cash flow of the Borrower as at the dates indicated therein and for the periods indicated therein in accordance with GAAP [(subject to the absence of footnote disclosure and normal year-end audit adjustments)] 11 [without qualification as to the scope of the audit or as to going concern and without any other similar qualification, together with the certificate from the Group Members’ Accountants with respect to such Consolidated Financial Statements required to be delivered pursuant to Section 6.1(c) of the Credit Agreement.] 12

Section 11.23       In accordance with Section 6.1(d) of the Credit Agreement, attached hereto as Annex B are the calculations used to determine the Total Equity Ratio, including, without limitation, the calculations used in determining Excess Cash Flow.

Section 11.24       In accordance with Section 6.1(d) of the Credit Agreement, attached hereto as Exhibit C are the calculations used to determine the Consolidated Leverage Ratio, the Consolidated Fixed Charge Coverage Ratio and any other

_________________________

10 Insert date of delivery of certificate.

11 Insert language in brackets only for quarterly reports.

12 Insert language in brackets only for annual certifications.

E-2

calculations, if any, used to determine compliance with each financial covenant contained in Article V of the Credit Agreement.

Section 11.25       In accordance with Section 6.1(d) of the Credit Agreement, attached hereto as Annex D are the calculations used to determine the amount of Excluded Capital Expenditures and Capital Expenditures as of the end of the applicable fiscal period for purposes of determining compliance with Section 8.16 of the Credit Agreement.

Section 11.26       In accordance with Section 6.1(d) of the Credit Agreement, attached hereto as Annex E is a list of all Installed Digital Systems and the location of the same as of the date hereof.

Section 11.27       In accordance with Section 6.1(d) of the Credit Agreement, no Default is continuing as of the date hereof[, except as provided for on Annex F attached hereto, with respect to each of which the Borrower proposes to take the actions set forth on Annex F].

Section 11.28       In accordance with Section 6.1(e) of the Credit Agreement, (i) the [Corporate Chart attached hereto as Annex G[-1]] [last Corporate Chart delivered pursuant to such Section)], is correct and complete as of the date hereof, (ii) all documents (including updated schedules as to locations of Collateral and acquisition of Intellectual Property or real property) required to be delivered pursuant to the Loan Documents by any Loan Party on or prior to the date of delivery of this Compliance Certificate have been delivered thereunder (or such delivery requirement was otherwise duly waived or extended) and (iii) complete and correct copies of all documents modifying any term of any Constituent Document of any Group Member or any Subsidiary or joint venture thereof on or prior to the date hereof have been delivered to the Administrative Agent [or are attached hereto as Annex G[-2]].

Section 11.29       In accordance with Section 6.1(g) of the Credit Agreement, attached hereto as Annex H is a discussion and analysis of the financial condition and results of operations of the Group Members for the portion of the Fiscal Year elapsed on or prior to the date hereof discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year.

Section 11.30       [In accordance with Section 6.1(h) of the Credit Agreement, attached hereto as Annex I is a complete and correct summary of the outstanding balances of all intercompany Indebtedness as of the last day of the Fiscal Quarter covered by the Financial Statements attached hereto as Annex A.] 13

[SIGNATURE PAGE FOLLOWS]

_________________________

13 Insert bracketed language only for quarterly reports.

COMPLIANCE CERTIFICATE FOR CHRISTIE/AIX, INC. DATED [__________, _____]

(j)         [In accordance with Sections 6.1(i) and (j) of the Credit Agreement, attached hereto as Annexes J and K are complete and correct (i) copies of each management letter, audit report or similar letter or report received by any Group Member from any independent registered certified public accountant (including the Group Members’ Accountants) in connection with such Financial Statements or any audit thereof and (ii) (A) a certification from each insurer or by an authorized representative of each insurer identifying the underwriters, the type of insurance, the limits, deductibles, and the term thereof and specifying the specific provisions delineated in clause (b) of Schedule 7.5 and (B) a statement from an independent insurance broker, reasonably acceptable to the Administrative Agent, stating that (1) all premiums then due have been paid and (2) in the opinion of such broker, the insurance maintained by the Borrower is in accordance with clause (b) of Schedule 7.5].14

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first written above.

CHRISTIE/AIX, INC.
By:	_____________________________

Name:

Title:

_________________________

14 Insert bracketed language only for annual reports.

COMPLIANCE CERTIFICATE FOR CHRISTIE/AIX, INC. DATED [__________, _____]

ANNEX A

TO

COMPLIANCE CERTIFICATE OF CHRISTIE/AIX, INC.

DATED [_________, ____]

FINANCIAL STATEMENTS

ANNEX B

TO

COMPLIANCE CERTIFICATE OF CHRISTIE/AIX, INC.

DATED [_________, ____]

TOTAL EQUITY RATIO

ANNEX C

TO

COMPLIANCE CERTIFICATE OF CHRISTIE/AIX, INC.

DATED [_________, ____]

FINANCIAL CALCULATIONS

ANNEX D

TO

COMPLIANCE CERTIFICATE OF CHRISTIE/AIX, INC.

DATED [_________, ____]

EXCLUDED CAPITAL EXPENDITURES

AND

CAPITAL EXPENDITURES

ANNEX E

TO

COMPLIANCE CERTIFICATE OF CHRISTIE/AIX, INC.

DATED [_________, ____]

INSTALLED DIGITAL SYSTEMS

[ANNEX F

TO

COMPLIANCE CERTIFICATE OF CHRISTIE/AIX, INC.

DATED [_________, ____]

CONTINUING DEFAULTS]15

_________________________

15  DELETE IF NOT USED IN THE TEXT OF THE CERTIFICATE.

ANNEX G[-1]

TO

COMPLIANCE CERTIFICATE OF CHRISTIE/AIX, INC.

DATED [_________, ____]

CORPORATE CHART

ANNEX G[-2]

TO

COMPLIANCE CERTIFICATE OF CHRISTIE/AIX, INC.

DATED [_________, ____]

MODIFICATIONS TO CONSTITUENT DOCUMENTS

ANNEX H

TO

COMPLIANCE CERTIFICATE OF CHRISTIE/AIX, INC.

DATED [_________, ____]

MANAGEMENT DISCUSSION AND ANALYSIS

ANNEX I

TO

COMPLIANCE CERTIFICATE OF CHRISTIE/AIX, INC.

DATED [_________, ____]

INTERCOMPANY INDEBTEDNESS

ANNEX J

TO

COMPLIANCE CERTIFICATE OF CHRISTIE/AIX, INC.

DATED [_________, ____]

MANAGEMENT LETTER

ANNEX K

TO

COMPLIANCE CERTIFICATE OF CHRISTIE/AIX, INC.

DATED [_________, ____]

SUMMARY OF MATERIAL INSURANCE COVERAGE

EXHIBIT F

TO

CREDIT AGREEMENT

FORM OF GUARANTY AND SECURITY AGREEMENT

(See attached.)

GUARANTY AND SECURITY AGREEMENT

Dated as of August 1, 2006

among

CHRISTIE/AIX, INC.

and

Each Grantor

From Time to Time Party Hereto

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Administrative Agent and Collateral Agent

i

(continued)

ii

ANNEXES AND SCHEDULES

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Intellectual Property Security Agreement
Schedule 1	Commercial Tort Claims
Schedule 2	Filings
Schedule 3	Jurisdiction of Organization; Chief Executive Office
Schedule 4	Location of Inventory and Equipment
Schedule 5	Pledged Collateral
Schedule 6	Intellectual Property

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GUARANTY AND SECURITY AGREEMENT, dated as of August 1, 2006, by CHRISTIE/AIX, INC., a Delaware corporation (the “Borrower”), and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.6 (together with the Borrower, the “Grantors”), in favor of General Electric Capital Corporation (“GE Capital”), as administrative agent and collateral agent (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”) for the Lenders and each other Secured Party (each as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement dated as of August 1, 2006 (as the same may be modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders and GE Capital, as administrative agent and collateral agent for the Lenders, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor (other than the Borrower) has agreed to guaranty the Obligations (as defined in the Credit Agreement) of the Borrower;

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders and the Administrative Agent to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent as follows:

ARTICLE XII

DEFINED TERMS

Section 12.1       Definitions. (a) Capital terms used herein without definition are used as defined in the Credit Agreement.

(b)        The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.

(c)	The following terms shall have the following meanings:

“Agreement” means this Guaranty and Security Agreement.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Collateral” has the meaning specified in Section 3.1.

“Excluded Equity” means any Voting Stock in excess of 65% of the outstanding Voting Stock of any Excluded Foreign Subsidiary.

“Fraudulent Transfer Laws” has the meaning specified in Section 2.2.

“Guaranteed Obligations” has the meaning specified in Section 2.1.

“Guarantor” means each Grantor other than the Borrower.

“Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.

“Pledged Certificated Stock” means all certificated securities and any other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Stock and Stock Equivalents set forth on Schedule 5. Pledged Certificated Stock excludes any Excluded Equity and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 7.11 of the Credit Agreement.

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness set forth on Schedule 5, issued by the obligors named therein. Pledged Debt Instruments excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 7.11 of the Credit Agreement

“Pledged Investment Property” means any investment property owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments. Pledged Investment Property excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 7.11 of the Credit Agreement

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

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“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person owned by any Grantor that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Constituent Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 5, to the extent such interests are not certificated. Pledged Uncertificated Stock excludes any Excluded Equity and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 7.11 of the Credit Agreement.

“Secured Obligations” has the meaning specified in Section 3.2.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of the Administrative Agent’s or any other Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

Section 12.2        Certain Other Terms. (a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

(b)        Section 1.5 of the Credit Agreement is applicable to this Agreement as and to the extent set forth therein.

ARTICLE XIII

GUARANTY

Section 13.1         Guaranty. To induce the Lenders to make the Loans, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Obligations of the Borrower whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

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Section 13.2         Limitation of Guaranty. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

Section 13.3         Contribution. To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the economic benefit actually received by such Guarantor from the Loans and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.

Section 13.4         Authorization; Other Agreements. The Secured Parties are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

(a)        (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment of or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document;

(b)        apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Loan Documents;

(c)        refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation in such Secured Party’s reasonable discretion;

(d)        (i) Sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Borrower and any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e)        settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

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Section 13.5         Guaranty Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defense, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by the Administrative Agent):

(a)        the invalidity or unenforceability of any obligation of the Borrower or any other Guarantor under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

(b)        the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Borrower or any other Guarantor or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;

(c)        the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d)        any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e)        any foreclosure, whether or not through judicial sale, and any other Sale of any Collateral or any election following the occurrence of an Event of Default by any Secured Party to proceed separately against any Collateral in accordance with such Secured Party’s rights under any applicable Requirement of Law; or

(f)         any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries, in each case other than the payment in full of the Guaranteed Obligations.

Section 13.6         Waivers. Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest, (b) any notice of acceptance, (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Borrower or any other Guarantor. Each Guarantor further unconditionally and irrevocably agrees, until indefeasible payment in full of the Guaranteed Obligations, not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or

5

contribution or similar right against the Borrower or any other Guarantor by reason of any Loan Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Loan Party or set off any of its obligations to such other Loan Party against obligations of such Loan Party to such Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance.

Section 13.7         Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Secured Party shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE XIV

GRANT OF SECURITY INTEREST

Section 14.1         Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a)        all accounts, chattel paper, deposit accounts (including any concentration account), documents (as defined in the UCC), equipment, general intangibles, instruments, inventory, investment property and any supporting obligations related thereto;

(b)         the commercial tort claims described on Schedule 1 and on any supplement thereto received by the Administrative Agent pursuant to Section 5.9;

(c)        all books and records pertaining to the other property described in this Section 3.1;

(d)        all property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(e)        all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located; and

(f)	to the extent not otherwise included, all proceeds of the foregoing;

6

provided, however, that “Collateral” shall not include any Excluded Equity; and provided, further, that if and when any property shall cease to be Excluded Equity, such property shall be deemed at all times from and after the date hereof to constitute Collateral.

Section 14.2       Grant of Security Interest in Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Grantor (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor.

ARTICLE XV

REPRESENTATIONS AND WARRANTIES

To induce the Lenders and the Administrative Agent to enter into the Loan Documents, each Grantor hereby represents and warrants each of the following to the Administrative Agent, the Lenders and the other Secured Parties:

Section 15.1         Title; No Other Liens. Except for the Lien granted to the Administrative Agent pursuant to this Agreement and other Permitted Liens under any Loan Document (including Section 4.2), such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.

Section 15.2         Perfection and Priority. The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of the Administrative Agent in all Collateral subject, for the following Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Administrative Agent in completed and duly authorized form), (ii) in the case of any deposit account, the execution of a Control Agreement, (iii) in the case of all Copyrights, Trademarks and Patents for which UCC filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, (iv) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a Contractual Obligation granting control under the UCC to the Administrative Agent over such letter-of-credit rights, (v) in the case of electronic chattel paper, the completion of all steps necessary to grant control to the Administrative Agent over such electronic chattel paper under the UCC and (vi) in the case of Vehicles, the actions required under Section 5.1(e). Such security interest shall be prior to all other Liens on the Collateral except for Customary Permitted Liens having priority over the Administrative Agent’s Lien by operation of law or unless otherwise permitted by any Loan Document upon (i) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery thereof to the Administrative Agent of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to the Administrative

7

Agent or in blank, (ii) in the case of all Pledged Investment Property not in certificated form, the execution of Control Agreements with respect to such investment property and (iii) in the case of all other instruments and tangible chattel paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery thereof to the Administrative Agent of such instruments and tangible chattel paper. Except as set forth in this Section 4.2, all actions by each Grantor necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken. Upon the taking of the action described in this Section 4.2, such security interest shall be prior to all other Liens on the Collateral except for Customary Permitted Liens having priority over the Administrative Agent’s Lien by operation of law or unless otherwise permitted by any Loan Document.

Section 15.3         Jurisdiction of Organization; Chief Executive Office. Such Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 3 and such Schedule 3 also lists all jurisdictions of incorporation, legal names and locations of such Grantor’s chief executive office or sole place of business for the five years preceding the date hereof.

Section 15.4         Locations of Inventory, Equipment and Books and Records. On the date hereof, such Grantor’s inventory and equipment (other than inventory or equipment in transit) and books and records concerning the Collateral are kept at the locations listed on Schedule 4 and such Schedule 4 also lists the locations of such inventory, equipment and books and records for the five years preceding the date hereof.

Section 15.5         Pledged Collateral. (a) The Pledged Stock pledged by such Grantor hereunder (i) is listed on Schedule 5 and constitutes (or, in respect of Pledged Stock, the issuer of which is a not Subsidiary of or otherwise controlled by such Grantor, to such Grantor’s knowledge constitutes) that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 5, and (ii) with respect to Pledged Stock, the issuer of which is a Subsidiary of or otherwise controlled by such Grantor, has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships) and (iii) to the extent constituting an obligation, constitutes the legal, valid and binding obligation of the issuer thereof with respect thereto, enforceable in accordance with its terms.

(b)        As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments and certificates has been delivered to the Administrative Agent in accordance with Section 5.3(a).

(c)        Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock to the same extent as such Grantor and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

Section 15.6         Instruments and Tangible Chattel Paper Formerly Accounts. No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper involving an amount in excess of $250,000 in the aggregate at any one

8

time that has not been delivered to the Administrative Agent, properly endorsed for transfer, to the extent delivery is required by Section 5.6(a).

Section 15.7         Intellectual Property. (a) Schedule 6 sets forth a true and complete list of the following Intellectual Property such Grantor owns, licenses or otherwise has the right to use: (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names and (iii) other Intellectual Property and material Software, separately identifying that owned and licensed to such Grantor and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any IP Licenses or other rights (including franchises) granted by the Grantor with respect thereto.

(b)        On the Closing Date, all Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Intellectual Property has been abandoned. No breach or default of any IP License shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Intellectual Property material to the business of such Grantor: (i) the consummation of the transactions contemplated by any Loan Document or (ii) any holding, decision, judgment or order rendered by any Governmental Authority. There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Intellectual Property material to the business of such Grantor. To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any such Intellectual Property of such Grantor. Such Grantor, and to such Grantor's knowledge each other party thereto, is not in material breach or default of any material IP License.

Section 15.8         Commercial Tort Claims. The only commercial tort claims of any Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such commercial tort claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 1, which sets forth such information separately for each Grantor.

Section 15.9         Specific Collateral. None of the Collateral is or is proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

Section 15.10       Enforcement. No Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Administrative Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

Section 15.11       Representations and Warranties of the Credit Agreement. The representations and warranties as to such Grantor and its Subsidiaries made by the Borrower in

9

Article IV of the Credit Agreement are true and correct on each date as required by Section 3.2(b) of the Credit Agreement.

ARTICLE XVI

COVENANTS

Each Grantor agrees with the Administrative Agent to the following, as long as any Obligation or Commitment remains outstanding and, in each case, unless the Required Lenders otherwise consent in writing:

Section 16.1         Maintenance of Perfected Security Interest; Further Documentation and Consents. (a) Generally. Such Grantor shall (i) not use or permit any Collateral to be used in violation of any provision of any Loan Document, any Requirement of Law in any material respect or any policy of insurance covering the Collateral and (ii) not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or the Administrative Agent to Sell any Collateral if such restriction would have a Material Adverse Effect.

(b)        Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest and such priority against the claims and demands of all Persons.

(c)        Pursuant to clause (ii) of Section 6.1(e) of the Credit Agreement, such Grantor shall furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail and in form and substance satisfactory to the Administrative Agent.

(d)        At any time and from time to time, upon the written request of the Administrative Agent, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Administrative Agent may reasonably request, including (A) securing all approvals necessary or appropriate for the assignment to or for the benefit of the Administrative Agent of any Contractual Obligation, including any IP License, held by such Grantor and to enforce the security interests granted hereunder and (B) executing and delivering any Control Agreements with respect to deposit accounts and securities accounts.

(e)        If requested by the Administrative Agent, the Grantor shall arrange for the Administrative Agent’s first priority security interest to be noted on the certificate of title of each Vehicle and shall file any other necessary documentation in each jurisdiction that the Administrative Agent shall deem advisable to perfect its security interests in any Vehicle.

Section 16.2         Changes in Locations, Name, Etc. Except upon 30 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority

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of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional locations at which inventory or equipment shall be kept, such Grantor shall not do any of the following:

(i)         permit any inventory or equipment to be kept at a location other than those listed on Schedule 4, except for inventory or equipment in transit;

(ii)         change its jurisdiction of organization or its location, in each case from that referred to in Section 4.3; or

(iii)        change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

Section 16.3         Pledged Collateral. (a) Delivery of Pledged Collateral. Such Grantor shall (i) deliver to the Administrative Agent, in suitable form for transfer and in form and substance satisfactory to the Administrative Agent, (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) maintain all other Pledged Investment Property in a Controlled Securities Account.

(b)        Event of Default. During the continuance of an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice to the Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(c)        Cash Distributions with respect to Pledged Collateral. Except as provided in Article VI, such Grantor shall be entitled to receive all cash, interest, dividends and distributions paid in respect of the Pledged Collateral or the Pledged Investment Property.

(d)        Voting Rights. Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral and the Pledged Investment Property; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral or be inconsistent with or result in any violation of any provision of any Loan Document.

Section 16.4         Accounts. (a) Such Grantor shall not without the Administrative Agent’s prior written consent, other than in the ordinary course of business, (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that could adversely affect the value thereof.

(b)        The Administrative Agent shall have the right to make test verifications of the accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as the Administrative Agent

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may reasonably require in connection therewith, provided, however, that unless a Default shall be continuing, (i) the Administrative Agent shall request no more than four such reports during any calendar year and (ii) the Administrative Agent may not directly contact any account debtor without Guarantor’s prior written consent. At any time and from time to time, upon the Administrative Agent’s request, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the accounts; provided, however, that unless a Default shall be continuing, the Administrative Agent shall request no more than four such reports during any calendar year.

Section 16.5         Commodity Contracts. Such Grantor shall not have any commodity contract other than with a Person approved by the Administrative Agent and subject to a Control Agreement.

Section 16.6         Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper. (a) If any amount payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper involving an amount in excess of $250,000 in the aggregate at any one time other than such instrument delivered in accordance with Section 5.3(a) and in the possession of the Administrative Agent, such Grantor shall mark all such instruments and tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Administrative Agent” and, at the request of the Administrative Agent, shall immediately deliver such instrument or tangible chattel paper to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent.

(b)        Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than the Administrative Agent.

(c)        If such Grantor is or becomes the beneficiary of a letter of credit that is not a supporting obligation of any Collateral, such Grantor shall promptly, and in any event within 2 Business Days after becoming a beneficiary, notify the Administrative Agent thereof and enter into a Contractual Obligation with the Administrative Agent, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such Contractual Obligation shall assign such letter-of-credit rights to the Administrative Agent in a manner sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). Such Contractual Obligation shall also direct all payments thereunder to a Cash Collateral Account. The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to the Administrative Agent.

(d)        If any amount payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall take all steps necessary to grant the Administrative Agent control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

Section 16.7         Intellectual Property. (a) Promptly (and in any event within 10 Business Days) after any change to Schedule 6 for such Grantor, such Grantor shall provide the

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Administrative Agent notification thereof and the short-form intellectual property agreements and assignments as described in this Section 5.7 and other documents that the Administrative Agent reasonably requests with respect thereto.

(b)        Such Grantor shall (and shall cause all its licensees to) (i) (1) continue to use each Trademark material to such Grantor’s business included in the Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, and (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby, (w) any Trademark material to such Grantor’s business (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent material to such Grantor’s business included in the Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights material to such Grantor’s business included in the Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (z) any Trade Secret material to such Grantor’s business that is Intellectual Property may become publicly available or otherwise unprotectable.

(c)        Such Grantor shall notify the Administrative Agent promptly if it knows that any application or registration relating to any Intellectual Property material to the business of such Grantor may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any such Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office). Such Grantor shall take all actions that are necessary or reasonably requested by the Administrative Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Intellectual Property material to the business of such Grantor.

(d)        Such Grantor shall not knowingly do any act or knowingly omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person. In the event that any Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor to the extent it is commercially reasonable to do so.

(e)        Such Grantor shall execute and deliver to the Administrative Agent in form and substance reasonably acceptable to the Administrative Agent and suitable for (i) filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all Copyrights, Trademarks, Patents and IP Licenses of such Grantor and (ii) recording with the appropriate Internet domain name registrar, a duly executed form of assignment for all Internet Domain Names of such Grantor (together with appropriate supporting documentation as may be requested by the Administrative Agent).

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Section 16.8         Notices. Such Grantor shall promptly notify the Administrative Agent in writing of its acquisition of any interest hereafter in property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

Section 16.9         Notice of Commercial Tort Claims. Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim (whether from another Person or because such commercial tort claim shall have come into existence), (i) such Grantor shall, promptly upon such acquisition, deliver to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule 1 containing a specific description of such commercial tort claim, (ii) Section 3.1 shall apply to such commercial tort claim and (iii) such Grantor shall execute and deliver to the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent, any document, and take all other action, reasonably deemed by the Administrative Agent to be reasonably necessary or appropriate for the Administrative Agent to obtain, on behalf of the Lenders, a perfected security interest having at least the priority set forth in Section 4.2 in all such commercial tort claims. Any supplement to Schedule 1 delivered pursuant to this Section 5.9 shall, after the receipt thereof by the Administrative Agent, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Section 16.10       Compliance with Credit Agreement. Such Grantor agrees to comply with all covenants and other provisions applicable to it under the Credit Agreement, including Sections 2.15, 11.3 and 11.4 of the Credit Agreement and agrees to the same submission to jurisdiction as that agreed to by the Borrower in the Credit Agreement.

ARTICLE XVII

REMEDIAL PROVISIONS

Section 17.1         Code and Other Remedies. (a) UCC Remedies. During the continuance of an Event of Default, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

(b)        Disposition of Collateral. Without limiting the generality of the foregoing, the Administrative Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the Administrative Agent's claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) Sell, grant an option or options to purchase and deliver any Collateral (or enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of

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any credit risk. The Administrative Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

(c)        Management of the Collateral. Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at the Administrative Agent’s request, it shall assemble the Collateral and make it available to the Administrative Agent at places that the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Administrative Agent also has the right to require that each Grantor store and keep any Collateral pending further action by the Administrative Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Administrative Agent is able to Sell any Collateral, the Administrative Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent and (iv) the Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Administrative Agent's remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. The Administrative Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Administrative Agent.

(d)        Application of Proceeds. The Administrative Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, as set forth in the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any Requirement of Law, need the Administrative Agent account for the surplus, if any, to any Grantor.

(e)        Direct Obligation. Neither the Administrative Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Loan Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Administrative Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

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(f)         Commercially Reasonable. To the extent that applicable Requirements of Law impose duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent to do any of the following:

(i)         fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by the Administrative Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii)         fail to obtain Permits, or other consents, for access to any Collateral to Sell or for the collection or Sale of any Collateral, or, if not required by other Requirements of Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii)        fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)        advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v)        exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by the Administrative Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi)	dispose of assets in wholesale rather than retail markets;

(vii)       disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii)      purchase insurance to insure the Administrative Agent against risks of loss, collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 6.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.1. Without limitation upon the foregoing, nothing contained in this Section 6.1 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not

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have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 6.1.

(g)        IP Licenses. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Section 6.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, Sell or grant options to purchase any Collateral) at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real property owned, operated, leased, subleased or otherwise occupied by such Grantor.

Section 17.2         Accounts and Payments in Respect of General Intangibles. (a) In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by the Administrative Agent at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within 2 Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent, in a Cash Collateral Account, subject to withdrawal by the Administrative Agent as provided in Section 6.4. Until so turned over, such payment shall be held by such Grantor in trust for the Administrative Agent, and segregated from other funds of such Grantor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)	At any time during the continuance of an Event of Default:

(i)         each Grantor shall, upon the Administrative Agent’s request, deliver to the Administrative Agent all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Administrative Agent and that payments in respect thereof shall be made directly to the Administrative Agent;

(ii)         the Administrative Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, the Administrative Agent may at any time enforce such Grantor’s rights against such account debtors and obligors of general intangibles; and

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(iii)        each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by the Administrative Agent to ensure any Internet Domain Name is registered.

(c)        Anything herein to the contrary notwithstanding, until the Secured Obligations are indefeasibly paid in full each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each account and each payment in respect of general intangibles, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Loan Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 17.3         Pledged Collateral. (a) Voting Rights. During the continuance of an Event of Default, upon notice by the Administrative Agent to the relevant Grantor or Grantors, the Administrative Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)        Proxies. In order to permit the Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent

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thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

(c)        Authorization of Issuers. Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Administrative Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Administrative Agent.

Section 17.4         Proceeds to be Turned over to and Held by Administrative Agent. Unless otherwise expressly provided in the Credit Agreement or this Security Agreement, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to the Administrative Agent in the exact form received (with any necessary endorsement). All such proceeds of Collateral and any other proceeds of any Collateral received by the Administrative Agent in cash or Cash Equivalents shall be held by the Administrative Agent in a Cash Collateral Account. All proceeds being held by the Administrative Agent in a Cash Collateral Account (or by such Grantor in trust for the Administrative Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

Section 17.5         Registration Rights. (a) If, in the opinion of the Administrative Agent, it is necessary or advisable to Sell any portion of the Pledged Collateral by registering such Pledged Collateral under the provisions of the Securities Act of 1933 (the “Securities Act”), each relevant Grantor shall cause the issuer thereof (or, to the extent the issuer thereof is not a Subsidiary or otherwise controlled by such Grantor, use commercially reasonable efforts to cause the issuer thereof) to do or cause to be done all acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register such Pledged Collateral or that portion thereof to be Sold under the provisions of the Securities Act, all as directed by the Administrative Agent in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto and in compliance with the securities or “Blue Sky” laws of any jurisdiction that the Administrative Agent shall designate.

(b)        Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

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(c)        Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to this Section 6.5 valid and binding and in compliance with all applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained in this Section 6.5 will cause irreparable injury to the Administrative Agent and other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

Section 17.6         Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Administrative Agent or any other Secured Party to collect such deficiency.

ARTICLE XVIII

THE ADMINISTRATIVE AGENT

Section 18.1         Administrative Agent’s Appointment as Attorney-in-Fact. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

(i)         in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

(ii)         in the case of any Intellectual Property owned by or licensed to the Grantors, execute, deliver and have recorded any document that the Administrative Agent may request to evidence, effect, publicize or record the Administrative Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)        pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Credit Agreement (including all or any part of the premiums therefor and the costs thereof);

20

(iv)        execute, in connection with any sale provided for in Section 6.1 or Section 6.5, any document to effect or otherwise necessary or appropriate in relation to evidence the Sale of any Collateral; or

(v)        (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate, (G) assign any Intellectual Property owned by the Grantors or any IP Licenses of the Grantors throughout the world on such terms and conditions and in such manner as the Administrative Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, Sell, grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes and do, at the Administrative Agent’s option, at any time or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do.

(b)        If any Grantor fails to perform or comply with any Contractual Obligation contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

(c)        The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate set forth in Section 2.7 (Interest) of the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)        Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Secured Obligations are indefeasibly paid in full.

Section 18.2         Authorization to File Financing Statements. Each Grantor authorizes the Administrative Agent and its Related Persons, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Administrative Agent

21

reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor”. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Such Grantor also hereby ratifies its authorization for the Administrative Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

Section 18.3         Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

Section 18.4         Duty; Obligations and Liabilities. (a) Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent’s interest in the Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, the Administrative Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Administrative Agent in good faith.

(b)        Obligations and Liabilities with respect to Collateral. No Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Administrative Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers. The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

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ARTICLE XIX

MISCELLANEOUS

Section 19.1         Reinstatement. Each Grantor agrees that, if any payment made by any Loan Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 19.2         Release of Collateral. (a) At the time provided in clause (b)(iii) of Section 10.10 of the Credit Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. Each Grantor is hereby authorized to file at such time UCC amendments and any other necessary documents evidencing the termination of the Liens so released. At the request of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral of such Grantor held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)        If the Administrative Agent shall be directed or permitted pursuant to clause (i) or (ii) of Section 10.10(b) of the Credit Agreement to release any Lien or any Collateral, such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, such clauses (i) and (ii). In connection therewith, the Administrative Agent, at the request of any Grantor, shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

(c)        At the time provided in Section 10.10(a) of the Credit Agreement and at the request of the Borrower, a Grantor shall be released from its obligations hereunder in the event that all the Securities of such Grantor shall be Sold to any Person that is not an Affiliate of Holdings, the Borrower and the Subsidiaries of the Borrower in a transaction permitted by the Loan Documents.

Section 19.3         Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations. If any Secured Obligation or Guaranteed Obligation is not paid when due, or upon any Event of Default, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any

23

Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, any other Loan Party or any other Collateral and without first joining any other Grantor or any other Loan Party in any proceeding.

Section 19.4         No Waiver by Course of Conduct. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 19.5         Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by the Administrative Agent and each Grantor directly affected thereby.

Section 19.6         Additional Grantors; Additional Pledged Collateral. (a) Joinder Agreements. If, at the option of the Borrower or as required pursuant to Section 7.10 of the Credit Agreement, the Borrower shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Joinder Agreement substantially in the form of Annex 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

(b)        Pledge Amendments. To the extent any Pledged Collateral has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”). Such Grantor authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement.

Section 19.7         Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.11 of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrower’s notice address set forth in such Section 11.11.

Section 19.8         Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

Section 19.9         Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed

24

shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 19.10       Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 19.11       Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 19.12       WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

CHRISTIE/AIX, INC.

as Grantor

By:________________________

Name:

Title:

SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT

OTHER GRANTORS]

as Grantor

By:________________________

Name:

Title:

SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT

ACCEPTED AND AGREED

as of the date first above written:

GENERAL ELECTRIC CAPITAL CORPORATION

as Administrative Agent

By:________________________

Name:

Title:

SIGNATURE PAGE TO GUARANTY AND SECURITY AGREEMENT

ANNEX 1

TO

GUARANTY AND SECURITY AGREEMENT1

FORM OF PLEDGE AMENDMENT

This PLEDGE AMENDMENT, dated as of __________ __, 20__, is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of August 1, 2006, by CHRISTIE/AIX, INC. (the “Borrower”), the undersigned Grantor and the other Affiliates of the Borrower from time to time party thereto as Grantors in favor of General Electric Capital Corporation, as administrative agent and collateral agent for the Secured Parties referred to therein (the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Sections 4.1, 4.2, 4.5 and 4.10 of the Guaranty and Security Agreement is true and correct in respect of the Pledged Collateral listed on Annex 1-A as of the date hereof as if made on and as of such date.

[GRANTOR]

By:________________________

Name:

Title:

________________________
To be used for pledge of Additional Pledged Collateral by existing Grantor.

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Annex 1-A

PLEDGED STOCK
ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS

PLEDGED DEBT INSTRUMENTS
ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	PRINCIPAL AMOUNT

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ACKNOWLEDGED AND AGREED

as of the date first above written:

GENERAL ELECTRIC CAPITAL CORPORATION

as Administrative Agent

By:_______________________

Name:

Title:

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ANNEX 2

TO

GUARANTY AND SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of _________ __, 20__, is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of August 1, 2006, by CHRISTIE/AIX, INC. (the “Borrower”) and the Affiliates of the Borrower from time to time party thereto as Grantors in favor of the General Electric Capital Corporation, as administrative agent and collateral agent for the Secured Parties referred to therein (the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 8.6 of the Guaranty and Security Agreement, hereby becomes a party to the Guaranty and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder. The undersigned hereby agrees to be bound as a Grantor for the purposes of the Guaranty and Security Agreement.

The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 6 to the Guaranty and Security Agreement. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Joinder Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:_______________________

Name:

Title:

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ACKNOWLEDGED AND AGREED

as of the date first above written:

[EACH GRANTOR PLEDGING

ADDITIONAL COLLATERAL]

By:_______________________

Name:

Title:

GENERAL ELECTRIC CAPITAL CORPORATION

as Administrative Agent

By:_______________________

Name:

Title:

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ANNEX 3

TO

GUARANTY AND SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of _________ __, 20___, is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of General Electric Capital Corporation (“GE Capital”), as administrative agent and collateral agent (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of August 1, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Christie/AIX, Inc. (the “Borrower”), the Lenders and GE Capital, as Administrative Agent for the Lenders, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor (other than the Borrower) has agreed, pursuant to a Guaranty and Security Agreement of even date herewith in favor of the Administrative Agent (the “Guaranty and Security Agreement”), to guarantee the Obligations (as defined in the Credit Agreement) of the Borrower; and

WHEREAS, all of the Grantors are party to the Guaranty and Security Agreement pursuant to which the Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders and the Administrative Agent to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent as follows:

ARTICLE IDefined Terms. Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

ARTICLE IIGrant of Security Interest in [Copyright] [Trademark] [Patent] Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):

Section 2.1            [all of its Copyrights and all IP Licenses providing for the grant by or to such Grantor of any right under any Copyright, including, without limitation, those referred to on Schedule 1 hereto;

Section 2.2	all renewals, reversions and extensions of the foregoing; and

A3-1

Section 2.3        all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

Section 2.1        [all of its Patents and all IP Licenses providing for the grant by or to such Grantor of any right under any Patent, including, without limitation, those referred to on Schedule 1 hereto;

Section 2.2        all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

Section 2.3        all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

Section 2.1        [all of its Trademarks and all IP Licenses providing for the grant by or to such Grantor of any right under any Trademark, including, without limitation, those referred to on Schedule 1 hereto;

Section 2.2        all renewals and extensions of the foregoing;

Section 2.3        all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

Section 2.4        all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

ARTICLE IIIGuaranty and Security Agreement. The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Guaranty and Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the Administrative Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

ARTICLE IVGrantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Patents] [Trademarks] and IP Licenses subject to a security interest hereunder.

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ARTICLE VCounterparts. This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

ARTICLE VIGoverning Law. This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[GRANTOR]

as Grantor

By:___________________________________

Name:

Title:

ACCEPTED AND AGREED

as of the date first above written:

GENERAL ELECTRIC CAPITAL CORPORATION

as Administrative Agent

By:_______________________

Name:

Title:

[SIGNATURE PAGE TO [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT]

A3-4

ACKNOWLEDGMENT OF GRANTOR

STATE OF	)
) ss.
COUNTY OF	)

On this ___ day of ________ __, 20__ before me personally appeared ______________________, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of ________________, who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

____________________________

Notary Public

[ACKNOWLEDGEMENT OF GRANTOR FOR [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT]

A3-5

SCHEDULE I

TO

[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

[Copyright] [Patent] [Trademark] Registrations

A.	REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]

[Include Registration Number and Date]

B.	[COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

C.	IP LICENSES

[Include complete legal description of agreement (name of agreement, parties and date)]

[SIGNATURE PAGE TO [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT]

A3-6

EXHIBIT G

TO

CREDIT AGREEMENT

FORM OF MASTER LICENSE AGREEMENT

(See attached.)

[SIGNATURE PAGE TO [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT]

A3-7

MASTER LICENSE AGREEMENT

THIS MASTER LICENSE AGREEMENT (this “Agreement”), including all Schedules and Exhibits attached hereto, is made and entered into as of the ___ day of ______________, 20___ by and between CHRISTIE/AIX, INC., a Delaware corporation (“Licensor”), and __________________, a _________________ (“Licensee”).

WHEREAS, Licensor has the right to deploy and license the use of certain Equipment (as defined below); and

WHEREAS Licensee desires to obtain from Licensor, and Licensor is willing to grant to Licensee, a license to use the Equipment on the terms and conditions set forth in this Agreement, including all Schedules and Exhibits attached hereto.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other valuable consideration received, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follow:

1.          DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth below.

“ADM” means Access Digital Media, Inc., a Delaware corporation.

“Affiliate” means, with respect to a party, any corporation, limited liability company, partnership or other entity which controls, is controlled by or is under common control with such party, where such control is by ownership of more than fifty percent (50%) of the outstanding voting securities or other voting interests.

“Agreement” has the meaning specified in the preamble.

“Applicable Commencement Date” means, as to the Equipment designated on any Equipment Schedule, the date on which the License Term for such Equipment commences, as specified in the applicable Certificate of Acceptance.

“Applicable Termination Date” means, as to the Equipment designated on any Equipment Schedule, the date on which this Agreement expires or is terminated.

“Central Server” means, collectively, a central library server, with TCC Software installed, together with a storage array, computer rack, uninterrupted power source (UPS), main switch and patch panel.

“Certificate of Acceptance” means a certificate executed by Licensee in substantially the form of Exhibit 1 to Exhibit A attached hereto.

“Christie” means Christie Digital Systems USA, Inc., a California corporation.

“Christie Software” means any Christie proprietary software installed in any of the Equipment at the time of delivery of such Equipment to Licensee, as updated by any update made available from time to time by Christie without charge for use on the Equipment.

“Cineplex” means a theater complex with one or more cinema auditoriums.

“Confidential Information” has the meaning specified in Section 38.

“DCI” means Digital Cinema Initiatives, LLC, a limited liability company established by Disney, Fox, MGM, Paramount, Sony Pictures Entertainment, Universal and Warner Bros. Studios to, among other things, establish and document technical specifications for an open architecture for digital cinema to ensure a uniform and high level of technical performance reliability and quality control.

“DCI Specification” means the Digital Cinema System Specification V1.0 issued July 20, 2005 by DCI.

“Digital Cinema Projection System” means a digital cinema projection system consisting of a DLP Cinema™ 2k projector, capable of both 2-D and 3-D display, and a digital cinema server for each theatre screen. Each Digital Cinema Projection System will be a part of a Digital System.

“Digital System” means one or more Digital Cinema Projection Systems and an associated Central Server.

“Digital Title” means a commercial movie which is released in digital format suitable for showing on Digital Systems.

“Distributor” means a motion picture distributor.

“Distributor Agreement” means an agreement between Licensor and a Distributor pursuant to which such Distributor agrees to pay Participant Virtual Print Fees to Licensor for a specified period.

“DLP Cinema™ Promotional Guidelines” means the guidelines set forth on Exhibit B attached hereto.

“Dollars” or “$” means United States dollars.

“Equipment” means each Digital System described on an Equipment Schedule executed pursuant to this Agreement, together with all parts, accessories and other items added to or made a part of such Digital System after the Applicable Commencement Date for such Digital System.

“Equipment Schedule” means a schedule in the form of Exhibit A attached hereto, executed pursuant to this Agreement from time to time.

“Event of Default” has the meaning specified in Section 27.

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“Financing Documents” has the meaning specified in Section 23.

“Financing Parties” has the meaning specified in Section 23.

“License Term” means, with respect to any particular Equipment, a period that commences on the Applicable Commencement Date for such Equipment and ends on the Applicable Termination Date for such Equipment.

“Licensee” has the meaning specified in the preamble.

“Licensor” has the meaning specified in the preamble.

“Non-Participant Virtual Print Fee” means the applicable fee announced from time to time by Licensor as the virtual print fee payable by a Non-Participating Distributor with respect to the exhibition of Traditional Motion Picture Content on Digital Systems licensed by Licensor, which fee shall not exceed _______________ percent (_____%) of the lowest base virtual print fee (before discounts) payable by any Distributor under a Distributor Agreement.

“Non-Participating Distributor” means a Distributor which has not signed a Distributor Agreement with Licensor.

“Non-Traditional Content” means all content other than Traditional Motion Picture Content. Non-Traditional Content includes, but is not limited to, television programs, sporting events, stage productions, religious services, concerts, educational classes or presentations, live events, speeches, meetings, teleconferencing, and video gaming. Non-Traditional Content shall not include motion picture premieres and other promotional, testing and publicity activities involving screenings of motion pictures.

“Participant Virtual Print Fee” means the virtual print fee payable to Licensor by a Participating Distributor as provided for in the applicable Distributor Agreement.

“Participating Distributor” means a Distributor which has signed a Distributor Agreement with Licensor. A list of Participating Distributors as of the date hereof is set forth on Exhibit D attached hereto, and shall be updated by Licensor from time to time as provided therein.

“Satellite Dish” has the meaning specified in Section 7(b).

“Service Contract” means a service contract between Licensee and Christie in substantially the form of the attached Exhibit E.

“Software” means, collectively, the Christie Software, the Standard Software, the TCC Software and the Third Party Software.

“Standard Software” means the operating system and system applications software which are standard for general operation of computer servers having the general capabilities of the servers included in the Equipment, as updated by any update made available from time to time by the owner of such operating system or systems application software.

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“Taxes” means any foreign, federal, state, county or local income, estimated, alternative minimum, add-on minimum, sales, use, excise, franchise, real property, personal property, transfer, registration, value added, stamp, premium, profit, windfall profit, customs duties, gross receipts, capital stock, production, business and occupation, social security, disability, employment, unemployment, payroll, severance, license, gift recapture or withholding tax or charge imposed by any governmental entity, and any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof.

“TCC Software” means ADM’s proprietary Theatre Command Center software as licensed by ADM to Christie and installed in any Central Server at the time of delivery of such Central Server to Licensee, as updated by any update made available from time to time without charge for use on the Equipment.

“Third Party Software” means any software, other than Christie Software, Standard Software and TCC Software, installed to any of the Equipment at the time of delivery of such Equipment to Licensee, including database software, as updated by any update made available from time to time by the owner of such software.

“Traditional Motion Picture Content” means (i) all feature length (defined as over 40 minutes) motion pictures intended for initial exhibition in a commercial motion picture theater for paid admission; (ii) motion picture trailers; and (iii) on screen advertising.

2.	EQUIPMENT LICENSE.

Subject to the terms and conditions set forth herein, Licensor hereby grants to Licensee the limited right and license to use the Equipment described on each Equipment Schedule executed pursuant to this Agreement, at the Licensee’s designated facility set forth in each such Equipment Schedule, for the License Term of such Equipment. Licensor and Licensee will execute a separate Equipment Schedule for each delivery of Equipment to Licensee pursuant to this Agreement, listing all of the Equipment included in such delivery. Each such Equipment Schedule shall constitute a separate and independent license and contractual obligation of Licensee and Licensor, governed by the terms and conditions set forth in this Agreement. Notwithstanding the foregoing, except for the limited license granted above, all right, title and interest to the Equipment shall be, and shall continue to be, the property of Licensor and/or its Affiliates, and, except for the limited license granted above, nothing in this Agreement shall be construed as transferring to Licensee any right, title or interest in the Equipment, or as conferring any other license or other right, by implication, estoppel or otherwise, under any patent, patent application, trade secret, trademark or copyright. Except as otherwise expressly provided for in this Agreement, Licensee is not granted any right to, and Licensee expressly agrees not to, distribute, market, sell, modify or adapt the Equipment or any part thereof. Licensee shall not remove from the Equipment, Licensor’s name, trademark, logo and other identification, or any markings which identify Licensor and/or its Affiliates as the owners of the Equipment.

3.	SOFTWARE; CENTRAL SERVER FEE; LANDING FEE.

Subject to Licensee’s payment to Licensor of the fees provided for in Section 3(b), Licensor, as an authorized licensee of ADM, hereby grants to Licensee the non-exclusive,

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non-transferable right and license, to use the TCC Software in connection with Licensee’s use of the Equipment. Licensee shall not modify the TCC Software, make any copies of the TCC Software (other than a reasonable number of copies for back up purposes), seek to reverse engineer or decompile any of the TCC Software or transfer the TCC Software or any copies thereof other than in connection with a transfer of a Central Server provided that the transfer of such Central Server is permitted under this Agreement.

For each Central Server licensed and delivered by Licensor to Licensee under this Agreement and installed at a Cineplex, a Central Server fee in the amount of $____________ per screen will be payable for each screen at such Cineplex for which a Digital Cinema Projection System licensed and delivered by Licensor to Licensee under this Agreement is installed. The Server Screen Fee shall be payable in arrears in quarterly installments (without interest) over a period of ten (10) years, and payments shall commence at the end of the first quarter following the date a Certificate of Acceptance is delivered with respect to a Digital Cinema Projection System installed for such screen.

Licensor, as an authorized licensee of ADM, hereby grants to Licensee the non-exclusive, non-transferable, royalty-free right and license, without right to sublicense, to use the Christie Software in connection with Licensee’s use of the Equipment. Licensee shall not modify the Christie Software, make any copies of the Christie Software (other than a reasonable number of copies for back up purposes), seek to reverse engineer or decompile any of the Christie Software, or transfer the Christie Software or any copies thereof other than in connection with a transfer of Equipment provided that the transfer of such Equipment is permitted under this Agreement.

Licensor represents and warrants to Licensee that, upon the delivery of Equipment by Licensor to Licensee under this Agreement, Licensee will have the royalty-free right to use, in connection with the use of such Equipment and subject to the terms of the end user license agreements attached hereto as Exhibit H, the Standard Software and the Third Party Software installed on such Equipment at the time of delivery.

In the event that Access Integrated Technologies, Inc. (“AccessIT”) delivers to Licensee any Digital Title or Non-Traditional Content for Exhibition on the Equipment, Licensee will pay to AccessIT a landing fee, equivalent to the amount Licensee pays for the delivery of a film print from the local warehouse and back, for the delivery of each such item.

4.	TERM.

This Agreement shall commence on the date hereof (it being understood that obligations of Licensee relating to the use of Equipment will only be effective when the Equipment is installed) and, unless earlier terminated by Licensor in accordance with Section 28, shall continue in effect until _______, ____ (the “Initial Term”); provided, however, that Licensee may renew this Agreement for successive one (1) year periods (each such successive one year period, a “Renewal Term”) for up to _______ (___) Renewal Terms by giving written notice to Licensor no later than ninety (90) days prior to the end of the Initial Term or any Renewal Term.

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Upon the expiration of the Initial Term or a Renewal Term, as applicable, or the earlier termination of this Agreement, Licensor shall, unless Licensee exercises its purchase option under Section 47, have the right, at its sole cost and expense, to retake possession of any or all of the Equipment, and for such purpose Licensor shall have the right to enter upon any premises where any or all of the Equipment is located, at times reasonably acceptable to Licensee, and remove same. Such removal must be performed under supervision of Licensee. Licensor shall repair all damage to the Cineplex caused by Licensor’s removal of such Equipment. If Licensor fails to remove the Equipment within ninety (90) days of the expiration or earlier termination of this Agreement, such Equipment will be deemed abandoned by Licensor, and Licensee may dispose of the same in whatever manner Licensee may elect without liability to Licensor. Alternatively, in the event such Equipment is deemed abandoned as provided above, Licensee may, at its election by giving written notice to Licensor, succeed to ownership of the Equipment on as “as is, where is” basis, in which case Licensor will have no obligation to Licensee in respect of any expenses relating to removal or disposition.   This Section 4(b) shall survive the expiration or earlier termination of this Agreement

5.	DEPLOYMENT.

Licensor shall license to Licensee, and deliver to Licensee for installation by Christie under the Service Contract, a minimum of _ _ _ _up to ___________ Digital Cinema Projection Systems, with associated Central Servers. Delivery of Digital Systems shall be in accordance with a delivery schedule, specifying delivery dates for all relevant delivery locations, mutually agreed upon between Licensor and Licensee.

Digital Systems will be deployed to any given theater location for the minimum number of screens required to enable more than 50% of the screens at such theater location, and, Licensor will be permitted to deploy Digital Systems such that by _________ 100% of the screens will be enabled at any theater location where a Digital System has been deployed.

Except for Equipment (i) deployed under this Agreement, (ii) acquired by Licensee by virtue of acquisition of a Cineplex from a third party or (iii) installed pursuant to Licensee’s existing agreements (or any replacement thereof) for any on-screen advertising with ___________________________ provided that such Equipment shall be used only for on-screen advertising and not for the exhibition of motion picture, motion picture trailers and Non-Traditional Content, Licensee shall not install, or permit to be installed, any digital cinema equipment, including digital cinema projection equipment, screen servers or central servers, at any theater location where a Digital System has been deployed under this Agreement.

Licensor shall, for each Cineplex location to which Digital Systems are delivered under this Agreement, provide user documentation for the operation, operator level maintenance and trouble-shooting of Digital Systems.

6.          EQUIPMENT SPECIFICATIONS. Initially, Licensor will deploy Digital Systems which comply substantially with the DCI Specification except to the extent that technology necessary for compliance with the DCI Specification is not commercially available. When the technology necessary to make Digital Systems compliant with the DCI Specification becomes commercially available, Licensor, at no cost to Licensee, will (a) thereafter deploy

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Digital Systems which are compliant with the DCI Specification and (b) within four (4) months after such availability upgrade Digital Systems previously deployed in order to bring such Digital Systems into compliance with the DCI Specification.

7.	DELIVERY AND INSTALLATION; SATELLITE DISH.

Following the execution by Licensor and Licensee of each Equipment Schedule, Licensor shall, at Licensor’s expense, deliver the Equipment described in such Equipment Schedule to the Cineplex location designated in such Equipment Schedule. Licensor shall bear the risk of loss for the Equipment while it is in transit to Licensee sites at which the Equipment will be installed. Licensee shall, at its own expense, prepare such sites for installation of the Equipment in accordance with the site requirements set forth in Exhibit G attached hereto and/or such other site requirements as may be mutually agreed between Christie and Licensee. All Equipment will be installed by Christie pursuant to the Service Contract, and Licensee will permit Christie service engineers access to the installation sites, at times mutually agreed upon by Christie and Licensee, in order to install the Equipment. Upon completion of the installation of any Equipment and testing to ensure the operability of the Equipment, Licensee will deliver a Certificate of Acceptance for such Equipment to Licensor or to Christie for delivery to Licensor. Licensee hereby authorizes Licensor to complete each executed Equipment Schedule with the identification number set out in the Certificate of Acceptance delivered by Licensee for the Equipment covered by such Equipment Schedule. Licensor shall provide Licensee with copies of fully completed and executed copies of each Equipment Schedule and Certificate of Acceptance.

In the event Licensee currently has the right to grant to Licensor for the Initial Term or any Renewal Term of this Agreement the right to install and maintain satellite transmitting and receiving equipment (a “Satellite Dish”) on the roof of any Cineplex site designated in an Equipment Schedule, Licensee hereby grants to Licensor or its Affiliate, without charge or cost to Licensor, the right, during the Initial Term or any Renewal Term of this Agreement, to install and maintain, or to have installed and maintained, a Satellite Dish on the roof of such Cineplex site for the sole purpose of delivering content to Licensee. In the event Licensee does not currently have the right to install and maintain a Satellite Dish on the roof of any Cineplex site designated in an Equipment Schedule, Licensee shall, at the request of Licensor, use reasonable commercial efforts to procure for Licensor, as promptly as reasonably possible after request by Licensor, without cost to Licensor, the right, during the Initial Term or any Renewal Term of this Agreement, to install and maintain, or to have installed and maintained, a Satellite Dish on the roof of such Cineplex site. In addition, Licensee shall, at Licensor’s sole cost and expense, obtain any permits necessary for the installation or maintenance of any such Satellite Dish. The cost of installation and maintenance of any Satellite Dish will be the sole responsibility of Licensor or its Affiliates. All right, title and interest in and to any Satellite Dish installed hereunder will be the sole property of Licensor or its Affiliates. Satellite Dishes are not included in the Equipment licensed by Licensor to Licensee under this Agreement, and Licensee shall not redirect, alter, move or otherwise in any way interfere with the operation of any Satellite Dish without the prior written consent of Licensor, which consent shall not be withheld unreasonably. If Licensee is unable to procure the right to install a Satellite Dish on the roof of a Cineplex site, then Licensee shall grant Licensor or its Affiliate access and the right to deliver to Licensee content by hard drive, by other physical means or by use of fiber

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optic cables. This Section 7 (b) shall survive the expiration or any termination of this Agreement.

8.          LOCATION. Without the prior written consent of Licensor, which consent shall not be unreasonably withheld, Licensee shall not move any Equipment (except in cases of emergency to protect the Equipment) from the site and cinema auditorium location designated in the Equipment Schedule for such Equipment. The moving of any Equipment other than in accordance with this Section 8 shall constitute a material breach of this Agreement and the applicable Equipment Schedule.

9.          SCOPE OF LICENSE. Licensee shall be permitted to use Equipment for the following purposes, and for no other purpose:

(a)        exhibition of Traditional Motion Picture Content distributed by Participating Distributors;

(b)        exhibition of pre-feature on-screen advertising;

(c)        exhibition of Traditional Motion Picture Content distributed by Non-Participating Distributors provided that Licensor has notified Licensee that the Non-Participating Distributor has paid to Licensor or made arrangements with Licensor for payment to Licensor of all applicable Non-Participant Virtual Print Fees in connection with such exhibition; and

(d)        subject to the requirements of Section 11, exhibition of Non-Traditional Content.

10.        NON-PARTICIPATING DISTRIBUTORS. Licensee shall not use Equipment to exhibit Traditional Motion Picture Content distributed by Non-Participating Distributors unless in each instance Licensor has notified Licensee that the Non-Participating Distributor has paid to Licensor or made arrangements with Licensor for payment to Licensor of all applicable Non-Participant Virtual Print Fees in connection with such exhibition.

11.	NON-TRADITIONAL CONTENT.

Licensee hereby designates Access Integrated Technologies, Inc. (“AccessIT”) as its preferred content delivery service for Non-Traditional Content and Licensee agrees to use its commercially reasonable best efforts to play content available from customers using AccessIT’s content delivery service. Licensee agrees that it will not enter into any other agreement with a third party that would prohibit AccessIT from showing on the Equipment Non-Traditional Content that Licensee, in its sole discretion, may choose to book or prohibit AccessIT from delivering digital content to Licensee’s theatres.  In the event Licensee chooses to exhibit Non-Traditional Content from customers not using AccessIT’s content delivery service, Licensee shall first use its commercially reasonable best efforts to assist AccessIT in becoming the delivery service for such content. If, despite Licensee’s commercially reasonable best efforts, the Non-Traditional Content is delivered by a delivery service other than AccessIT on that delivery service’s delivery software and equipment, Licensee shall impose a Virtual Print Fee of not less than $____ for each show of a Digital Title upon the provider of the content payable to Licensor for use of the Digital System.

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If AccessIT is the content delivery service for the Non-Traditional Content, Licensee shall pay Licensor:

$____ per show for the first show, and

$____ per show for each additional show of same content up to a maximum of $____ total.

12.	REPORTING AND EQUIPMENT LOGS.

In order to facilitate accurate billing of virtual print fees payable to Licensor with respect to the exhibition of Digital Titles on the Equipment, Licensor and its representatives shall be entitled to access, review and obtain copies, in such manner as Licensor may determine from time to time, of all Log Files, as defined below. Licensee shall also be entitled to access to the Log Files. Licensor and Licensee agree not to interfere with the use of the Equipment for showing Digital Titles or the availability of access to the Log Files. Log Files are electronic files created by the Equipment, including but not limited to files containing information and records on the actual usage history of each component of the Equipment and the specific title and time of play for each usage.

Licensor agrees to use the Log Files solely to monitor, assist and verify the billing of virtual print fees and measuring Equipment performance. Licensor shall not be permitted to access any financial records of Licensee.

13.        EXHIBITION COMMITMENT. Provided that more than fifty percent (50%) of the screens in any Cineplex are equipped with Digital Cinema Projection Systems licensed under this Agreement , then, if a motion picture which Licensee desires to license is available from a Participating Distributor (or, subject to the requirements of Section 10, a Non-Participating Distributor) in both a Digital Title version and a film print version, Licensee is hereby required to license and exhibit on a Digital System the Digital Title version rather than the film print version provided that there is a screen equipped with a Digital Cinema Projection System that is open to be booked with a movie commencing on the opening date of that movie. Subject to the foregoing requirement, Licensee shall have full and complete discretion over the choice of content at all of its screens.

14.        PROMOTION OF DLP CINEMA™. To the extent that Licensee is not required to incur any additional advertising or other costs beyond its ordinary marketing and advertising costs for its own business, Licensee shall use its commercially reasonable best efforts to:

(a)        promote DLP Cinema™ technology for the exhibition of Digital Titles in accordance with the DLP Cinema™ Promotional Guidelines.

(b)        include the DLP Cinema™ logo in all advertisements in all media, including, but not limited to, print, newspaper and internet, issued by or under the control of Licensee with respect to Digital Titles to be exhibited by means of the Equipment, and insure that all such advertising is in accordance with the DLP Cinema™ Promotional Guidelines.

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(c)        display the “DLP Cinema™” trailer on screen immediately preceding the distributor’s logo credit and at the beginning of each exhibition of Non-Traditional Content.

Licensor shall obtain any approval(s) necessary for performing the acts set forth in items (a) through (c) above, including, but not limited to, any necessary approval of each Participating Distributor, Non-Participating Distributor or provider of Non-Traditional Content, as applicable; and secure all necessary royalty-free trademark licenses from Texas Instruments Incorporated with regard to items (a) and (b) above.

15.        MAINTENANCE AND TRAINING. Concurrently with the execution of this Agreement, Licensee shall enter into the Service Contract with Christie. During the Initial Term of this Agreement, Licensee shall maintain in effect the Service Contract with Christie or a comparable service contract with another service provider acceptable to Licensor. The Service Contract provides for training of Licensee personnel, and Licensee will in any event maintain an adequate theater staff properly trained in the use of Digital Systems. Licensee will not do anything which would render Digital Systems non-compliant with, or prevent Digital Systems from being non-compliant with, the DCI Specification during the term of this Agreement. Any replacement parts substituted for any parts or components of Equipment shall become the property of Licensor covered by the relevant Equipment Schedule for such Equipment.

16.	ADDITIONS AND ALTERATIONS.

With the consent of Licensee, Licensor may from time to time at Licensor’s expense and by Licensor’s designated representatives or contractors, make alterations to, or add components, accessories, enhancements, features or functionalities to, Equipment, and all of the foregoing shall, at the time of such alteration or addition, become the property of Licensor covered by the relevant Equipment Schedule for such Equipment.

Except in accordance with paragraph (a) above or with the prior written consent of Licensor, Licensee shall not make, or permit to be made, alterations to, or additions of components, accessories, enhancements, features or functionalities to, Equipment, provided that nothing contained in this Section 16 shall prevent or be construed to prevent Christie from replacing parts and components in connection with the maintenance services to be provided by Christie under the Service Contract.

With the prior written consent of Licensor, Licensee shall be permitted to add components, accessories, enhancements, features or functionalities to the Equipment and any such alterations or additions shall remain the property of Licensee. Notwithstanding the foregoing, Licensee shall not make any alterations or changes to or in relation to Equipment which would impair or prevent the use of the Equipment for showing Digital Titles.

17.        TAXES. The costs and fees set forth herein and in all Schedules and Exhibits attached hereto and made a part hereof do not include any applicable federal, state or local taxes, and any such taxes or governmental charges upon the Equipment and any Software covered hereby, including sales or use taxes or any other tax however designated arising from the subject matter of this Agreement, shall be paid by Licensor.

18.	DAMAGE AND LOSS

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After Installation Licensee shall bear all risk of damage to or loss or destruction of the Equipment by reason of any cause whatsoever, including without limitation fire, flood, earthquake, natural disaster, casualty, accident or theft. Licensee shall advise Licensor of any such damage, loss or destruction in writing within five (5) days after any such damage, loss or destruction occurs.

In the event of any damage, loss or destruction which materially impairs the performance of any Equipment or renders the Equipment inoperable and which is capable of repair on a cost effective basis, then Licensee will, at its expense, have Christie repair the Equipment under the Service Contract.

In the event of any damage, loss or destruction which materially impairs the performance of any Equipment or renders the Equipment inoperable and which is not capable of repair on a cost effective basis, or in the event of any complete loss or destruction of any Equipment, then Licensor, in its sole discretion, may, at Licensee’s expense, replace the Equipment with comparable or better Equipment and Licensee shall do all things and execute all documents as may be necessary in the judgment of Licensor to cause title to the replacement Equipment to vest in Licensor and to subject the replacement Equipment to all of the terms and conditions of this Agreement.

In the event Licensee fails to promptly perform its obligations under paragraph (b) or (c), then Licensor may, but is not obligated to, cause the Equipment to be repaired or replaced and invoice Licensee for all costs of such repair or replacement, which invoice shall be due and payable within ten (10) days of the date of invoice.

In no event will any damage to or loss or destruction of any Equipment entitle Licensee to any refund of or credit for any amounts paid or remitted by Licensee to Licensor under this Agreement, or excuse Licensee from payment of any amounts otherwise payable by Licensee to Licensor under this Agreement.

19.        INSURANCE. Licensee, at its expense, will maintain throughout the term of this Agreement a policy of insurance issued by a reputable insurer reasonably acceptable to licensor, insuring the Equipment against “all risks,” including extended coverage insurance, for a coverage amount at least equal to the full replacement cost (at market value) of the Equipment. Licensor shall be named as an additional loss payee under such policy, and such policy shall provide that it may not be canceled except upon at least thirty (30) days prior written notice to Licensor (or at least ten (10) days prior written notice for failure to pay a premium). Upon Licensor’s request, Licensee shall furnish to Licensor insurance certificates or other satisfactory evidence of such insurance. If Licensee fails to maintain insurance as required hereunder, Licensor may, but shall not be obligated to, purchase such insurance and invoice Licensee for all costs with respect thereto, which invoice shall be due and payable within (10) days of the date of invoice.

20.	AUDIT, INSPECTION AND ACCESS RIGHTS.

Licensor shall have the right, through its designated representatives (including Christie), at Licensor’s expense, upon reasonable prior notice and during regular business hours,

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to (a) examine Licensee’s usage records relating solely to the Equipment and (b) inspect the Equipment for purposes of verifying (i) Licensee’s compliance with all of its obligations under this Agreement; (ii) the condition of the Equipment; and (iii) compliance of the Equipment with the DCI Specification.

Licensee shall maintain all books and records subject to audit hereunder for a period of not less than three (3) years after the expiration or any termination of this Agreement, and during such three (3) year period, Licensor shall retain all audit and inspection rights set forth in this Section 20. Licensee shall provide all necessary access to the Equipment and the relevant site location for purposes of such inspection and verification.

Licensee will permit representatives of Distributors reasonable access, upon reasonable prior notice and at times convenient to Licensee, to Cineplex locations where the Equipment is located to (i) verify the operating condition of the Equipment and, after the DCI Specification has been finalized and issued, to verify that the Equipment is compliant with the DCI Specification or to verify the upgrading of Equipment to meet the DCI Specification as contemplated by this Agreement, and (ii) at no cost to Licensee install such distribution equipment as may be necessary for Distributors to deliver content files to such premises.

21.        NEGATIVE PLEDGE. During the term of this Agreement, Licensee shall not sell, convey, assign, transfer or otherwise dispose of any Equipment or any interest therein, and shall keep such Equipment and its rights and interests under this Agreement free and clear of all liens, security interests, encumbrances, charges or adverse claims. Licensee shall promptly notify Licensor of any liens, security interests, encumbrances, charges or adverse claims which any third party files or seeks to enforce against the Equipment or any of Licensee’s rights and interest under this Agreement.

22.        PERSONAL PROPERTY. It is the intention of Licensor and Licensee that the Equipment at all times shall be and remain personal property, and shall not be or become a fixture upon or affixed to any real property. The Equipment shall not be affixed to realty so as to change the character of the equipment from personal property to fixtures.

23.	ASSIGNMENT AND SUBLEASE.

Licensee shall not assign this Agreement or any Equipment Schedule, or lease or sublicense the use of any of the Equipment, without the prior written consent of Licensor in each instance, which consent shall not be unreasonably withheld by Licensor; provided, however, Licensee may assign this Agreement or any Equipment Schedule without Licensor’s prior written consent (i) to any direct or indirect subsidiary of Licensee, (ii) to any person or entity resulting from a reorganization of Licensee, (iii) to any person or entity with which Licensee is merged or consolidated, (iv) to any person or entity that acquires all or substantially all of Licensee’s assets or equity securities of whatever type, (v) to Licensee’s existing lenders or any other lenders(s) pursuant to loan documents evidencing debt obligations of Licensee (provided such lender(s) shall have all rights of cure available to Licensee hereunder) or (vi) to any person or entity that controls, is controlled by or is under common control with Licensee.

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Licensor shall have the right to freely assign this Agreement and any or all of the Equipment Schedules. In order to facilitate the financing of the Equipment, Licensor may enter into agreements with one or more parties pursuant to which, inter alia, Licensor may assign its right, title and interest in this Agreement to such parties (referred to herein individually as a “Financing Party” and collectively, as “Financing Parties”). Licensee irrevocably consents to the transfer and assignment of Licensor’s right, title and interest in this Agreement to any and all Financing Parties and hereby acknowledges and agrees for the benefit of each such Financing Party that upon receipt by Licensor of written notice from a Financing Party that an event of default has occurred and is continuing under any financing arrangements between such Financing Party and Licensor with respect to the Equipment (such documents referred to herein as the “Financing Documents”), and a statement to the effect that such Financing Party has elected to exercise its remedies pursuant to the Financing Documents and this Agreement as a consequence of such default, the Financing Party shall have the rights of Licensor hereunder, and Licensee shall deal exclusively and directly with the Financing Party or its designee(s) or assignee(s), as the case may be, and not Licensor.

24.        WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSOR MAKES NO WARRANTIES TO LICENSEE, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE OR NON-INFRINGEMENT, ALL OF WHICH IMPLIED WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

25.        THIRD PARTY WARRANTIES.  At the request of Licensee, Licensor shall, at Licensee’s option, (a) enforce for the benefit of Licensee any rights or remedies which Licensor may have against any manufacturer or licensor in respect of any of the Equipment or Software, including, but not limited to, rights or remedies, if any, under any product warranty or any indemnification against infringement, or (b) make a full or partial assignment to Licensee of any such rights or remedies.

26.        NON-PETITION COVENANT. During the period from the commencement of this Agreement and ending on the date on which either party hereto ceases to have any continuing obligations to the other under this agreement, neither party shall commence or join in any involuntary bankruptcy proceeding against the other party under any federal or state bankruptcy law, or commence or join in any proceeding for the appointment of a receiver or trustee for any or all of the assets of the other party or for the liquidation or dissolution of such other party.

27.        EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement:

(a)        failure by Licensee to make or remit any payments required to be made or remitted by Licensee hereunder or under any Equipment Schedule as and when the same become due and payable and such failure continues uncured for a period of ten (10) days after written notice to Licensee; or

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(b)        the material breach by Licensee or any of its officers, employees or authorized agents of any of its obligations hereunder or under any Equipment Schedule (other than obligations referred to in paragraph (a) above), which breach continues uncured for a period of thirty (30) days after written notice to Licensee provided, however, that to the extent such breach is susceptible of cure and Licensee has commenced a cure within such period, such period shall continue for as long as Licensee diligently pursues a cure;

(c)        the termination by Licensee of the business of operating as an exhibitor of commercial films; or

(d)        the making of an assignment by Licensee for the benefit of its creditors or the admission by Licensee in writing of its inability to pay its debts as they become due, or the filing by or against Licensee of any petition under any bankruptcy or insolvency laws, which petition is not dismissed within ninety (90) days, or the appointment of a receiver, liquidator or trustee for any or all of the assets of Licensee, which appointment is not vacated within ninety (90) days.

(e)        the material breach by Licensor or any of its officers, employees or authorized agents of any of its obligations hereunder or under any Equipment Schedule which breach continues uncured for a period of thirty (30) days after written notice to Licensor provided, however, that to the extent such breach is susceptible of cure and Licensor has commenced a cure within such period, such period shall continue for as long as Licensor diligently pursues a cure.

(f)         the substantial failure of a material quantity of the Equipment installed under this Agreement to properly perform the functions for which said Equipment was designed and installed during any consecutive six (6) month period, which failure continues uncured for a period of thirty (30) days after written notice to Licensor provided, however, that to the extent such failure is susceptible of cure and Licensor has commenced a cure within such period, such period shall continue for as long as Licensor diligently pursues a cure.

(g)        the making of an assignment by Licensor for the benefit of its creditors or the admission by Licensor in writing of its inability to pay its debts as they become due, or the filing by or against Licensor of any petition under any bankruptcy or insolvency laws, which petition is not dismissed within ninety (90) days, or the appointment of a receiver, liquidator or trustee for any or all of the assets of Licensor, which appointment is not vacated within ninety (90) days.

28.        REMEDIES. Upon the occurrence and during the continuance of any Event of Default, beyond applicable cure periods, the non-defaulting party shall have, in addition to any other rights and remedies available at law or in equity all of the following rights and remedies:

(a)        the right to terminate this Agreement and any or all of the Equipment Schedules;

Upon the occurrence and during the continuance of any Event of Default by Licensee beyond applicable cure periods, Licensor shall have the right to retake possession of

21

any or all of the Equipment, and for such purpose Licensor shall have the right to enter upon any premises where any or all of the Equipment is located and remove same;

In the event of Default by Licensee, Licensor shall have the right to recover any and all damages, including loss of virtual print fees, cost and expenses, including reasonable attorneys’ fees and costs, resulting from such Event of Default or the enforcement of Licensor’s remedies hereunder;

In the event of Default by Licensor, Licensee shall have the right to recover any and all damages, cost and expenses, including reasonable attorneys’ fees and costs, resulting from such Event of Default or the enforcement of Licensee’s remedies hereunder.

All rights and remedies are cumulative, and the exercise of any one right or remedy shall not preclude the exercise of any other right or remedy.

29.        LIMITATION ON DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF SAID PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

30.	INDEMNIFICATION.

Licensee shall indemnify and hold Licensor, its successors and assigns, and their members, managers, partners, affiliates, officers, directors, employees, agents, advisors and attorneys harmless from and against any and all claims, costs, expenses, damages and liabilities, including attorneys’ fees and costs, arising out of the use, operation or possession of the Equipment or otherwise related to this Agreement or any Equipment Schedule. The indemnification rights hereunder shall survive the expiration or any termination of this Agreement.

Licensor shall indemnify and hold Licensee, its successors and assigns, and their members, managers, partners, affiliates, officers, directors, employees, agents, advisors and attorneys harmless from and against any and all claims, costs, expenses, damages and liabilities, including attorneys’ fees and costs, arising out of the use, operation or possession of the Equipment or otherwise related to this Agreement or any Equipment Schedule. The indemnification rights hereunder shall survive the expiration or any termination of this Agreement.

31.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSEE. Licensee hereby represents, warrants and covenants to Licensor that (a) the execution, delivery and performance of this Agreement by Licensee have been, and each Equipment Schedule hereafter executed by Licensee will be, duly authorized by all necessary corporate action on the part of Licensee; (b) the individual(s) executing this Agreement on behalf of Licensee have the requisite authority to do so, and the individual(s) executing any Equipment Schedule will have the requisite authority to do so; (c) this Agreement does, and each Equipment Schedule will, constitute the legal, valid and binding agreement of Licensee enforceable in accordance with their respective terms; (d) Licensee is in good standing in the jurisdiction of its incorporation or organization and in any jurisdiction in which any Equipment is located; (e)

22

Licensee shall comply with any and all applicable laws and regulations relating to the use of the Equipment and Licensee’s performance under this Agreement and each Equipment Schedule; (h) there are no actions, suits or proceedings pending, or to the knowledge of Licensee, threatened, before any court or administrative agency, arbitrator or governmental body that would materially adversely affect its ability to make payments or perform its obligations under this Agreement or any Equipment Schedule; (i) Licensee is not party to, and during the term of this Agreement will not enter into, any exclusive arrangement other than with Licensor for the showing or delivery of Traditional Motion Picture Content or other alternative digital content other than for advertisements, or pursuant to Licensee’s existing agreements with __________________________or replacements and/or extensions thereof.

32.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSOR. Licensor hereby represents, warrants and covenants to Licensee that (a) the execution, delivery and performance of this Agreement have been, and each Equipment Schedule hereafter executed by Licensor will be, duly authorized by all necessary corporate action on the part of Licensor; (b) the individual(s) executing this Agreement on behalf of Licensee have the requisite authority to do so, and the individual(s) executing any Equipment Schedule will have the requisite authority to do so; (c) this Agreement does, and each Equipment Schedule will, constitute the legal, valid and binding agreement of Licensor enforceable in accordance with its terms; (d) Licensor is in good standing in the jurisdiction of its organization and in each jurisdiction where the ownership or operation of its property and assets or the conduct of its business requires such qualification; (e) Licensor shall comply with any and all applicable laws and regulations relating to Licensor’s performance under this Agreement and each Equipment Schedule; (f) there are no actions, suits or proceedings pending, or to the knowledge of Licensor, threatened, before any court or administrative agency, arbitrator or governmental body which would materially adversely affect its ability to perform under this Agreement; (g) to Licensor’s knowledge, no part or component of the Equipment or Licensee’s use thereof, including without limitation, the Software, infringes or violates any patent, copyright, trade secret, mask work right, trademark license or other intellectual property right of any third party; (h) Licensor has the right to grant the rights and licenses granted to Licensee under this Agreement, (i) the Distributor Agreements executed as of the date hereof are valid, binding and of full force and effect and none of the parties thereto are in default thereunder and (j) Licensee’s right and license hereunder to use the Equipment in accordance with the terms hereof includes the royalty-free right to use the DLP Cinema™ technology incorporated in the Equipment.

33.        ENTIRE AGREEMENT. Licensor and Licensee acknowledge that there are no agreements or understandings, written or oral, between Licensor and licensee with respect to the Equipment, other than as set forth herein and in each Equipment Schedule, that this Agreement and the Equipment Schedules contain the entire agreement between Licensor and Licensee with respect to the subject matter hereof and thereof, and that no covenant, condition, or other term or provision may be waived or modified orally.

34.        APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to its conflicts of laws principles.

23

35.        SEVERABILITY AND VALIDITY. If any provision of this Agreement or any Equipment Schedule is prohibited by, or is unlawful or unenforceable under, any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition, without invalidating the remaining provisions thereof; provided, however, that any such prohibition in any jurisdiction shall not invalidate such provision in any other applicable jurisdiction.

36.        NOTICES. All notices hereunder shall be in writing, shall be effective upon actual receipt shall be hand delivered, sent by overnight courier (such as FedEx), or sent by registered or certified mail or delivered personally in accordance with the following, or to such other address as either party may specify to the other in writing:

LICENSOR:	Christie/AIX, Inc.

c/o Access Integrated Technologies, Inc.

55 Madison Avenue, Suite 300

Morristown, New Jersey 07960

Attention: Gary S. Loffredo, Esq., Senior VP and General Counsel

With a copy to:	Kelley Drye & Warren LLP

101 Park Avenue

New York, New York 10178

Attention: Jonathan Cooperman, Esq.

LICENSEE:

With a copy to:

37.        MODIFICATION AND WAIVER. No modification or waiver of any provision of this agreement or any equipment schedule shall be effective unless the same is in writing and signed by both parties, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Licensor and Licensee may, from time to time, mutually agree on additional terms and conditions with respect to an Equipment Schedule which may be set forth thereon or attached thereto as an “Addendum” which shall be applicable to and constitute a part thereof.

38.        CONFIDENTIALITY. Licensee acknowledges that the Equipment and Software contain proprietary information and their configuration and operation constitute trade secrets of Licensor or the respective owners thereof. In addition to the foregoing, each party acknowledges that its officers, employees, agents or representatives during the term of this Agreement will have access to and come into contact with, confidential proprietary information of the other party, including, but not limited to, information concerning the Equipment and/or the Software and/or other trade secrets of Licensor (“Confidential Information”). Licensor and Licensee agree not to disclose to any third party any Confidential Information that it learns during the term of this Agreement without the prior written consent of the other party. This obligation shall survive the cancellation or other termination of this Agreement. The parties hereby agree to use their best efforts to maintain the confidentiality of the Confidential

24

Information and to treat such Confidential Information with the same degree of care and security as they treat their own most confidential information. Notwithstanding the foregoing, the parties’ obligations with respect to the Confidential Information shall not extend to information that: (a) is in the public domain at the time of its disclosure; (b) becomes part of the public domain through a source other than Licensee; or (c) is required to be disclosed pursuant to a court order or governmental authority, whereupon Licensee shall provide Licensor with notice prior to such disclosure unless otherwise forbidden by law. The parties shall be required to advise each of their employees, agents and representatives who have access to Confidential Information that they are required to keep Confidential Information in the strictest confidence, but in all cases, Licensor and Licensee shall retain responsibility for any breach by an employee, agent and/or a representative of the confidentiality obligations set forth in this Section 38. It is understood that in case of a breach of this Section 38, damages may not be an adequate remedy and the Licensor may be entitled to injunctive relief to restrain any breach, whether threatened or actual, of this Section 38.

39.        PRECEDENCE. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any properly executed Equipment Schedule, the terms and conditions of such Equipment Schedule shall prevail.

40.        NO WAIVER. The failure by either party to exercise any right or remedy provided for in this Agreement will not be deemed to be a waver of any right or remedy hereunder.

41.        SECTION HEADINGS. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

42.        COUNTERPARTS; EXECUTION BY FACSIMILE. This Agreement and each Equipment Schedule may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document. This Agreement and each Equipment Schedule may be executed and delivered by facsimile transmission.

43.        NO JOINT VENTURE OR PARTNERSHIP. The parties are entering into this Agreement as Licensor and Licensee, and nothing herein shall be deemed to create or constitute a joint venture or partnership between the parties or a principal-agent relationship. Neither party has the authority to bind or contract on behalf of the other party.

44.        ANNOUNCEMENTS. No public announcement, circular, advertisement or other publicity in connection with this Agreement shall be made or issued by or on behalf of either party to this Agreement, except as may be required by law, judicial order or applicable regulation, except by mutual agreement of the parties as evidenced by the prior written consent of the other party. Both parties shall mutually agree upon the content of any public statement announcing the existence of this Agreement.

45.        THEATER CLOSURES. If at any time during the term of this Agreement, Licensee discontinues operations at any theater with respect to which it has executed an Equipment Schedule and a Certificate of Acceptance, this Agreement and the Equipment

25

Schedule for such theater shall terminate as of the end of the last day of business operations at such theater. Licensor shall have the option to (a) utilize the Equipment located at such theater in any other theater operated by Licensee or its Affiliates which does not have Equipment or (ii) have such Equipment picked up by Licensor or its designated representatives. If Licensor elects to use the Equipment in accordance with (i) above, Licensee and Licensor shall execute a new Equipment Schedule and Certificate of Acceptance for the theater in which the Equipment is installed in accordance with the terms of this Agreement.

46.        THEATER SALES AND ACQUISITIONS. If during the term of this Agreement, Licensee or its Affiliates sell, transfer, convey or assign to a third party their respective interest in any theater with respect to which Licensee has executed an Equipment Schedule and Certificate of Acceptance, Licensee or its Affiliates may, with the prior consent of Licensor, which will not unreasonably be withheld, transfer the Equipment in such transaction so long as such acquirer or transferee executes and delivers to Licensor a Master License Agreement in the same form as this Agreement and an Equipment Schedule in the form attached as Exhibit A. Upon such transfer, Licensee shall have no further obligation under this Agreement or the Equipment Schedule for such theatre. If during the term of this Agreement, Licensee or its Affiliates shall acquire a Cineplex, Licensee shall have the right to designate such Cineplex(s) for inclusion hereunder and Licensee shall be entitled to either relocate existing Equipment to such Cineplex, or if the initial ___________ screens have not been enabled with Digital Systems then Licensee may notify Licensor that said Cineplex(s) be Digitally enabled thereafter.

47.	LICENSEE’S OPTION TO PURCHASE; EQUIPMENT RETURN.

At any time following the expiration of the Initial Term, Licensee shall have the option to purchase all or any portion of the Equipment. The purchase option for any Equipment may be exercised by Licensee by providing Licensor with at least 60 days written notice (the “Purchase Notice”) specifying the Equipment Licensee is electing to purchase. The purchase price (the “Purchase Price”) for such Equipment shall be equal to the fair market value of the Equipment to be purchased as of the date the Purchase Notice is given to Licensor. The fair market value of the Equipment shall be determined by an independent third party appraiser selected by Licensee and approved by Licensor, which approval may not be unreasonably withheld.

Upon the exercise of the purchase option in Section 47(a) above which is not rescinded, title to such Equipment shall pass from Licensor to Licensee upon the payment of the Purchase Price on an “AS IS, WHERE IS” basis, without warranty of any kind, express or implied, other than Licensor’s warranty of good title and warranty that such equipment is transferred free of all liens, security interests, claims or encumbrances of any kind or nature. Licensor shall comply with the DCI Specification requirements regarding the Digital Systems that are contained in the Distributor Agreements, as may be amended from time to time throughout the term of the Distributor Agreements. Licensor shall delivery to Licensee a duly executed and appropriate bill of sale in form and substance reasonably acceptable to Licensee, evidencing transfer of title of the Equipment purchased. Upon payment of the Purchase Price, this Agreement shall terminate with respect to such Equipment and the Equipment Schedule(s)

26

relating to the Equipment so purchased shall be appropriately amended or terminated, as applicable.

In the event the Licensee does not exercise its purchase option, the removal of the Equipment shall be subject to the terms and conditions of this Agreement.

48.        MFN. In the event that during the Roll-Out Period Licensor offers to deploy Digital System to a third party on terms and conditions which are comparable to the terms and conditions of this Agreement but on financial terms which in the aggregate are more favorable than the financial terms of this Agreement, then Licensor shall promptly offer the more favorable financial terms to Licensee.

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Agreement as of the date and year first above written.

LICENSOR	LICENSEE
By:______________________________	By:________________________________
Name:____________________________	Name:______________________________
Title:_____________________________	Title:_______________________________

27

LIST OF EXHIBITS

EXHIBIT A	Form of Equipment Schedule/Certificate of Acceptance
EXHIBIT B	DLP Cinema™ Promotional Guidelines
EXHIBIT C	Operating Standards
EXHIBIT D	Participating Distributors
EXHIBIT E	Form of Service Contract
EXHIBIT F	Intentionally Omitted
EXHIBIT G	Site Requirements
EXHIBIT H	End User License Agreements
EXHIBIT I	Form of Monthly Report

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EXHIBIT A

EQUIPMENT SCHEDULE NO. ___

DATED AS OF ___________

TO MASTER LICENSE AGREEMENT DATED AS OF _________

1.	EQUIPMENT
Qty	Item Description	Serial Number	Auditorium Location Identifier

2.	LOCATION, SCREENS AND REQUESTED DATE FOR INSTALLATION

Theater Name:

Theater Address:

Number of Screens:

Requested date of installation:

A-1

3.	SPECIAL TERMS (IF ANY).

Licensor and Licensee ____ have _____ have not agreed on any special terms for the license by Licensor to Licensee of the Equipment specified in this Equipment Schedule. In the event Licensor and Licensee have agreed on any such special terms, such special terms are as set forth on a separate schedule attached hereto and made a part hereof.

This Equipment Schedule is executed pursuant to the Master License Agreement dated as of the date indicated above between Licensor and Licensee (the “Agreement”). All of the terms and conditions of the Agreement are incorporated herein by this reference and made a part hereof as if such terms and conditions were set forth in full in this Equipment Schedule. By executing this Equipment Schedule, Licensor and Licensee hereby reaffirm all of the terms and conditions of the Agreement except as expressly modified hereby.

LICENSOR	LICENSEE
By:______________________________	By:________________________________
Name:____________________________	Name:______________________________
Title:_____________________________	Title:_______________________________
Date:_____________________________	Date:_______________________________

A-2

EXHIBIT 1 TO EXHIBIT A

CERTIFICATE OF ACCEPTANCE

THIS CERTIFICATE OF ACCEPTANCE is executed as of ____________, 20__ with respect to the Equipment itemized in Equipment Schedule No. __ dated as of ________________, 20__ (the “Equipment Schedule”) executed pursuant to that certain Master License Agreement dated as of ______________, 20__ (the “Agreement”) between Christie/AIX, Inc. (“Licensor”) and the undersigned (“Licensee”).

1.	Certification

Licensee hereby certifies that the items of Equipment described in the Equipment Schedule have been installed at the location specified in the Equipment Schedule, have been inspected by Licensee, have been found by Licensee to be in good working condition and have been accepted by Licensee as Equipment whose use is licensed by Licensor under the Agreement and the Equipment Schedule.

2.	Commencement Date

The commencement date of the license term under the Agreement and the Equipment Schedule for the Equipment accepted hereunder is _______________________ (the “Commencement Date”).

.	Representations of Licensee:

Licensee hereby represents and warrants to Licensor that on the Commencement Date:

(a)        The representations and warranties of Licensee set forth in the Agreement are true and correct in all material respects as though made on and as of the Commencement Date; and

(b)        Licensee is in compliance with all of its obligations under the Agreement, and no Event of Default (or event which with notice or the passage of time or both would become an Event of Default) has occurred and is continuing.

IN WITNESS WHEREOF, Licensee has executed this Certificate of Acceptance as of the date first above written.

“LICENSEE”

By:________________________________________

Name:______________________________________

Title:_______________________________________

A-3

EXHIBIT B

DLP CINEMA™ PROMOTIONAL GUIDELINES

B-1

EXHIBIT C

OPERATING STANDARDS

C-1

EXHIBIT D

PARTICIPATING DISTRIBUTORS

The Participating Distributors as of ________________, _____ are as set forth below. In the event of any additions to the Participating Distributors after such date, Licensor shall promptly so notify Licensee in writing and this Exhibit D shall be deemed updated to include any Participating Distributor specified in any such notice.

D-1

EXHIBIT E

FORM OF SERVICE CONTRACT

E-1

EXHIBIT F

F-1

EXHIBIT G

SITE REQUIREMENTS

G-1

EXHIBIT H

END USER LICENSE AGREEMENTS

H-1

EXHIBIT I

FORM OF MONTHLY REPORT

Participating Exhibitor Name:	______________________________________

Theater Name and Address:	_______________________________________ _______________________________________ _______________________________________ _______________________________________

Screen:	_______________________________________

Projector Serial Number:	_______________________________________

Participating Distributor Motion Pictures Exhibited:	_______________________________________ _______________________________________ _______________________________________ _______________________________________

Non-Participating Distributor Motion Pictures Exhibited; Non-Participant Virtual Print Fees Owing:	_______________________________________ _______________________________________ _______________________________________ _______________________________________

Motion Picture Trailers Exhibited:	_______________________________________ _______________________________________ _______________________________________ _______________________________________

Non-Traditional Content Exhibited; Usage Fees Owing; Hours of Exhibition:	_______________________________________ _______________________________________ _______________________________________ _______________________________________

Any Other Content (including advertising) Exhibited:	_______________________________________ _______________________________________ _______________________________________ _______________________________________

Dates and Reasons for Out-of-Service	_______________________________________ _______________________________________ _______________________________________ _______________________________________

EXHIBIT H

TO

CREDIT AGREEMENT

FORM OF SERVICE AGREEMENT

(See attached.)

DIGITAL CINEMA SERVICE AGREEMENT

THIS DIGITAL CINEMA SERVICE AGREEMENT (this “Agreement”) is made and entered into as of _________, 200_ (the "Effective Date") by and between ________, a ___________corporation (“Customer”), and CHRISTIE DIGITAL SYSTEMS USA, INC., a California corporation ("Christie").

RECITALS

A.        Concurrently with the execution of this Agreement, Customer and Christie/AIX, Inc., a Delaware corporation (“Licensor”), have entered into a Master License Agreement of even date herewith (the “Master License Agreement”), pursuant to which Licensor will deliver Digital Systems (as defined in the Master License Agreement) to Customer cineplex sites and license such Digital Systems to Customer for use in accordance with the Master License Agreement.

B.        As required under the Master License Agreement, Customer and Christie have entered into this Agreement to provide for installation, maintenance and other services with respect to Digital Systems licensed by Licensor to Customer under the Master License Agreement, as well as maintenance services with respect to certain of Customer’s 35mm Systems (as hereinafter defined).

NOW, THEREFORE, for and in consideration of the mutual covenants set forth below, and for other valuable consideration received, the receipt and sufficiency of which are hereby acknowledged, the parties hereby mutually agree as follows:

1.         Engagement. On the terms and conditions of this Agreement, Customer hereby engages Christie, and Christie hereby accepts such engagement, to provide the services described below.

2.         Service Sites. “Service Sites” means each of the cineplex sites at which Digital Systems licensed by Licensor to Customer under the Master License Agreement are installed. Any Service Site which is more than a ____hour drive from a location at which Christie maintains one or more customer service engineers is sometimes referred to below as a “Non-Local Site,” and any Service Site which is within a ____hour drive from a location at which Christie maintains one or more customer service engineers is sometimes referred to below as a “Local Site.”

3.	Project Services.

3.1       Project Management. Christie will serve as project manager for the installation of Digital Systems licensed by Customer from Licensor under the Master License Agreement. Christie’s service as project manager will include the performance of site surveys at each of the Service Sites in preparation for installation of Digital Systems, coordination with Customer on site readiness matters, working with Customer on the development of an installation schedule, installation of Digital Systems in accordance with the installation schedule agreed upon between Christie and Customer, provision of all network cabling and other parts and services (other than necessary HVAC, electrical or Audio Upgrades (collectively “Customer Items”)) required in connection with the installation of Digital Systems and demonstration of the operability of installed Digital Systems upon completion of installation. An “Audio Upgrade” shall consist of equipment required to bring the existing audio system in an auditorium up to six (6) track capability. Based on the premise, as hereby agreed between the parties, that Digital Systems will replace and be substituted for 35mm projection systems currently in use (except in the case of new construction), Christie acknowledges that Customer’s site readiness obligations for the installation of Digital Systems will be limited to the Customer Items, and Christie agrees to be responsible for all other preparations required for installation of Digital Systems except as may relate to satellite or other content delivery systems and except for the connection contemplated by Section 4.5(b). Christie agrees that Digital Systems will have __ channel digital and analog audio output, and Customer agrees that Customer will be responsible for providing, at its expense, any device (e.g. a down converter from __ channel to __ channel or __ channel or to mono) required for Customer to use such output in its auditoriums.

3.2       Training Services. In connection with the installation of a Digital System at any Service Site, Christie will provide up to ____ hour training sessions at each Service Site to train Customer’s employees in the use of the Digital System. Christie will from time to time, at Customer’s request, provide additional training to Customer’s employees in the use of Digital Systems, such training to be provided on no more than _____ occasions in any calendar year at such times as are mutually agreed between Christie and Customer.

3.3       User Manuals. Christie will provide to Customer reasonable quantities of user manuals for Digital Systems.

4.	Maintenance and Other Support Services.

4.1       Helpdesk Services. Christie will, from 5:00 a.m. Pacific Time to 2:00 a.m. Pacific Time the following day, seven days a week, provide troubleshooting and technical assistance by telephone, generally within thirty (30) minutes after Customer’s request for such assistance.

4.2       Scheduled Maintenance Services. Christie will, at times scheduled in advance by Christie and Customer, on a twice yearly basis at approximately six (6) month intervals, perform the following on-site maintenance services for Digital Systems:

(a)

Change each projector lamp and filter, to be completed as determined by Christie within Christie recommended lamp life (if Customer chooses not to purchase replacement lamps from Christie, an appropriate number of spare lamps and filters per Cineplex must be made reasonably available to Christie for use in making lamp and filter changes and replenished by Customer after use).

(b)	Align and color balance the image, to be completed at lamp change or as required by component replacement.
(c)	Ripple adjustment.
(d)	Install hardware, software or firmware upgrades or releases made commercially available by Licensor or Christie without charge.
(e)	Replace any malfunctioning part or component (refurbished parts or components may be used for such replacement).
(f)	Miscellaneous minor repairs identified by Customer and not requiring replacement of a malfunctioning part or component.

                         4.3       Emergency Services. Christie will provide on-site emergency service for Digital Systems, generally within ____ (__) hours after Customer’s request for emergency service at any Local Site, and as promptly as reasonably possible, and in any event within 24 hours, after Customer’s request for emergency service at any Non-Local Site. Emergency services include any service necessary to restore full operation to any Digital System, or component thereof, which becomes inoperable by reason of system defects or problems.

H-5

4.4.	Parts.

(a)       During the initial __ year period of this Agreement, Christie will, at its expense, provide all parts (other than lamps and filters) required in connection with the performance of maintenance services and emergency services under Sections 4.2 and 4.3, except that where any such items are required by reason of casualty, natural disaster, accident, misuse, use of improper power sources or repair other than by Christie service personnel or other service personnel authorized by Christie, then Christie will invoice Customer for such items at such prices as may be agreed to between Christie and Customer from time to time. At Customer’s request, Christie will sell and supply lamp and filter packs to Customer at such prices as may be agreed to between Christie and Customer from time to time.

(b)       Customer may, at its option and upon payment of additional service fees as agreed between Customer and Christie, extend the provisions of Section 4.4(a) for one or more extension periods provided that, prior to the expiration of the initial ____ year period and each subsequent extension period, as applicable, Customer and Christie have agreed in writing on the duration of the extension period and the additional service fees to be paid by Customer in respect of such extension period. In the event the provisions of Section 4.4(a) are not so extended at the expiration of the initial ____ year period or any subsequent extension period, then Christie will thereafter invoice Customer, at such prices as may be agreed to between Christie and Customer from time to time, for all parts required in connection with the performance of maintenance services and emergency services under Sections 4.2 and 4.3.

(c)       Payment terms for all items invoiced to Customer under this Section 4.4 are net ____ days from the date of invoice.

4.5.	Remote Monitoring Services.

(a)       Subject to paragraph (b), Christie, through its Network Operations Center (“NOC”), will provide the following remote monitoring services:

(i)	monitoring of Digital System operation;

(ii)	error and status data collection for Digital System operation; and

(iii)	alerting Customer and Christie service engineers of Digital System problems requiring attention.

(b)       Customer must, at its sole cost and expense, maintain a suitable connection between the NOC and each Digital System.

4.6       Upgrade Services. In the event Licensor makes available any upgrades for installed Digital Systems, Christie will install such upgrades, except that Christie will not be required under this Section 4.6 to install audio system equipment.

4.7       Servicing of Non-Digital 35MM Projectors. During Service Site visits to perform scheduled maintenance services for Digital Systems, Christie will perform maintenance service as described on Schedule 4.6 attached hereto on all 35mm projectors then in service at such Service Site, provided that Customer will be responsible for either furnishing needed service parts required for such maintenance or purchasing same at such prices as may be agreed to between Christie and Customer from time to time for any such parts supplied by Christie. In the event such service parts are not available during the Service Site visit, Customer will pay Christie the reasonable costs of a second visit. In

H-6

addition, Christie will provide non-exclusive on-site emergency service on an as called, as needed basis for 35mm projectors in service at any Service Site where Christie provides maintenance services for Digital Systems under this Agreement, generally within ____ (__) hours after Customer’s request for emergency service at any Local Site, and as promptly as reasonably possible, and in any event within 24 hours, after Customer’s request for emergency service at any Non-Local Site. The cost of such emergency service shall be as agreed between the parties.

4.8       Limited Audio Service. Christie will provide reasonable routine maintenance of “in-the-booth” components of audio systems at Service Sites where Christie performs maintenance services under this Agreement, provided that Customer will be responsible for either furnishing needed service parts required for such maintenance or purchasing same at such prices as may be agreed to between Christie and Customer from time to time for any such parts supplied by Christie. In the event such service parts are not available during the Service Site visit, Customer will pay Christie the reasonable costs of a second visit to install such parts. Christie will have no responsibility for speaker or screen components of any audio system.

5.         Service Hours. Regular maintenance services, emergency services and special equipment upgrade services will be performed during the hours of 8:00 am to 1:00 am, local time, seven days a week, for the relevant Service Site. Any request for emergency services received after 11:00 pm local time will be treated as a request for maintenance services the following morning.

6.          Other Services. Christie will perform for Customer such services not otherwise provided for in this Agreement as may be agreed to between Christie and Customer from time to time. Rates or charges for providing any such other services will be as agreed to between Christie and Customer in each instance.

7.          Excluded Services. For clarity, services to be provided under this Agreement do not include any service with respect to satellite dishes, satellite receivers, cache servers or any other system components of any satellite delivery system, or, except as otherwise provided in Section 4.7, with respect to any audio system or audio system components. Customer may make separate arrangement with Christie under section 6 for services relating to audio system or audio system components.

8.	Annual Service Fee.

8.1       Annual Service Fee.      Subject to Section 8.2, Customer will pay to Christie an annual service fee in the amount of $________ per annum per screen for each screen served by a Digital System, under this Agreement. The annual service fee includes all services and parts set forth in Sections 3 and 4 (except as otherwise set forth therein) and travel related charges for visits to Local Sites. The annual service fee does not include travel related charges for visits to Non-Local Sites, and all such reasonable excess travel related charges will be billed to Customer at Christie’s cost.

8.2       CPI Adjustment. Commencing in 200_, the annual service fee provided for in Section 8.1 will be subject to annual adjustment to reflect any increase of the Consumer Price Index-All Urban Consumers-All Items as published by the Bureau of Labor Statistics (“CPI”) over the CPI for calendar year 200_ (“CPI Base Year”). In 200_ and each calendar year thereafter, Christie will, after the CPI for the prior year has become available, compare the CPI for the prior year against the CPI for the CPI Base Year and adjust the amount of the annual service fee provided for in Section 8.1 upward to correspond to the percentage increase (if any) of the CPI for the prior year over the CPI for the CPI Base Year; provided however, that for any calendar year the annual service fee may not be increased by more than ____ percent (__%) over the annual service fee in effect for the immediately preceding calendar year. In the event the Bureau of Labor Statistics ceases to publish the CPI, then the parties shall use any

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similar index which is reasonably comparable to the CPI, applied in such manner as shall reasonably accomplish the purpose of this Section 8.2.

8.3       Payment. Christie will invoice Customer for the annual service fee, and payment shall be made quarterly, with the first payment due ______ (__) days from the date of invoice. For Digital Systems which are installed and operational at the commencement of any calendar year, Christie will invoice the annual service in advance for such year. Where screens are enabled with Digital Systems during any calendar year, Christie will invoice Customer for a pro rata portion of the annual service fee which is proportionate to the number of full calendar months remaining in such calendar year at the time the screen is enabled.

8.4       Taxes. The annual service fee provided for in this Agreement is exclusive of any applicable sales, use, excise or other similar taxes, all of which shall be payable by Customer.

9.	Deinstalled Equipment.

9.1       35mm System. As used in this Agreement, “35mm System” means a 35 mm projection system consisting of not less than a 35mm projector, a xenon lamp house, a platter and all associated lenses.

9.2       Transfer of Deinstalled Equipment. Subject to and in accordance with the provisions of this Section 9, Customer shall sell and transfer to Christie, and Christie shall purchase and remove from the relevant Service Sites, up to 1000 35mm Systems which on or before__________, 200_ are deinstalled and replaced by Digital Systems installed by Christie under this Agreement. The purchase price for all 35mm Systems purchased and sold pursuant to this Section 9.2 shall be $__.00 for each 35mm System.

9.3	Excluded Equipment.

(a)       Customer and Christie shall not have any obligation under Section 9.2 with respect to any 35mm System which, if sold by Customer to Christie for a purchase price of $__.00, would result in a loss to Customer for accounting purposes based upon Customer’s then existing book value for such system.

(b)       Customer shall have the right to retain ____ (_) deinstalled 35mm Systems at each Service Site. Customer shall, to the extent reasonably possible, select for such purposes only 35mm Systems which, if sold by Customer to Christie for a purchase price of $__.00, would result in a loss to Customer for accounting purposes, and which at the time of deinstallation have a book value in excess of $____.

9.4       Option to Purchase Certain Excluded Equipment. When any 35mm System is deinstalled and replaced by a Digital System installed by Christie under this Agreement, and at the time of deinstallation such 35mm System is excluded by application of Section 9.3(a) but the book value of such 35mm System is $____ or less, and Customer does not select such 35mm System for retention under Section 9.3(b), then Customer shall offer to sell such 35mm System to Christie for book value. Christie shall be free to accept or reject such offer, at its discretion. In the event Christie does not accept any such offer within ____ (__) days after such offer is made, such offer shall lapse and be of no further effect and Customer shall retain said system.

9.5       Notification. Upon the deinstallation of each 35mm System at any Service Site, Christie shall identify the deinstalled 35mm Systems to Customer in writing, and within _____ (__)

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business days after receiving such notification from Christie, Customer shall identify which of such deinstalled 35mm Systems are excluded under Section 9.3(a), which are to be retained under Section 9.3(b), which are eligible to be sold to Christie pursuant to Section 9.4, and which are to be sold to Christie pursuant to Section 9.2.

9.6       Inclusion of Previously Excluded Equipment. When any 35mm System is deinstalled and replaced by a Digital System installed by Christie under this Agreement, and at the time of deinstallation such 35mm System is excluded by application of Section 9.3(a) but prior to__________, 200_ Section 9.3(a) ceases to apply to such 35mm System, and Customer does not select such 35mm System for retention under Section 9.3(b), and Christie has not purchased such 35mm System under Section 9.4, then Customer shall so notify Christie and sell such 35mm System to Christie pursuant to and in accordance with Section 9.2.

9.7       Terms of Sale. All 35mm Systems transferred or sold by Customer to Christie under this Section 9 shall be transferred and sold free and clear of all security interests, liens, encumbrances and adverse claims, shall be in operational condition, and otherwise shall be transferred or sold “AS IS, WHERE IS,” without any representations or warranties. Christie shall be responsible for all transportation, freight or insurance charges incurred in connection with removing such 35mm Systems from their then location at the time of title transfer, and shall be responsible for any sales taxes, use taxes or other similar taxes, if any, applicable to any such transfer or sale. At Christie’s request, Customer shall provide to Christie a suitable bill of sale evidencing the transfer of title of any 35mm System pursuant to this Section 9.

10.       Performance Standard. Christie will perform services under this Agreement in a competent and professional manner, consistent with the highest quality standards prevailing in the industry. In the event Christie fails to meet the performance standard set forth in this Section 10, and does not cure such failure within _____ (__) days after written notice of such failure is given by Customer to Christie, with a copy to Licensor, Customer’s sole remedy shall be to transition services to be provided under this Agreement in respect of Digital Systems to another service provider reasonably acceptable to Licensor and to Licensor’s lenders, and, upon completion of such transition, to terminate this Agreement.

11.       Relationship of Parties. The relationship of the parties to this Agreement is that of independent contractors, and neither party is or shall be deemed to be a partner, joint venture partner, agent or employee of the other. No agency relationship is created by this Agreement, and neither party shall have the right by reason of this Agreement to act for or bind the other in any manner whatsoever.

12.       Warranty Disclaimer. In connection with the services to be provided by Christie to Customer under this Agreement, CHRISTIE MAKES NO WARRANTIES, WRITTEN OR ORAL, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, ALL OF WHICH ARE HEREBY EXPRESSLY DISCLAIMED.

13.       Limitation of Liability. NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION ANY LIABILITY FOR LOST PROFITS OR LOST DATA, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED THAT SUCH DAMAGES MAY OCCUR. CHRISTIE’S MAXIMUM LIABILITY HEREUNDER WILL BE FOR THE AMOUNT OF SERVICE FEES PAID BY CUSTOMER TO CHRISTIE IN RESPECT OF ANY SERVICE WHICH IS THE SUBJECT OF ANY PARTICULAR CLAIM.

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14.       Term. Unless earlier terminated under Section 10, the term of this Agreement shall commence from the Effective Date and continue until the expiration of the initial term of the Master License Agreement; provided however, that this Agreement shall terminate upon any termination of the Master License Agreement.

15.       Entire Agreement. This Agreement is the entire agreement of the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements, if any, between the parties with respect to such subject matter. This Agreement may not be amended except by a written amendment executed by both parties.

16.       Attorneys' Fees. In the event any action, suit or proceeding is commenced with respect to any matter relating to this Agreement, the prevailing party shall be entitled to have and recover from the other party its costs of suit, including reasonable attorneys' fees.

17.       Assignment. Neither party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party; provided, however, that either party may assign its rights or delegate its duties to the surviving entity in the case of a merger or business combination or the purchasing entity in the case of a sale of all of its assets; and provided further that in the event the Master License Agreement is assigned by Licensor to any Financing Party (as defined in the Master License Agreement), Christie may assign this Agreement, in whole or in part, to such other qualified service provider as such Financing Party may designate, and, upon any such assignment by Christie and the assumption of this Agreement by such other qualified service provider, Christie shall have no further obligations under this Agreement and Customer shall look solely to such other qualified service provider for performance under this Agreement. Also, Customer shall be entitled to collaterally assign its rights and interests hereunder to its existing lenders and replacements thereof without the necessity of Christie’s consent.

18.       Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to principles of conflicts of law.

19.       Binding Effect. This Agreement is binding on and inures to the benefit of the parties hereto, and their respective successors and permitted assigns.

20.       Capitalized Terms. All capitalized terms which are not defined herein shall be defined as set forth in the Master License Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CHRISTIE DIGITAL SYSTEMS USA, INC.
(“Christie”)

By:	___________________________

Its:	___________________________

(“Customer”)

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By:	___________________________

Its:	___________________________

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CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

i

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(continued)

ii

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(continued)

Section 8.11	Modification of Certain Documents	63
Section 8.12	Accounting Changes; Fiscal Year	64

iii

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(continued)

iv

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

(continued)

v

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC.
OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

SCHEDULES

Schedule I	–	Commitments
Schedule II	–	Addresses for Notices
Schedule 4.2	–	Consents
Schedule 4.3	–	Ownership of Borrower and Subsidiaries
Schedule 4.13	–	List of Plans
Schedule 4.14	–	Environmental Matters
Schedule 4.16	–	Real Property
Schedule 4.18	–	Deposit and Disbursement Account
Schedule 4.19	–	Agreements and Other Documents
Schedule 7.5	–	Insurance
Schedule 8.1	–	Existing Indebtedness
Schedule 8.2	–	Existing Liens
Schedule 8.3	–	Existing Investments
Schedule 9.1(i)	–	Distributors
Schedule 9.1(k)	–	Intercompany Agreements

EXHIBITS

Exhibit A	–	Form of Assignment
Exhibit B	–	Form of Note
Exhibit C	–	Form of Notice of Borrowing
Exhibit D	–	Form of Notice of Conversion or Continuation
Exhibit E	–	Form of Compliance Certificate
Exhibit F	–	Form of Guaranty and Security Agreement
Exhibit G	–	Form of Master License Agreement
Exhibit H	–	Form of Service Agreement